UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 1998

                    Commission file number     0-8609

                     Future Petroleum Corporation
     (Exact name of small business issuer as specified in charter)

         Utah                                        87-0239185
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

2351 West Northwest Highway, Suite 2130
            Dallas, Texas                                        75220
(Address of principal executive offices)                       (Zip Code)

                            (214)350-7602
           (Issuer's telephone number, including area code)

                             Not Applicable
        (Former name, former address, and former fiscal year, if changed since last report)


             ITEM  2. ACQUISITION OR DISPOSITION OF ASSETS

     Future Petroleum Corporation (the "Company") acquired as of December 15, 1998 substantially all of the assets and liabilities, including the going concern value, of Bargo Energy Resources, Ltd., a Texas limited partnership and principal shareholder of the Company ("Bargo"), for $2 million and 100,000 shares of a new class of preferred stock of the Company ("Preferred Stock"). Each share of Preferred Stock is convertible at any time into 260 shares of common stock and votes as a class with the common stock on all matters. Each share of Preferred Stock has 260 votes. The Preferred Stock will participate with the common stock on liquidating distributions and dividends, with each share of Preferred Stock being entitled to 260 times the amount paid to common shareholders. Bargo has distributed the shares of Preferred Stock to its partners.

     In addition, Future issued 8,333,333 shares of its common stock to Bargo Energy Company, a Texas general partnership ("Bargo
Energy"), and TJG Investments, Inc., a Texas corporation ("TJG"), in exchange for the cancellation of outstanding debt aggregating
$4 million. Bargo Energy and TJG are affiliates of Bargo. As of the close of the transaction, Bargo and its affiliates owned approximately 80.8% of the outstanding common stock, including the Preferred Stock on an as converted basis, of the Company.

     The cash portion of the purchase price was funded under the Company's credit facility with Bank of America National Trust and Savings Association. Pursuant to pledge agreements, each of which is dated December 15, 1998 ("Pledge Agreements"), Bargo Energy, TJG and the partners of Bargo have pledged their shares of common stock of Future to secure Future's borrowings under the credit facility. If an event of default occurs under the credit facility, the bank will have the right to vote all of the shares of Future subject to the Pledge Agreements, and following foreclosure on the common stock, will have the right to sell the common stock as provided in the Pledge Agreements and applicable law.

     In connection with the transaction, the Company, Bargo, Bargo Energy, TJG, Mr. B. Carl Price, Mr. Don Wm. Reynolds (Mr. Price and Mr. Reynolds are referred to as the "Price Group") and certain other shareholders entered into an Amended and Restated Shareholders' Agreement whereby Bargo's board representation was increased from two director nominees to four director nominees and the Price Group's board representation was decreased from two director nominees to one director nominee. Accordingly, Mr. Don Wm. Reynolds and Mr. Charles Laudeman resigned from the Company's Board of Directors effective December 15, 1998. The vacancies were filled by Mary Elizabeth Vanderhider and Kimberly G. Seekely as nominees of Bargo.

     Promptly following closing, the Company has agreed to file a proxy statement or information statement with the Securities and Exchange Commission to change its name to Bargo Energy Company and to increase the number of shares of common stock Future is authorized to issue.


                ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. Financial statements required by this item will be filed by amendment as soon as practicable, but no later than February 28, 1999.

(b) Pro forma Financial Information. Pro-forma financial statements required by this item will be filed by amendment as soon as practicable, but no later than February 28, 1999.

(c)     Exhibits

The following exhibits are included as part of this report:

Exhibit
Number                    Title of Document                      Location
---------------------------------------------------------------------------
1.               Underwriting Agreement                              (d)

2.               Plan of acquisition, reorganization,
                 arrangement, liquidation of succession

  2.2            Asset Purchase Agreement and Plan of                (c)
                 Reorganization dated December 15, 1998 by and among the Company, Bargo Energy
                 Resources, Ltd., Bargo Energy Company and
                 TJG Investments, Inc.

 4. Instruments defining the rights of security holders, including indentures

  4.1             Articles of Restatement of the Articles of         (b)
                  Incorporation

  4.2             Bylaws                                             (b)

  4.3             Agreement dated August 14, 1998 by and among       (a)
                  B. Carl Price, Bargo Energy Resources, Ltd.,
                  Energy Capital Investment Company PLC, and
                  EnCap Equity 1994 Limited Partnership

  4.4             Certificate of Designation of Convertible          (c)
                  Preferred Stock, Series A

 16.              Letter on change in certifying accountant          (d)

 17.              Letter on director resignation                     (d)

 20.              Other documents or statements to security
                  holders                                            (d)

 23.              Consents of experts and counsel                    (d)

 24.              Power of attorney                                  (d)

 27.              Financial Data Schedule                            (e)

99.               Material Contracts

 99.1             Registration Rights Agreement among the            (a)
                  Company and Bargo Energy Resources, Ltd.
                  dated August 14, 1998

 99.2             First Amendment to Registration Rights             (c)
                  Agreement among the Company, Bargo Energy
                  Resources, Ltd., Bargo Energy Company, TJG
                  Investments, Inc. and certain other
                  shareholders dated December 15, 1998

 99.3             Registration Rights Agreement among the            (a)
                  Company, Energy Capital Investment Company
                  PLC and EnCap Equity 1994 Limited
                  Partnership dated August 14, 1998

 99.4             First Amendment to Registration Rights             (c)
                  Agreement among the Company, Energy Capital
                  Investment Company PLC and EnCap Equity 1994
                  Limited Partnership dated December 15, 1998

 99.5             Registration Rights Agreement among the            (a)
                  Company, B. Carl Price and certain other shareholders dated August 14, 1998

 99.6             First Amendment to Registration Rights             (c)
                  Agreement among the Company, B. Carl Price and certain other shareholders dated
                  December 15, 1998

 99.7             Stock Purchase Warrant by the Company to           (a)
                  Bargo Energy Resources, Ltd. dated August
                  14, 1998

 99.8             Amended and Restated Shareholders' Agreement       (c)
                  by and among the Company, Bargo Energy
                  Resources, Ltd., Energy Capital Investment
                  Company PLC, EnCap Equity 1994 Limited
                  Partnership, B. Carl Price, Don Wm.
                  Reynolds, Bargo Energy Company, TJG
                  Investments, Inc. and certain other
                  shareholders dated December 15, 1998

 99.9             Amended Credit Agreement between the Company       (c)
                  and Bank of America National Trust and
                  Savings Association dated December 4, 1998

 99.10            Pledge Agreement between Bank of America and       (c)
                  Bargo Energy Company dated December 15,
                  1998

 99.11            Pledge Agreement between Bank of America and       (c)
                  TJG Investments, Inc. dated December 15,
                  1998

 99.12            Pledge Agreement between Bank of America and       (c)
                  James Sowell dated December 15, 1998

 99.13            Pledge Agreement between Bank of America and       (c)
                  Thomas D. Barrow dated December 15, 1998

 99.14            Pledge Agreement between Bank of America and       (c)
                  Tim J. Goff dated December 15, 1998

 99.15            Pledge Agreement between Bank of America and       (c)
                  Bargo Operating Company, Inc. dated December
                  15, 1998
___________________________________

(a) Incorporated by reference from the Company's report on Form 10-QSB for the fiscal quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 19, 1998.

(b) Incorporated by reference from the Company's report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on April 17, 1995.

(c)     Filed herewith.

(d)     Inapplicable to this filing.

(e)     To be filed by amendment.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FUTURE PETROLEUM CORPORATION
                                        (Registrant)



                                        /s/   B. Carl Price
Dated:  December 30, 1998               By:     B. Carl Price,
                                        Title: Vice President Corporate
                                               Development

===========================================================================

                              EXHIBIT INDEX

Exhibit
Number                    Title of Document                      Location
---------------------------------------------------------------------------
1.               Underwriting Agreement                              (d)

2.               Plan of acquisition, reorganization,
                 arrangement, liquidation of succession

  2.2            Asset Purchase Agreement and Plan of                (c)
                 Reorganization dated December 15, 1998 by and among the Company, Bargo Energy
                 Resources, Ltd., Bargo Energy Company and
                 TJG Investments, Inc.

4. Instruments defining the rights of security holders, including indentures

  4.1             Articles of Restatement of the Articles of         (b)
                  Incorporation

  4.2             Bylaws                                             (b)

  4.3             Agreement dated August 14, 1998 by and among       (a)
                  B. Carl Price, Bargo Energy Resources, Ltd.,
                  Energy Capital Investment Company PLC, and
                  EnCap Equity 1994 Limited Partnership

  4.4             Certificate of Designation of Convertible          (c)
                  Preferred Stock, Series A

 16.              Letter on change in certifying accountant          (d)

 17.              Letter on director resignation                     (d)

 20.              Other documents or statements to security
                  holders                                            (d)

 23.              Consents of experts and counsel                    (d)

 24.              Power of attorney                                  (d)

 27.              Financial Data Schedule                            (e)

99.               Material Contracts

 99.1             Registration Rights Agreement among the            (a)
                  Company and Bargo Energy Resources, Ltd.
                  dated August 14, 1998

 99.2             First Amendment to Registration Rights             (c)
                  Agreement among the Company, Bargo Energy
                  Resources, Ltd., Bargo Energy Company, TJG
                  Investments, Inc. and certain other
                  shareholders dated December 15, 1998

 99.3             Registration Rights Agreement among the            (a)
                  Company, Energy Capital Investment Company
                  PLC and EnCap Equity 1994 Limited
                  Partnership dated August 14, 1998

 99.4             First Amendment to Registration Rights             (c)
                  Agreement among the Company, Energy Capital
                  Investment Company PLC and EnCap Equity 1994
                  Limited Partnership dated December 15, 1998

 99.5             Registration Rights Agreement among the            (a)
                  Company, B. Carl Price and certain other shareholders dated August 14, 1998

 99.6             First Amendment to Registration Rights             (c)
                  Agreement among the Company, B. Carl Price and certain other shareholders dated
                  December 15, 1998

 99.7             Stock Purchase Warrant by the Company to           (a)
                  Bargo Energy Resources, Ltd. dated August
                  14, 1998

 99.8             Amended and Restated Shareholders' Agreement       (c)
                  by and among the Company, Bargo Energy
                  Resources, Ltd., Energy Capital Investment
                  Company PLC, EnCap Equity 1994 Limited
                  Partnership, B. Carl Price, Don Wm.
                  Reynolds, Bargo Energy Company, TJG
                  Investments, Inc. and certain other
                  shareholders dated December 15, 1998

 99.9             Amended Credit Agreement between the Company       (c)
                  and Bank of America National Trust and
                  Savings Association dated December 4, 1998

 99.10            Pledge Agreement between Bank of America and       (c)
                  Bargo Energy Company dated December 15,
                  1998

 99.11            Pledge Agreement between Bank of America and       (c)
                  TJG Investments, Inc. dated December 15,
                  1998

 99.12            Pledge Agreement between Bank of America and       (c)
                  James Sowell dated December 15, 1998

 99.13            Pledge Agreement between Bank of America and       (c)
                  Thomas D. Barrow dated December 15, 1998

 99.14            Pledge Agreement between Bank of America and       (c)
                  Tim J. Goff dated December 15, 1998

 99.15            Pledge Agreement between Bank of America and       (c)
                  Bargo Operating Company, Inc. dated December
                  15, 1998
___________________________________

(a) Incorporated by reference from the Company's report on Form 10-QSB for the fiscal quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 19, 1998.

(b) Incorporated by reference from the Company's report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission on April 17, 1995.

(c)     Filed herewith.

(d)     Inapplicable to this filing.

(e)     To be filed by amendment.
=========================================================================

                               EXHIBIT 2.2

                       ASSET PURCHASE AGREEMENT

                                   and

                        PLAN OF REORGANIZATION


                               by and among



                      FUTURE PETROLEUM CORPORATION
                          (a Utah corporation)


                                   and


                     BARGO ENERGY RESOURCES, LTD.
                    (a Texas limited partnership)


                                   and


                         BARGO ENERGY COMPANY
                     (a Texas general partnership)


                                   and


                        TJG INVESTMENTS, INC.
                       (a Texas corporation)








December 15, 1998
============================================================================

TABLE OF CONTENTS

ARTICLE I     Definitions, References and Construction                   1
Section 1.1   Certain Defined Terms                                      1
Section 1.2   References and Construction                                5
ARTICLE II    Purchase and Sale                                          6
Section 2.1   Transfer of Property                                       6
Section 2.2   Issuance of Shares                                         8
Section 2.3   Assumption of Liabilities                                  8
Section 2.4   Acquisition of Future Securities; Bargo Furniture and
              Equipment                                                  8
Section 2.5  Closing                                                     9
ARTICLE III  Representations and Warranties of Resources, Bargo and TJG  9
Section 3.1  Representations and Warranties of Resources                 9
             (a) Organization and Existence                              9
             (b) Power and Authority                                     9
             (c) Valid and Binding Agreement                             9
             (d) Non-Contravention                                       10
             (e) Title to Property                                       10
             (f) Approvals                                               10
             (g) Pending Litigation                                      10
             (h) Investment Experience                                   10
             (i) Purchase for Own Account                                10
             (j) No Solicitation                                         11
             (k) Disclaimer of Warranties                                11
Section 3.2  Representations and Warranties of Bargo                     12
             (a) Organization and Existence                              12
             (b) Power and Authority                                     12
             (c) Valid and Binding Agreement                             12
             (d) Non-Contravention                                       12
             (e) Ownership of Bargo Debt Securities and Bargo Furniture and
                 Equipment                                               13
             (f) Approvals                                               13
             (g) Pending Litigation                                      13
             (h) Investment Experience                                   13
             (i) Purchase for Own Account                                13
             (j) No Solicitation                                         14
             (k) Disclaimer of Warranties                                14
Section 3.3  Representations and Warranties of TJG                       14
             (a) Organization and Existence                              14
             (b) Power and Authority                                     14
             (c) Valid and Binding Agreement                             15
             (d) Non-Contravention                                       15
             (e) Ownership of TJG Debt Securities                        15
             (f) Approvals                                               15
             (g) Pending Litigation                                      16
             (h) Investment Experience                                   16
             (i) Purchase for Own Account                                16
             (j) No Solicitation                                         16
             (k) Disclaimer of Warranties                                17
ARTICLE IV   Representations and Warranties of Future                    17
Section 4.1  Organization and Existence                                  17
Section 4.2  Power and Authority                                         17
Section 4.3  Valid and Binding Agreement                                 17
Section 4.4  Authorization of Preferred Stock and Future Common Stock    18
Section 4.5  Non-Contravention                                           18
Section 4.6  Approvals                                                   18
Section 4.7  Capitalization                                              18
Section 4.8  Certificates for Future Preferred and Common Shares         19
Section 4.9  SEC Filings                                                 19
Section 4.10 No Other Representations or Warranties                      19
ARTICLE V    Certain Covenants                                           19
Section 5.1  Access to Information                                       19
Section 5.2  Confidentiality                                             20
Section 5.3  Registration Rights Agreements; Shareholder Agreement       21
Section 5.4  Cooperation in Receipt of Required Consents                 21
Section 5.5  Amendment of Articles of Incorporation                      21
Section 5.6  Certain Affirmative Post-Closing Covenants                  22
Section 5.7  Resignation of Directors                                    22
Section 5.8  Change of Name                                              22
Section 5.9  Management Agreement                                        22
Section 5.10 Certificate of Designation                                  22
ARTICLE VI   Conditions Precedent to the Obligations of the
             Parties; Closing Deliveries                                 22
Section 6.1  Conditions Precedent to the Obligations of Future           22
Section 6.2  Conditions Precedent to the Obligations of Resources,
             Bargo and TJG                                               23
Section 6.3  Future's Closing Deliveries                                 24
Section 6.4  Deliveries to Future                                        25
ARTICLE VII  Termination of This Agreement                               26
Section 7.1  No Solicitation                                             26
Section 7.2  Fee and Expense Reimbursements                              27
Section 7.3  Termination of the Agreement                                28
Section 7.4  Effect of Termination                                       28
ARTICLE VIII Notices                                                     29
ARTICLE IX   Commissions                                                 29
ARTICLE X    Miscellaneous Matters                                       30
Section 10.1 Survival of Representations and Warranties                  30
Section 10.2 Further Assurances                                          30
Section 10.3 Binding Effect: Successors and Assigns; No Third Party
             Benefit                                                     30
Section 10.4 Expenses                                                    30
Section 10.5 Entire Agreement                                            30
Section 10.6 Public Statements                                           30
Section 10.7 Injunctive Relief                                           30
Section 10.8 Deceptive Trade Practices                                   31
Section 10.9 Amendments                                                  31
Section 10.10 Governing Law                                              31
Section 10.11 Counterparts                                               31


Exhibits:

Certificate of Designation of Preferred Stock                      Exhibit A
First Amendment to Resources Registration Rights Agreement         Exhibit B
First Amendment to EnCap Registration Rights Agreement             Exhibit C
First Amendment to Price Registration Rights Agreement             Exhibit D
Administrative Services Agreement                                  Exhibit E
Amended and Restated Shareholders' Agreement                       Exhibit F


Schedules:

Bargo Furniture and Equipment                                 Schedule 1.1
Real Property Owned and Leased                                Schedule 2.1(a)
Owned Personal Property                                       Schedule 2.1(b)
Leased Personal Property                                      Schedule 2.1(c)
Contracts                                                     Schedule 2.1(d)
Retained Oil and Gas Leases                                   Schedule 2.1(2)
Retained Contract Rights                                      Schedule 2.1(7)
Assumption of Liabilities                                     Schedule 2.3(vi)
Contracts Which Require Consent                               Schedule 3.1(d)
Stock Options of Future                                       Schedule 4.7

                         ASSET PURCHASE AGREEMENT
                                   AND
                          PLAN OF REORGANIZATION


     THIS ASSET PURCHASE AGREEMENT dated December 15, 1998, is made by and between Bargo Energy Resources, Ltd., a Texas limited partnership ("Resources"), Bargo Energy Company, a Texas general partnership
("Bargo"), TJG Investments, Inc., a Texas corporation ("TJG") and Future Petroleum Corporation, a Utah corporation ("Future").

WITNESSETH:

     WHEREAS, Resources is engaged in the evaluation, operation, acquisition, exploration, development and production of oil and gas properties ("Business");

     WHEREAS, Resources desires to assign and transfer, and Future desires to acquire, substantially all of the assets, including the going concern, of Resources and to assume the Assumed Liabilities (as hereinafter defined) of Resources in exchange for Future Preferred Shares, all on the terms and conditions more fully set forth herein;

     WHEREAS, following the consummation of transfer of its assets to Future, Resources will distribute to its partners the Future stock and the rights under certain agreements related to such stock;

     WHEREAS, Bargo and TJG each desires to exchange debt securities of Future held by Bargo or TJG, and Bargo desires to assign and transfer furniture, equipment and office leases, for common stock of Future, and Future desires to exchange its common stock for such debt securities and assets, all on the terms and conditions set forth herein;

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the asset purchase contemplated hereby;

AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Resources, Bargo, TJG and Future do hereby agree as follows:

                                 ARTICLE I

                  Definitions, References and Construction

     Section 1.1     Certain Defined Terms.  When used in this
Agreement, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the sections, subsections or other subdivisions referred to below

     "Administrative Services Agreement" shall mean the management agreement between Future and Bargo attached as Exhibit E.

     "Affiliate" shall mean, when used with respect to another Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

     "Agreement" shall mean this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

     "Amended and Restated Shareholders' Agreement" shall mean the amendment to the Shareholders' Agreement in the form attached as Exhibit F.

     "Assumed Liabilities" shall have the meaning assigned to such term in Section 2.3.

     "Bargo" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

     "Bargo Debt Securities" means the senior subordinated debt securities issued by Future and owned by Bargo, and evidenced by that certain note dated October 14, 1998, in the original principal amount of $3,397,600.

     "Bargo Furniture and Equipment" mean all office furniture, fixtures and office equipment owned or leased by Bargo on the Closing Date including, without limitation, all of the property and equipment listed or described on Schedule 1.1.

     "Business" has the meaning set forth in the Recitals.

     "Certificate of Designation" shall mean the certificate attached as Exhibit A.

     "Claims" shall mean all security interests, liens, pledges, interests arising in connection with community property laws or other laws relating to the rights of spouses, claims charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money, voting agreements or proxies.

     "Closing" and "Closing Date" shall have the respective meanings assigned to such terms in Section 2.5.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission (or any successor body thereto).

     "Consolidated" shall refer to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Contract" means any mortgage, indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document, arrangement or understanding, written or unwritten, regardless of whether such contract is enforceable.

     "Debt Securities" means the Bargo Debt Securities and the TJG Debt Securities, collectively.

     "EnCap Entities" means EnCap Equity 1994 Limited Partnership and Energy Capital Investment Company PLC.

     "Environmental Laws" shall mean any and all laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and all rules and regulations under such act.

     "Excluded Assets" shall have the meaning assigned to such term in
Section 2.1.

     "First Amendment to EnCap Registration Rights Agreement" means the amendment to the Registration Rights Agreement attached as Exhibit C.

     "First Amendment to Price Registration Rights Agreement" means the amendment to the Registration Rights Agreement attached as Exhibit D.

     "First Amendment to Resources Registration Rights Agreement" shall mean the amendment to the Registration Rights Agreement between Resources and Future in the form attached as Exhibit B.

     "Future" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

     "Future Common Shares" means, collectively, the 7,078,333 shares of Future Common Stock to be issued to Bargo and the 1,255,000 shares of Future Common Stock to be issued to TJG, as contemplated by this Agreement.

     "Future Common Stock" shall mean the shares of common stock of Future, $0.01 par value per share.

     "Future Preferred Shares" means the 100,000 shares of Series A Preferred Stock to be authorized by, and have the rights, privileges and preferences provided for in, the Certificate of Designation and to be issued to Resources pursuant to this Agreement.

     "Future Termination Fee" shall have the meaning assigned to such term in Section 7.2(a).

     "Future Preferred Stock" shall mean the shares of preferred stock of Future, $0.01 par value per share.

     "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

     "Leases" shall have the meaning assigned to such term in Section
2.1(c).

     "Material Adverse Effect" shall mean with respect to any Person, a material adverse effect on the financial condition, results of operations, business or prospects of such Person and its consolidated subsidiaries, taken as a whole.

     "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, or any other legally recognizable entity.

     "Personal Property" shall have the meaning assigned such term in
Section 2.1(b).

     "Property" shall have the meaning assigned such term in Section
2.1.

     "Real Property" shall have the meaning assigned to such term in
Section 2.1(a).

     "Resources" has the meaning given to it in the introductory paragraph.

     "Returns" shall mean all returns, reports, estimates, declarations and statements of any nature regarding Taxes prior to the Closing required to be filed by the taxpayer relating to its income, properties or operations.

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and all rules and regulations under such act.

     "Subsidiary" means the following entities which are subsidiaries of
Future: Future Petroleum Corporation, a Texas corporation; Future Energy Corporation, a Nevada corporation; Future Acquisition 1995, Ltd., a Texas limited partnership; BMC Development No. 1 Limited Partnership, a Texas limited partnership; NCI-Shawnee Limited Partnership, a Texas limited partnership; Future CAL-TEX Corporation, a Texas corporation; and Alaska Eldorado Gold Inc., a Nevada corporation.

     "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

     "TJG" has the meaning given to it in the introductory paragraph.

     "TJG Debt Securities" means the senior subordinated debt securities issued by Future and owned by TJG, and evidenced by that certain note, dated October 14, 1998, in the original principal amount of $602,400.

     Section 1.2     References and Construction.

     (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

     (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

     (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

     (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

     (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

     (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

     (g) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes' but is not limited to" and corresponding derivative expressions.

     (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

     (i) Unless otherwise indicated, all references herein to "$" or "dollars" shall refer to U.S. Dollars.

     (j) Exhibits A, B, C, D, E and F and Schedules 1.1, 2.1(a), 2.1(b), 2.1(c), 2.1(d) 2.1(2), 2.1(7), 2.3(vi), 3.1(d) and 4.7, are
attached hereto. Each such Exhibit and Schedule is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit or Schedule unless the context in which used shall otherwise require.


                                ARTICLE II

                              Purchase and Sale

     Section 2.1 Transfer of Property. On the terms and subject to the conditions contained herein, on the Closing Date, Resources shall assign, convey, deliver and transfer to Future and Future shall acquire from Resources, free and clear of all Claims, except for those Claims that constitute Assumed Liabilities, all the tangible and intangible property and assets used by Resources in the Business (except for the Excluded Assets), including, without limitation, all agreements, Contracts, contract rights, leases, licenses, businesses, goodwill and property (real, personal and mixed) in which Resources has any right, title or interest and that are used predominantly in the Business (the "Property"), including, but not limited to, the following:

     (a) all of Resources' interest in owned, leased or rented real property, including but not limited to the property described or listed in Schedule 2.1(a) ("Real Property");

     (b) all personal property and equipment ("Personal Property") owned, including without limitation, all of the property and equipment listed or described in Schedule 2.1(b) (less any items replaced by items of equal or greater value or non-material items abandoned in the ordinary course of business between the date hereof and the Closing Date), and all additions and replacements thereto as are made in the ordinary course of business or are required by the provisions of this Agreement;

     (c) all personal property leases or rental agreements or arrangements including, without limitation, those described on
Schedule 2.1(c) ("Leases");

     (d) all Contracts; including, without limitation, those described in Schedule 2.1(d);

     (e) all accounts receivable not collected by Resources prior to the Closing Date;

     (f)     all rights which Resources has in the name "Bargo";

     (g) all files, records and logs, including all of Resources' counterparts of all Contracts, and all documents of title relating to the Property;

     (h) all customer and supplier lists, sales records, and working files of correspondence with customers and suppliers (both actual and prospective);

     (i) all stationery, purchase orders, forms, film, supplies, labels, catalogs, brochures, artwork, photographs, advertising material and similar items;

     (j) all of Resource's goodwill relating to the Business, and all know-how, computer programs, technology, and other intangible assets of Resources which relate to the Business;

     (k) all of Resource's interest in trademarks, servicemarks, proprietary designs, trade names, assumed names and copyrights relating to the Business, whether registered or unregistered;

     (l) all permits, licenses, registrations, and approvals of all federal, state, or local governmental or regulatory authorities or industrial bodies which relate to the Business and which are held by Resources, to the extent the same are transferable;

     (m) all rights of Resources to causes of action, lawsuits, judgments, claims and demands of any nature related to the Property (which, for greater certainty, shall not include actions, lawsuits, judgments, claims and demands related to the Excluded
Assets);

     Notwithstanding the foregoing, Resources reserves and does not sell or transfer any right, title or interest in or to the assets set forth below ("Excluded Assets") and such assets shall not be considered part of the Property:

     (1) cash on hand or on deposit as of the Closing Date (for this purpose all checks deposited on or before the Closing Date shall be deemed cash);

     (2) all right, title and interest in and to the oil and gas leases described in Schedule 2.1(2) ("Retained Oil and Gas
Leases");

     (3) receivables from or other claims or actions against, any current or former partner, from any affiliated companies and from the Retained Oil and Gas Leases;

     (4)     4,694,859 shares of Future Common Stock;

     (5) the warrant to purchase 250,000 shares of Future Common Stock, dated August 14, 1998;

     (6) all right, title and interest in and to the agreements relating to the acquisition, ownership or voting of the Future Common Stock or the warrants to purchase Future Common Stock, including the following: Merger Agreement, dated August 14, 1998; Registration Rights Agreement-Bargo, dated August 14, 1998; Shareholders' Agreement, dated August 14, 1998; Letter Agreement among principal shareholders regarding amendment of By-Laws, dated August 14, 1998; the Subscription Agreement, dated August
14, 1998; and the Assignment and Bill of Sale, dated August 14,
1998;

     (7) all right, title and interest in and to the Contracts listed on Schedule 2.1(7);

     (8) all loans to employees other than normal travel or expense allowances;

     (9) all right, title and interest of Resources in and to this Agreement and each other agreement, instrument or document executed or to be executed by Resources in connection with the transactions contemplated by this Agreement;

     (10) limited partnership interest in Gas Solutions, Ltd., a Texas limited partnership.

     Section 2.2 Issuance of Shares. In consideration for the transfer of the Property, at the Closing, Future shall (i) pay by cashier's check or wire transfer the sum of $2.0 million and (ii) issue to Resources 100,000 shares of Future Preferred Stock, which shares shall be duly authorized, fully paid and non-assignable and registered in the name of Resources.

     Section 2.3 Assumption of Liabilities. Future hereby agrees that at the Closing it will assume and undertake to pay, satisfy and discharge on a timely basis without default all of the following obligations and liabilities of Resources: (i) liabilities or obligations which accrue from and after November 1, 1998, under the written terms of Contracts listed in this Agreement or the Schedules hereto or not required to be listed by the terms hereof or entered into by Resources after the date of this Agreement in accordance with the terms hereof;
(ii) all other obligations and liabilities arising from or after November 1, 1998 from or in connection with the Leases and Contracts not included in Subsection 2.3(i), provided that such obligations and liabilities do not exceed in the aggregate $25,000; (iii) those liabilities or obligations arising on or after November 1, 1998, directly related to the Property or the Business subject to addition and changes in accordance with the terms of this Agreement or in the ordinary course of business; (iv) Resources accounts payable on November 1, 1998 and which are incurred thereafter in accordance with this Agreement; (v) all income tax, sales tax and other taxes accrued after the Closing Date and (vi) the costs, expenses, liabilities and obligations listed and/or described on Schedule 2.3(vi), which represent items which Future has previously agreed to pay (or to reimburse Resources in cases where Resources has already paid such items) arising out of transactions where Resources acted on behalf of Future in conducting due diligence activities and related matters in acquisitions or proposed acquisitions of oil and gas properties and assets (all liabilities and obligations described in Subsection 2.3(i), (ii), (iii),
(iv), (v) and (vi) are referred collectively as "Assumed Liabilities"); provided, however, that Future shall not assume or be liable for Resources' income taxes, or sales taxes or any other business taxes payable with respect to the Property or operation of the Business for any period prior to the Closing Date nor shall Future assume responsibilities or obligations related to or arising out of the Excluded Assets.

     Except for the Assumed Liabilities, Future shall not assume any liability or obligation of Resources, fixed or contingent, disclosed or undisclosed, or any liability for any claims, debts, defaults, duties, obligations or liabilities of Resources of any kind or nature, whether known or unknown, contingent or fixed, all of which, to the extent that such liabilities, fixed or contingent, known or unknown, exist on the Closing Date, regardless of when the claim is made, shall be retained by Resources. Future shall not be required to defend any suit or claim arising out of any act, event or transaction occurring prior to the Closing Date, in connection with the ownership or operation of the Business or the Property except for Assumed Liabilities, and Resources shall and hereby agree to satisfy in due course all liabilities not assumed by Future, except those being contested or denied by Resources (or either of them) in good faith.

     Section 2.4 Acquisition of Future Securities; Bargo Furniture and Equipment. (a) On the terms and subject to the conditions contained herein, at the Closing, TJG shall assign and transfer to Future the TJG Debt Securities. In exchange for such Debt Securities, at the Closing, Future will issue 1,255,000 fully paid and non-assessable shares of Future Common Stock to TJG.

          (b) On the terms and subject to the conditions contained herein, at the Closing, Bargo shall assign and transfer to Future the Bargo Debt Securities and all right, title and interest in and to the Bargo Furniture and Equipment. In exchange for such Debt Securities and the Bargo Furniture and Equipment, at the Closing, Future will issue 7,078,333 fully paid and non-assessable shares of Future Common Stock; subject to, in the case of Bargo Furniture and Equipment which is leased, the written terms of such leases ("Assumed Leases"), copies of which have been provided to Future.

     Section 2.5 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Butler & Binion, L.L.P., located at 1000 Louisiana, Suite 1600, Houston, Texas 77002, 10:00 a.m., local time, on December 15, 1998, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing occurs is herein referred to as the "Closing Date."


                              ARTICLE III

          Representations and Warranties of Resources, Bargo and TJG

     Section 3.1     Representations and Warranties of Resources.
Resources represents and warrants to Future as follows:

     (a) Organization and Existence. Resources is a limited partnership duly formed and validly existing under the laws of the State of Texas. Resources has the limited partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Resources is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Material Adverse Effect.

     (b) Power and Authority. Resources has full limited partnership power and limited partnership authority, to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Resources of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited partnership action of Resources.

     (c) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Resources and constitutes, and each other agreement, instrument, or document executed or to be executed by Resources in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Resources and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Resources, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     (d) Non-Contravention. Except as set forth on Schedule 3.1(d), the execution, delivery, and performance by Resources of this Agreement and each other agreement, instrument, or document executed or to be executed by Resources in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of Resources' limited partnership agreement or other governing instruments, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Resources is a party or by which it or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Resources, or (d) violate any applicable law, rule or regulation binding upon Resources.

     (e) Title to Property. Resources has good and marketable title to the Property being transferred to Future, free and clear of all Claims other than the Assumed Liabilities. Upon the execution and delivery of bills of sale and assignment transferring the Property to Future as contemplated by Section 6.4(c), Resources will transfer all right, title and interest in and to the Property to Future, free and clear of all Claims, other than the Assumed Liabilities.

     (f) Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Resources in connection with the execution, delivery, or performance by it of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

     (g) Pending Litigation. There are no pending suits, actions, or other proceedings in which Resources is a party which affect the Property in any material respect, or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or that would, if determined adversely to Resources, (a) result in the impairment or loss of Resources' title to any of the Property, (b) hinder or impede the operation of all or any portion of any Property or (c) restrain, prohibit or impose damage on Future or Resources with respect to the transactions contemplated hereby.

     (h)     Investment Experience.  Bargo and each Partner is an
"accredited investor" as defined in Rule 501(a) of the Securities
Act.

     (i) Purchase for Own Account. The Future Preferred Shares to be acquired by Resources and, pursuant to Rule 145 under the Securities Act, deemed acquired by the partners of Resources, pursuant to this Agreement are being acquired for their own account and with no intention of distributing or reselling the Future Preferred Shares or the shares of Future Common Stock issuable upon conversion of the Future Preferred Shares (the "Conversion Shares"), or any part thereof, in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Resources and the partners of Resources at all times to sell or otherwise dispose of all or any part of the Future Preferred Shares or Conversion Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Resources and each partner's property being at all times within its control. If Resources or a partner of Resources should in the future decide to dispose of any of the Future Preferred Shares or Conversion Shares, Resources and each such partner understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Future Preferred Shares or Conversion Shares. Resources and each such partner agrees to the imprinting, so long as required by law, of a legend on the certificates representing the Future Preferred Shares or Conversion Shares, substantially as follows in all material respects;

     [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] AND THE
        SECURITIES TO BE RECEIVED UPON THE CONVERSION OF THE PREFERRED STOCK] HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT
      TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION
          TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

     (j) No Solicitation. Neither Resources or any partner thereof was at any time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale or purchase of the Future Preferred Shares or Conversion Shares under this Agreement.

     (k) Disclaimer of Warranties. Other than those expressly set out in this Section 3.1, Resources hereby expressly disclaims any and all representations or warranties with respect to the Property or the transactions contemplated hereby, and Future agree that the Property is being transferred "where is" and "as is". Specifically as a part of (but not in limitation of) the foregoing, Future acknowledges that Resources has not made, and Resources hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) (a) INCLUDING WITHOUT LIMITATION, RESOURCES DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (b) as to the compliance by Resources with Environmental Laws or (c) as to the status of ownership of or title to the Property.

Section 3.2 Representations and Warranties of Bargo. Bargo represents and warrants to Future as follows:

     (a) Organization and Existence. Bargo is a general partnership duly formed and validly existing under the laws of the State of Texas. Bargo has the partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Bargo is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Material Adverse Effect.

     (b) Power and Authority. Bargo has full partnership power and partnership authority, to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Bargo of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of Bargo.

     (c) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Bargo and constitutes, and each other agreement, instrument, or document executed or to be executed by Bargo in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Bargo and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Bargo, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     (d) Non-Contravention. The execution, delivery, and performance by Bargo of this Agreement and each other agreement, instrument, or document executed or to be executed by Bargo in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of Bargo's partnership agreement or other governing instruments, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Bargo is a party or by which it or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Bargo, or (d) violate any applicable law, rule or regulation binding upon Bargo.

     (e) Ownership of Bargo Debt Securities and Bargo Furniture and Equipment. Bargo is the sole legal and beneficial owner of the Bargo Debt Securities, has good and marketable title to such securities, and has the right, power and authority to sell, assign, convey, transfer and deliver the same to Future pursuant to this Agreement, free and clear of all Claims. Upon delivery of certificates representing the Bargo Debt Securities to Future as provided in Section 6.4(a), Future will own the Bargo Debt Securities, free and clear of all Claims. Bargo is not a party to or bound by or aware of any agreement, instrument, proxy, judgment or decree, whether written or oral, express or implied, other than this Agreement, relating to the voting of, sale, assignment, conveyance, transfer, delivery, right of first re-fusal, option or limitation on transfer of any of the Bargo Debt Securities. Bargo has good and marketable title to the Bargo Furniture and Equipment transferred to Future, free and clear of all Claims, other than under the Leases. Upon the execution and delivery of bills of sale and assignment transferring the Bargo Furniture and Equipment to Future as contemplated by Section 6.4(a), Bargo will transfer all right, title and interest in and to the Property to Future, free and clear of all Claims, other than under the Leases.

     (f) Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Bargo in connection with the execution, delivery, or performance by it of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

     (g) Pending Litigation. There are no pending suits, actions, or other proceedings in which Bargo is a party which affect the Bargo Debt Securities in any material respect, or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or that would, if determined adversely to Bargo, (a) result in the impairment or loss of Bargo's ownership of the Bargo Debt Securities or (b) restrain, prohibit or impose damage on Future or Bargo with respect to the transactions contemplated hereby.

     (h) Investment Experience. Bargo and each partner of Bargo is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

     (i) Purchase for Own Account. The Future Common Shares to be acquired by Bargo and, pursuant to Rule 145 under the Securities Act, deemed acquired by the partners of Bargo, pursuant to this Agreement are being acquired for their own account and with no intention of distributing or reselling the Future Common Shares, or any part thereof, in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Bargo and the partners of Bargo at all times to sell or otherwise dispose of all or any part of the Future Common Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Bargo's and each of its partner's property being at all times within its control. If Bargo or one of its partners should in the future decide to dispose of any of the Future Common Shares, Bargo and each of its partners understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Future Common Shares. Bargo and each of its partners agrees to the imprinting, so long as required by law, of a legend on the certificates representing the Future Common Shares, substantially as follows in all material respects;

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

     (j) No Solicitation. Neither Bargo or any of its partners was at any time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale or purchase of the Future Common Shares under this Agreement.

     (k) Disclaimer of Warranties. Other than those expressly set out in this Section 3.2, Bargo hereby expressly disclaims any and all representations or warranties with respect to the Bargo Debt Securities or the Bargo Furniture and Equipment or the transactions contemplated hereby, and Future agrees that the Bargo Debt Securities and the Bargo Furniture and Equipment are being transferred "where is" and "as is". Specifically as a part of (but not in limitation of) the foregoing, Future acknowledges that Bargo has not made, and Bargo hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) (a) INCLUDING WITHOUT LIMITATION, BARGO DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (b) as to the compliance by Bargo with Environmental Laws or (c) as to the status of ownership of or title to the Bargo Debt Securities or Bargo Furniture and Equipment.

Section 3.3 Representations and Warranties of TJG. TJG represents and warrants to Future as follows:

     (a) Organization and Existence. TJG is a corporation duly organized, legally existing and in good standing under the laws of the State of Texas. TJG has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. TJG is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Material Adverse Effect.

     (b) Power and Authority. TJG has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by TJG of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of TJG.

     (c) Valid and Binding Agreement. This Agreement has been duly executed and delivered by TJG and constitutes, and each other agreement, instrument, or document executed or to be executed by TJG in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by TJG and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of TJG, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     (d) Non-Contravention. The execution, delivery, and performance by TJG of this Agreement and each other agreement, instrument, or document executed or to be executed by TJG in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of TJG's articles of incorporation or by-laws or other governing instruments of TJG,
(b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which TJG is a party or by which it or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of TJG, or (d) violate any applicable law, rule or regulation binding upon TJG.

     (e) Ownership of TJG Debt Securities. TJG is the sole legal and beneficial owner of the TJG Debt Securities, has good and marketable title to such securities, and has the right, power and authority to sell, assign, convey, transfer and deliver the same to Future pursuant to this Agreement, free and clear of all Claims. Upon delivery of certificates representing the TJG Debt Securities to Future as provided in Section 6.4(b), Future will own the TJG Debt Securities, free and clear of all Claims. TJG is not a party to or bound by or aware of any agreement, instrument, proxy, judgment or decree, whether written or oral, express or implied, other than this Agreement, relating to the voting of, sale, assignment, conveyance, transfer, delivery, right of first refusal, option or limitation on transfer of any of the TJG Debt Securities.

     (f) Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by TJG in connection with the execution, delivery, or performance by it of this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

     (g) Pending Litigation. There are no pending suits, actions, or other proceedings in which TJG is a party which affect the TJG Debt Securities in any material respect, or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or that would, if determined adversely to TJG, (a) result in the impairment or loss of TJG's ownership of the TJG Debt Securities, (b) hinder or impede the operation of all or any portion of the TJG Debt Securities or (c) restrain, prohibit or impose damage on Future or TJG with respect to the transactions contemplated hereby.

     (h) Investment Experience. TJG and its stockholder are both an "accredited investor" as defined in Rule 501(a) of the Securities Act.

     (i) Purchase for Own Account. The Future Common Shares to be acquired by TJG and, pursuant to Rule 145 under the Securities Act, deemed acquired by the stockholder of TJG, pursuant to this Agreement are being acquired for their own account and with no intention of distributing or reselling the shares of Future Common Shares, or any part thereof, in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of TJG and its stockholder at all times to sell or otherwise dispose of all or any part of the Future Common Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of TJG's and its stockholder's property being at all times within such person's control. If TJG or its stockholder should in the future decide to dispose of any of the Future Common Shares, TJG and its stockholder understand and agree that such person may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Future Common Shares. TJG and its stockholder agree to the imprinting, so long as required by law, of a legend on the certificates representing the Future Common Shares, substantially as follows in all material respects:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS.

     (j) No Solicitation. Neither TJG nor its stockholder was at any time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale or purchase of the Future Common Shares under this Agreement.

     (k) Disclaimer of Warranties. Other than those expressly set out in this Section 3.3, TJG hereby expressly disclaims any and all representations or warranties with respect to the TJG Debt Securities or the transaction contemplated hereby, and Future agrees that the TJG Debt Securities are being transferred "where is" and "as is". Specifically as a part of (but not in limitation of) the foregoing, Future acknowledges that TJG has not made, and TJG hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise).


                                ARTICLE IV

                Representations and Warranties of Future

     Future hereby represents and warrants to Bargo, Resources and TJG as follows:

     Section 4.1 Organization and Existence. Future is a corporation duly organized, legally existing and in good standing under the laws of the State of Utah. Future has the corporate power and authority to carry on its business as it is now being conducted or currently proposed to be conducted. Future is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Material Adverse Effect.

     Section 4.2 Power and Authority. Future has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party, to issue the Future Preferred Shares and Future Common Shares as contemplated by this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Future of this Agreement (including the issuance of the Future Preferred Shares and Future Common Shares) and each other agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Future.

     Section 4.3 Valid and Binding Agreement. This Agreement has been duly executed and delivered by Future and constitutes, and each other agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Future and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Future, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     Section 4.4 Authorization of Preferred Stock and Future Common Stock. The Future Preferred Shares to be issued to Resources hereunder, have been duly authorized and, when issued as contemplated by this Agreement, will be fully paid and non-assessable, and will entitle the holder thereof to the rights and preferences set forth in the Certificate of Designation. The Future Common Shares to be issued to each of Bargo and TJG hereunder have been authorized and, when issued as contemplated by this Agreement, will be fully paid and non-assessable, and will entitle the holders thereof to the rights and preferences set forth in Future's Articles of Incorporation and the Certificate of Designation.

     Section 4.5 Non-Contravention. The execution, delivery, and performance by Future of this Agreement and each other agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the articles of incorporation or bylaws or other governing instruments of Future, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Future is a party or by which Future or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Future, or (d) violate any applicable law, rule or regulation binding upon Future.

     Section 4.6 Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Future in connection the execution, delivery, or performance by Future of this Agreement (including the issuance of the Future Preferred Shares and Future Common Shares as contemplated hereby) and each other agreement, instrument, or document executed or to be executed by Future in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, compliance with any applicable requirements of the Securities Act and any applicable state securities laws.

     Section 4.7 Capitalization. The authorized capital stock of Future consists of 30,000,000 shares of Future Common Stock, and 200,000 shares of Future Preferred Stock. As of the date of this Agreement, 13,986,733 shares of Future Common Stock were validly issued and outstanding, fully paid, and non-assessable, and no shares of Preferred Stock were issued and outstanding. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Future's stockholders may vote. As of the date of this Agreement, other than as set forth in Schedule 4.7, in the SEC Documents or as contemplated by this Agreement, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating Future to issue, deliver or sell shares of its capital stock or debt securities, or obligating Future to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and, except for exercises thereof, there have been no changes in the number of such securities through the date of this Agreement.

     Section 4.8     Certificates for Future Preferred and Common
Shares. The certificates delivered to Resources at the Closing representing the Future Preferred Shares and the certificates delivered to Bargo and TJG representing the Future Common Shares, will conform to the requirements of the Utah Business Corporation Act.

     Section 4.9 SEC Filings. Except as otherwise disclosed to Bargo, Resources and TJG, Future is current in its obligations to file all periodic reports and proxy statements with the Commission required to be filed under the Exchange Act. Future's Annual Report on Form 10-KSB for the year ended December 31, 1997, Future's Form 8-K/A filed on February 27, 1998, Forms 8-K and 8-K/A filed October 30, 1998, Form 8-K filed December 4, 1998, and Future's Quarterly Reports on Form-10QSB for the quarter ending March 31, 1998, June 30, 1998 and September 30, 1998 (collectively, the "SEC Documents") are all of the documents the Future was required to file with the Commission since January 1, 1998. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents. The SEC Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing. The audited Consolidated financial statements and unaudited Consolidated interim financial statements of Future included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; present fairly in all material respects, in conformity with GAAP applied on a consistent basis, the Consolidated financial position of Future as of the dates thereof and its Consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of the unaudited interim financial statements and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder); and are in all material respects in accordance with the books of account and records of Future and its subsidiaries. There are no material liabilities of Future (contingent or otherwise), other than as disclosed in the SEC Documents and the financial statements included therein.

     Section 4.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Future nor any other Person makes any other express or implied representation or warranty on behalf of Future.


                               ARTICLE V

                           Certain Covenants

     Section 5.1     Access to Information.

     (a) From the date hereof until Closing, each of Resources and Bargo and TJG will use its reasonable best efforts to give Future, and the officers, employees, accountants, counsel, financial advisors and other representatives of Future, access during normal business hours, to the premises, books and records of Resources and Bargo and TJG, pertaining to the Property, and Resources and Bargo will use their reasonable best efforts to arrange for Future, and its attorneys and other representatives, to have access to any such books or records in the offices of Resources and Bargo. Resources and Bargo shall not be obligated to provide Future with access to any records or data which Resources or Bargo cannot provide to Future without, in its reasonable opinion, breaching confidentiality agreements with other parties.
Future recognizes and agrees that all materials made available to it (whether pursuant to this Section or otherwise) in connection with the Property are made available to it as an accommodation and without representation or warranty of any kind as to the accuracy and completeness of such materials.

     (b) From the date hereof until Closing, Future will use its reasonable best efforts to give Resources, Bargo and TJG and to the officers, employees, accountants, counsel, financial advisors and other representatives of Resources, Bargo and TJG, access during normal business hours to the premises, books and records of Future and the Subsidiaries and will furnish to Resources, Bargo and TJG (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) such other information with respect to its business and properties as Resources, Bargo and TJG reasonably requests. Future shall not be obligated to provide Resources, Bargo and TJG with access to any records or data which Future cannot provide to Resources, Bargo and TJG without, in its reasonable opinion, breaching confidentiality agreements with other parties. Resources, Bargo and TJG recognizes and agrees that all materials made available to it (whether pursuant to this Section or otherwise) are made available to it as an accommodation and without representation or warranty of any kind as to the accuracy and completeness of such materials.

     Section 5.2     Confidentiality.

     (a) Each Receiving Party (as defined below) agrees that all Confidential Information (as defined below) shall be kept confidential by the Receiving Party and shall not be disclosed by the Receiving Party in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives (including without limitation attorneys, accountants, consultants, and financial advisors) of the Receiving Party (collectively, for purposes of this Section, "Receiving Party Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that each Receiving Party Representative shall be informed by the Receiving Party of the confidential nature of such information and shall be required to treat such information confidentially and that the Receiving Party and a Receiving Party Representative shall be responsible for any breach of this Section by such Receiving Party Representative), (ii) any disclosure of Confidential Information may be made to the extent to which the Disclosing Party (as defined below) consents in writing, (iii) Confidential Information may be disclosed by the Receiving Party or any Receiving Party Representative to the extent that, in the opinion of counsel for the Receiving Party or such Receiving Party Representative, the Receiving Party or such Receiving Party Representative is legally compelled to do so, provided that, prior to making such disclosure, the Receiving Party or such Receiving Party Representative, as the case may be, advises and consults with the Disclosing Party regarding such disclosure and provided further that the Receiving Party or such Receiving Party Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required. The Receiving Party agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby. The term "Confidential Information", as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of the Receiving Party from the Disclosing Party or its representatives pursuant to this Section and all similar information obtained from the Disclosing Party or its representatives by or on behalf of the Receiving Party prior to the date of this Agreement, other than information which
(A) was or becomes generally available to the public other than as a result of disclosure by the Receiving Party or any Receiving Party Representative, (B) was or becomes available to the Receiving Party on a nonconfidential basis prior to disclosure to the Receiving Party by the Disclosing Party or its representatives, or (C) was or becomes available to the Receiving Party from a source other than the Disclosing Party and its representatives, provided that such source is not known by the Receiving Party (after reasonable due inquiry) to be bound by a legal, contractual or fiduciary obligation to the Disclosing Party. As used in this Section, the term "Receiving Party" shall mean (x) Future, when the Disclosing Party is Resources, Bargo or TJG, and (y) Resources, Bargo or TJG as the case may be, when the Disclosing Party is Future. As used in this Section, the term "Disclosing Party" shall mean (xx) Future, when the Receiving Party is Resources, Bargo or TJG, and (yy) Resources, Bargo or TJG as the case may be, when the Receiving Party is Future.

     (b) If this Agreement is terminated, the Receiving Party shall promptly return at its expense, and shall cause all Receiving Party Representatives to promptly return at the Receiving Party's expense, all Confidential Information to the Disclosing Party without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies, or other documents prepared by the Receiving Party or the Receiving Party Representatives shall be destroyed (and the Receiving Party and each Receiving Party Representative shall certify such destruction in writing to the Disclosing Party if requested by the Disclosing Party).

     Section 5.3 Registration Rights Agreements; Shareholder Agreement. Future, TJG, Bargo and Resources shall, and Resources shall use its reasonable best efforts to cause its partners to, enter into the First Amendment to the Resources Registration Rights Agreement and the Amended and Restated Shareholders Agreement at (and subject to the occurrence of) the Closing.

Each party hereto shall use all reasonable efforts to cause the EnCap Entities to enter into the Amended and Restated Shareholders Agreement and First Amendment to EnCap Registration Rights Agreement and shall use all reasonable efforts to cause the Price Group to execute the Amended and Restated Shareholders Agreement and the First Amendment to the Price Registration Rights Agreement.

     Section 5.4 Cooperation in Receipt of Required Consents. Future, Resources, Bargo and TJG each agree to cooperate and use their reasonable best efforts to obtain all consents that may be necessary or which may be reasonably requested by a party hereto to consummate the transactions contemplated by this Agreement, including receipt of the approvals or consents as may be required under the Assumed Leases.

Section 5.5 Amendment of Articles of Incorporation. Future shall take all actions necessary in accordance with its articles of incorporation and bylaws to call a meeting of its shareholders (the "Shareholders' Meeting") to be held as promptly as practicable after the date hereof for the purpose of approving and adopting an amendment (the "Amendment") to Future's Articles of Incorporation (i) increasing the authorized number of shares of Future Common Stock to 75 million shares and (ii) changing the name of Future to "Bargo Energy Company". The Company shall cause the Board (a) to recommend to the Company's shareholders approval of the Amendment, (b) not to withdraw, modify or change such recommendation and (c) to continue to recommend to the shareholders of the Company the approval and the adoption of such matters. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC an information statement with respect to the approval and adoption by the Company's shareholders of the Amendment. As promptly as practicable after the clearance of the information statement by the SEC but subject to the fourth sentence of this Section 5.5, the Company shall mail the information statement to its shareholders of record at least 20 calendar days prior to the meeting of stockholders. Following approval of the stockholders voting at the meeting, the Company will promptly file the Amendment with the Secretary of State of Utah, and otherwise cause the Amendment to become effective.

     Section 5.6 Certain Affirmative Post-Closing Covenants. Subject to the occurrence of the Closing, the covenants and agreements contained in Sections 6.2 through Section 6.8 of that certain Note Restructuring Agreement, dated August 14, 1998 between Future, Energy Capital Investment Company plc, an English Investment Company and EnCap 1994 Limited Partnership, a Texas limited partnership, are hereby incorporated herein and Future shall be deemed to have made such covenants and agreements with Resources, Bargo and TJG.

     Section 5.7 Resignation of Directors. Future shall use its reasonable best efforts to cause the resignation of Chuck Laudeman and Don Reynolds as directors of Future, and the appointment of two nominees chosen by Bargo as directors of Future in each case effective as of the Closing Date.

     Section 5.8 Change of Name. Promptly following the Closing, Bargo and Resources shall change their names to remove the word "Bargo", and Bargo and Resources shall cause each of their affiliates to remove the word "Bargo" from their respective names.

     Section 5.9 Management Agreement. Future and Bargo shall, and Bargo shall cause all other parties to, enter into the Administrative Services Agreement at (and subject to the occurrence of) the Closing.

     Section 5.10 Certificate of Designation. Prior to the Closing, Future shall file the Certificate of Designation with the Utah Secretary of State.


                             ARTICLE VI

     Conditions Precedent to the Obligations of the Parties; Closing
                            Deliveries

     Section 6.1 Conditions Precedent to the Obligations of Future. The obligations of Future to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions (which may be waived by Future in writing):

     (a) Each and every representation of Resources, Bargo or TJG under this Agreement shall be true and accurate as of the date when made and shall be deemed to have been made again at and as of the time of the Effective Time and the Closing and shall at and as of the Effective Time and such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to in writing by Future.

     (b) Each of Resources, Bargo and TJG shall have performed and complied in all material respects with (or compliance therewith shall have been waived in writing by Future) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or at the Closing.

     (c) Future shall have received a certificate executed by the general partner of Resources, the manager of Bargo and the President of TJG, in each case dated the Closing Date, representing and certifying that the conditions set forth in subsections (a) and (b) have been fulfilled as to such entity.

     (d) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

     (e) Resources and Bargo shall have received any consents or approvals necessary to convey the Property or the Bargo
Furniture and Equipment, as the case may be, to Future as contemplated by Section 5.4 all in form and substance reasonably satisfactory to Future.

     (f) The EnCap Entities shall have executed the Amended and Restated Shareholders' Agreement and First Amendment to EnCap
Registration Rights Agreement as contemplated by Section 5.3.

     (g) Future shall have received financing for the cash portion of the purchase price on terms satisfactory to Future, it its discretion.

     Section 6.2 Conditions Precedent to the Obligations of Resources, Bargo and TJG. The obligations of each of Resources, Bargo and TJG to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions (which may be waived by Resources, Bargo and TJG in writing):

     (a) Each and every representation of Future under this Agreement shall be true and accurate as of the date when made and shall be deemed to have been made again at and as of the Effective Time and the time of Closing and shall at and as of the Effective Time and such time of Closing be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by each of Resources, Bargo and TJG.

     (b) Future shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Resources, Bargo and TJG) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Future prior to or at the Closing.

     (c) Resources, Bargo and TJG shall have received a certificate executed by the president of Future, dated the Closing Date, representing and certifying that the conditions set forth in subsections (a) and (b) have been fulfilled.

     (d) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

     (e) Future shall have received the resignations contemplated by Section 5.7.

     (f)     The EnCap Entities shall have executed the First
Amendment to Shareholders' Agreement and First Amendment to EnCap
Registration Rights Agreement as contemplated by Section 5.3.

     Section 6.3 Future's Closing Deliveries. At the Closing, Future shall make the following deliveries:

     (a)     To Bargo:

     (i)     The officer's certificate contemplated by Section 6.2(c);

     (ii) A certificate registered in the name of Bargo, representing 7,078,333 validly issued, fully paid and non-assessable shares of Future Common Shares;

     (iii)   A duly executed counterpart of the First
             Amendment to Resources Registration Rights Agreement; and

     (iv)     A duly executed Administrative Services Agreement.

     (b)     To TJG:

     (i)     The officer's certificate contemplated by Section 6.2(c);

     (ii) A certificate registered in the name of TJG representing 1,255,000 validly issued, fully paid and non-assessable Future Common Shares; and

    (iii)    A duly executed counterpart of the First
             Amendment to Resources Registration Rights Agreement.

     (c)     To Resources:

     (i)     The officers certificate contemplated by
             Section 6.2(c);

     (ii) a cashier's check payable to the order of Resources, or a wire transfer to Resources' account of $2.0 million;

     (iii)   A certificate registered in the name of
             Resources representing 100,000 validly issued, fully paid and non-assessable Future Preferred Shares; and

     (iv)    A duly executed counterpart of the First
             Amendment to the Resources Registration Rights Agreement.

     Section 6.4 Deliveries to Future. At the Closing, the following deliveries shall be made to Future:

     (a) By Bargo. Bargo shall make the following deliveries to Future at the Closing:

     (i)     The officer's certificate contemplated by
             Section 6.1(c);

     (ii) The Bargo Debt Securities, duly executed for transfer to Future or accompanied by an assignment separate from certificate duly executed for transfer to Future;

     (iii)   An executed counterpart of the First
             Amendment to Resources Registration Rights Agreement;

     (iv)    The duly executed Administrative Services
             Agreement; and

     (v) A bill of sale and assignment transferring the Bargo Furniture and Equipment to Future.

     (b) By TJG. TJG shall make the following deliveries to Future at the Closing:

     (i)     The officer's certificate contemplated by
             Section 6.1(c);

     (ii) The TJG Debt Securities, duly executed for transfer to Future or accompanied by an assignment separate from certificate duly executed for transfer to Future; and

     (iii)   An executed counterpart of the First
             Amendment to Resources Registration Rights Agreement.

     (c) By Resources. Resources shall make the following deliveries to Future at the Closing.

     (i)     The officer's certificate contemplated by
             Section 6.1(c);

     (ii) Executed copies of such Bills of Sale and Assignment or conveyances of real property as shall be necessary to vest ownership of the Property in Future;

     (iii) Executed copies of any consents and approvals received as contemplated by Section 5.4; and

     (iv) An executed counterpart of the First Amendment to Resources Registration Rights Agreement.


                             ARTICLE VII

                   Termination of This Agreement

     Section 7.1     No Solicitation.

     (a) Future shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor, agent or representative of Future or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal, (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any takeover proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, in the case of this clause (iii), Future may, in response to a superior proposal (as defined in paragraph 7.1(b), including the determination by Future's Board of Directors as set forth in such paragraph) that was not solicited by Future or any Future representative and that did not otherwise result from a breach or a deemed breach of this Section 7.1(a), and subject to providing prior written notice of its decision to take such action to Resources and compliance with Section 7.1(c), to the extent required by the fiduciary obligations of the Board of Directors of Future, determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, furnish information to, or engage in discussions or negotiations with, any person regarding such superior proposal, provided that such person executes a confidentiality agreement. For purposes of this Agreement, "takeover proposal" means
(i) any proposal or offer, other than a proposal or offer by Resources or any of its affiliates, for a merger, share exchange or other business combination involving Future (excluding an acquisition by Future otherwise permitted to be made by Future under this Agreement and which does not involve a direct merger with or into Future), (ii) any proposal or offer, other than a proposal or offer by Resources, Bargo or TJG or any of their affiliates, to acquire from Future or any of their affiliates in any manner, directly or indirectly, a greater than 20% of the voting or equity interest in Future or the acquisition of a material amount of the assets of Future and its subsidiaries, taken as a whole, including an investment in or acquisition of securities of a subsidiary of Future, to the extent so material, or (iii) any proposal or offer, other than a proposal or offer by Resources, Bargo, TGJ, or any of their affiliates, to acquire from the stockholders of Future by tender offer, exchange offer or otherwise more than 20% of Future Common Stock then outstanding. Notwithstanding the foregoing, (i) Future may engage in discussions with any Person or group that has made an unsolicited takeover proposal for the limited purpose of determining whether such proposal (as opposed to any further negotiated proposal) is a superior proposal and (ii) nothing contained herein shall prohibit Future from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) following Resources' receipt of a notice of a superior proposal.

     (b) Neither the Board of Directors of Future nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Section 7.2(a) or (b) or (e), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Resources the approval or recommendation by the Board of Directors of Future or any such committee of this Agreement or the transactions contemplated hereby, or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of Future receives a takeover proposal that, in the exercise of its fiduciary obligations (as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel), it determines to be a superior proposal, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement and may (subject to the following sentence) terminate this Agreement, in each case at any time after midnight on the third business day following Resources' receipt of written notice (a "Notice of Superior Proposal") advising Resources that the Future Board of Directors has received a takeover proposal which it has determined to be a superior proposal, specifying the material terms and conditions of such superior proposal (including the proposed financing for such proposal and a copy of any documents conveying such proposal) and identifying the Person making such superior proposal. Future may terminate this Agreement pursuant to the preceding sentence only if Future shall have paid to Resources the Future Termination Fee (as defined below).

     (c) In the event that the Board of Directors of Future or any committee thereof shall (i) withdraw or modify in a manner adverse to Resources the approval or recommendation by the Board of Directors of Future or any such committee of this Agreement or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, Resources may terminate this Agreement subject to Section 7.2 hereof.

     (d) For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, more than 50% of Future Common Stock then outstanding or more than 50% of the assets of Future and its subsidiaries, and otherwise on terms which a majority of the disinterested members of the Board of Directors of Future determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation, a copy of which shall be provided to Resources) to be more favorable to Future's stockholders than the transaction contemplated by this Agreement.

     (e) In addition to the obligations of Future set forth in paragraph (b), Future shall promptly advise Resources orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such inquiry or takeover proposal (including the financing for such proposal and a copy of such documents conveying such proposal), and the identity of the person making any such takeover proposal or inquiry. Future will keep Resources fully informed of the status and details of any such takeover proposal or inquiry.

     Section 7.2     Fee and Expense Reimbursements.

     (a) Future agrees to pay Resources a fee in immediately available funds of $100,000 (the "Future Termination Fee") promptly upon the termination of the Agreement in the event this Agreement is terminated by Future pursuant to Section 7.1(b) or by Resources pursuant to Section 7.1(c).

     (b) In the event this Agreement is terminated for any reason other than a material breach by Resources, Future also agrees to pay to Resources the Future Termination Fee if (i) after the date hereof and before the termination of this Agreement, a takeover proposal shall have been made and publicly announced by any person or group of persons (an "Acquiring Person") and (ii) after the date hereof and at or prior to 12 months after the date of termination of this Agreement, the Acquiring Person or any affiliate of the Acquiring Person shall have effected an Alternative Transaction (as defined below). An Alternative Transaction shall mean (i) a merger, share exchange or other business combination or other transaction in which more than 20% of the voting securities of Future or a material amount of the assets of Future and its subsidiaries, taken as a whole, is acquired, including an investment in or acquisition of securities of a subsidiary of Future to the extent so material, or (ii) any acquisition from the stockholders of Future by tender offer, exchange offer or otherwise of more than 20% of the outstanding Future Common Stock. The Future Termination Fee payable under this Section 7.2(b) shall be payable as a condition to the consummation of the Alternative Transaction.

     Section 7.3 Termination of the Agreement. In addition to the provisions for termination provided for in Section 7.1 and 7.2, the Agreement may be terminated as follows:

     (a) by mutual consent of Resources, Bargo, TJG and Future;

     (b)     by either Resources, Bargo, TJG or Future:

     (i) in the event of a breach by any other party of any material representation, warranty, covenant or agreement contained in this Agreement;

     (ii) if a court of competent jurisdiction or other governmental authority shall have issued an order, decree, or ruling or taken any other action (which order, decree, or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement;

     (iii) if the Closing shall not have occurred by December 31, 1998; provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

The right of any party hereto to terminate this Agreement pursuant to this Section 7.3 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, a party that is in material breach of this Agreement shall not be entitled to terminate this Agreement.

     Section 7.4 Effect of Termination. In the event of the termination of this Agreement under Section 7.3, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of this Section 7.4, which shall survive such termination) shall forthwith become null and void. In the event of a termination of this Agreement as provided in Section 7.3, there shall be no liability on the part of Resources, Bargo, TJG or Future, except for liability arising out of a breach of, or misrepresentation under, this Agreement.


                              ARTICLE VIII

                                Notices

     All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

    If to Resources, Bargo or TJG: Bargo Energy Resources, Ltd.
                                   700 Louisiana, Suite 3700
                                   Houston, Texas 77002
                                   Attention:  Tim J. Goff
                                   Fax No.:  713-236-9799

    If to Future:                  Future Petroleum Corporation
                                   2351 West Northwest Highway
                                   Suite 2130
                                   Dallas, Texas 75220
                                   Attention:  Carl Price
                                   Fax No.:  214-350-8382

and shall be considered delivered on the date of receipt. Either Future, on the one hand, or Resources, Bargo or TJG, on the other hand, may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other, in the manner provided in this Article, at least three days prior to the effective date of such change of address.


                               ARTICLE IX

                              Commissions

     Resources, Bargo and TJG each agree to indemnify and hold harmless Future from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of any of them with any broker or finder in connection with this Agreement or the transactions contemplated hereby. Future agrees to indemnify and hold harmless Resources, Bargo and TJG from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Future with any broker or finder in connection with this Agreement or the transactions contemplated hereby.


                              ARTICLE X

                         Miscellaneous Matters

     Section 10.1 Survival of Representations and Warranties. All representations and warranties made herein by Future, Resources, Bargo and TJG shall be continuing and shall be true and correct on and as of the date of Closing and shall survive the Closing.

     Section 10.2 Further Assurances. From time to time after the Closing, at the request of any party hereto and without further consideration, Resources, Bargo and TJG, on the one hand, and Future, on the other hand, shall execute and deliver to the requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

     Section 10.3 Binding Effect: Successors and Assigns; No Third Party Benefit. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. No party hereto shall have the right to assign its rights under this Agreement without the prior written consent of the other party first having been obtained. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, either express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 10.4 Expenses. Each party shall bear and pay all expenses incurred by it in connection with the transactions contemplated by this Agreement.

     Section 10.5 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

     Section 10.6 Public Statements. Resources, Bargo and TJG, on the one hand, and Future, on the other hand, shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Resources, Bargo and TJG, on the one hand, nor Future, on the other hand, shall issue any publicity or other release without the prior consent of the other.

     Section 10.7 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

     Section 10.8 Deceptive Trade Practices. To the extent applicable to the transaction contemplated hereby or any portion thereof, Future can and does expressly waive the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq., Texas Business & Commerce Code, other than Section 17.555, which is not waived, and all other consumer protection laws of the State of Texas, or any other state, applicable to this transaction that may be waived by the parties. In connection with such waiver, Future hereby represents to Resources, Bargo and TJG that it (a) is in the business of seeking or acquiring by purchase or lease, goods or services for commercial or business use, (b) has knowledge and experience in financial and business matters that enables it to evaluate the merits and risks of the transactions contemplated hereby, (c) is not in a significantly disparate bargaining position and (d) has assets of $5,000,000 or more according to its most recent financial statements.

     Section 10.9 Amendments. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the parties hereto.

     Section 10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 10.11 Counterparts. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Future, Resources, Bargo or TJG to sign the same counterpart.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.


BARGO ENERGY RESOURCES, LTD.

By:     BARGO OPERATING COMPANY, INC.,
     General Partner


By   /s/ Tim J. Goff
     Tim J. Goff



BARGO ENERGY COMPANY


By   /s/ Tim J. Goff
     Tim J. Goff, Manager



TJG INVESTMENTS, INC.


By   /s/ Tim J. Goff
     Tim J. Goff, President



FUTURE PETROLEUM CORPORATION


By   /s/ Carl Price
     Carl Price, President








                              Schedule 1.1

                      Bargo Furniture and Equipment


Leased Equipment           Mo. Lease
                            Payment          Mo. Maint.        Mo. Overage
_________________________________________________________________________

Anes-Landmark Graphics        368.05

Toshiba Copier BD-3550      2,435.00          92.01              0.00

Toshiba Facsimile TF-651       67.93           0.00              0.00

Toshiba Copier/Sorter 6550    457.74         184.03             57.86
                            ---------       --------          ---------
                            1,099.50         276.04             57.86

Additional assets are listed on the following pages marked "Schedule
1.1."


                            Schedule 2.1(a)

                   Real Property Owned and Leased
                           Being Transferred



Leased Equipment          Mo. Lease
                           Payment           Mo. Maint.       Mo. Overage
__________________________________________________________________________

Office Rent(1)             19,376.55

Corporate
Apartment                   2,435.00


     (1) Third Amendment to Lease Agreement dated May 8, 1997, by and between 700 Louisiana Limited, as landlord, and Bargo Energy Corporation, as tenant, covering approximately 14,500 net rentable square feet on Level 37 of the NationsBank Center, 700 Louisiana Street, Houston, Harris County, Texas (the "Lease Agreement")

     Reference is made to (i) the above described Lease Agreement whereby Bargo Energy Corporation leased the premises therein described for a term commencing September 1, 1997 and ending
August 31, 2002, and (ii) the assignment of the rights of the tenant thereunder to Bargo Energy Resources, Ltd., a Texas limited partnership, pursuant to a certain Assignment of Lease dated as of March 1, 1998.



                            Schedule 2.1(b)

                Owned Personal Property Being Transferred

None



                            Schedule 2.1(c)

              Leased Personal Property Being Transferred

None



                            Schedule 2.1(d)

                               Contracts

Resources' rights and obligations pursuant to the Purchase and Sales Agreement between Cody Energy, Inc. and Cody Texas, L.P. and Resources dated September 30, 1998.

Resources' rights and obligations pursuant to the Purchase and Sales Agreement between Chevron USA and Resources dated November 5, 1998 for the acquisition of Chevron's interest in the South Coles Levee Unit.

Any rights and obligations that Resources obtains with regards to the acquisition of the Raccoon Bend property from Exxon. Resources is currently negotiating the purchase and sale agreement.



                            Schedule 2.1(2)

                     Retained Oil and Gas Leases


FINA LEASE
NUMBER       LESSOR         LESSEE      DATED    EXPIRE DATE    RECORDED
____________________________________________________________________________
01LA007237   BOWIE LUMBER    M W      1993/06/25  2099/06/25  B-1180, E-75406
             ASSOCIATION    PETROLEUM
                            CORPORATION
01RPLA2007    DONALD L.      M W       1993/08/16 1996/08/15  BK 1201, EMT.#7
              PELTIER E.    PETROLEUM
                            CORPORATION

09la007123   BOWIE LUMBER   STANOLIND  1952/06/05 2099/01/01  B-163, P.- 223
             CO.            OILI & GAS
                            CO.

09la007124   STATE OF       W. W.      1953/08/20 2099/01/01  V-174, P-74
             LOUISIANA      HAWKINS


09LA007125   BOWIE LUMBER  PAN AMERICAN 1964/05/29 2099/01/01 B-823, E-232324
             CO.            PETROLEUM
                            CORP.

09LA007127   BOWIE LUMBER  PAN AMERICAN 1969/12/20 2099/01/01 B-425, P-83
             CO.           PETROLEUM
                           CORP.

09RPLA1017   BOWIE LUMBER               1970/03/12 2099/01/01 V425, P232,
             CO.                                                E-3206

01RPLA2005   BOWIE LUMBER  M.W.         1993/07/02 2099/07/01
             ASSOCIATION   PETROLEUM
                           CORPORATION




                              Schedule 2.1(7)

                         Retained Contract Rights


Resources' rights and obligations under the Purchase and Sale Agreement between Marathon Oil Company and Bargo Operating Company, Inc. dated
May 11, 1998 (which was subsequently assigned to Resources) for the acquisition of Marathon's interest in the South Coles Levee unit for the period from September 1, 1997 to August 1, 1998 which represents the period that Resources owned the property.

Resources rights and obligations under the Purchase and Sale Agreement between Chevron USA and Resources dated August 3, 1998 for the acquisition of the Cross Creek filed for the period from September 1, 1998 to October 1, 1998 which represents the period that Resources owned the property.

                             Schedule 2.3(vi)


Costs, expenses, liabilities and obligations associated with the following completed and proposed acquisitions of oil and gas properties and assets:

South Coles Levee
Shell Bryans Mill
Chevron Cross Creek
Raccoon Bend
VAALCO
Cody

                            Schedule 3.1(d)

                       Contracts Which Require Consent


Resources' rights and obligations pursuant to the Purchase and Sales Agreement between Cody Energy, Inc. and Cody Texas, L. P. and Resources dated September 30, 1998.

Resources' rights and obligations pursuant to the Purchase and Sales Agreement between Chevron USA and Resources dated November 5, 1998 for the acquisition of Chevron's interest in the South Coles Levee Unit.

Any rights and obligations that Resources obtains with regards to the acquisition of the Raccoon Bend property from Exxon. Resources is currently negotiating the purchase and sale agreement.

                              Schedule 4.7

                          Derivative Securities




                                     No. of Shares of Common
                                       Stock Issuable Upon
                                            Exercise
Name
____________________________________________________________
Bargo Energy Resources, Ltd.                   250,000
Carl Price                                     633,508
Christie Price                                  40,000
Robert Price                                    50,000
Danny Matthews                                  40,124
Charles Laudeman                                20,000
Aspen Energy/Cotton Valley Resources            25,000



                               EXHIBIT 4.4

                                                  Exhibit A



                         FUTURE PETROLEUM COMPANY


                        CERTIFICATE OF DESIGNATION
                      OF CONVERTIBLE PREFERRED STOCK,
                     SERIES A SETTING FORTH THE POWERS,
                    PREFERENCES, RIGHTS, QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS OF
                           SUCH PREFERRED STOCK


          Pursuant to Section 602 of the Utah General Corporation Act, Future Petroleum Company, a Utah corporation (the "Corporation"), DOES HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on December 15, 1998 duly adopted the following resolution creating a series of Preferred Stock designated as Convertible Preferred Stock, Series A and such resolution has not been modified and is in full force and effect on the date hereof:

          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of authorized Preferred Stock, par value $0.01 per share, of the Corporation are hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.     Designation and Number.

          (a) The shares of such series of Preferred Stock shall be designated as "Convertible Preferred Stock, Series A" ("Preferred Stock"). The number of shares initially constituting the Preferred Stock shall be 100,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of such series of Preferred Stock.

          (b) The Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock.

          (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 9 below.

Section 2. Dividends and Distributions. In the event that the Corporation shall declare a cash dividend or make any other distribution (including, without limitation, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

          The holders of shares of Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3.     Voting Rights.

          In addition to any voting rights provided by law, the holders of shares of Preferred Stock shall have the following voting rights:

          (a) Except as otherwise required by applicable law and so long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy or written consent, at a special or annual meeting of stockholders or in connection with any stockholder action taken in lieu of a meeting of stockholders, on all matters voted on by holders of Common Stock, including the election of directors, voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 80% of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, (ii) amend, alter or repeal the Charter so as to affect the shares of Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, or (iii) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any additional shares of Preferred Stock. In addition, for so long as the number of authorized shares of Common Stock is not sufficient to permit the holders of Preferred Stock to convert all of their shares of Preferred Stock into common stock, the adoption or approval of any plan or arrangement providing for the liquidation or dissolution of the Corporation shall in addition to any other vote required at law or by the Charter, require the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose.

          (c)     (i)     The foregoing right of holders of shares of
Preferred Stock to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Preferred Stock held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chief Executive Officer or President of the Corporation may call, and upon the written request of holders of record of at least 5% of the outstanding shares of Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

               (ii) At each meeting of stockholders at which the holders of shares of Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

             (A) the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the taking of any action by holders of Preferred Stock as provided in this Section 3: and

             (B) in the absence of a quorum of the holders of shares of Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          For taking of any action as provided in Section 3(b) by the holders of shares of Preferred Stock, each such holder shall have one vote for each share of such stock standing in his or her name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Preferred Stock held by the Corporation or any subsidiary of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

Section 4.     Redemption.

The Corporation shall not have any right to redeem any shares of Preferred Stock.

Section 5.     Reacquired Shares.

          Any shares of Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $0.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Utah, may be reissued as part of another series of preferred stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Preferred Stock or other Parity Stock unless all of the shares of Preferred Stock issued on the Issue Date shall have already been redeemed, converted or exchanged.

Section 6.     Liquidation, Dissolution or Winding Up.

          (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received the Liquidation Preference.

          (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 6.

Section 7.     Conversion.

          (a) Any holder of Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Purchase Price divided by (ii) the Conversion Price (as defined below) then in effect. The Conversion Price shall be $1.00, subject to adjustment as set forth in
Section 7(d). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j). All shares of Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and cancelled by it and no shares of Preferred Stock shall be issued in lieu thereof.

          (b) As promptly as practicable after the surrender, as herein provided, of any shares of Preferred Stock for conversion pursuant to Section 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock may be or have been converted in accordance with the provisions of this Section
7. Subject to the following provisions of this paragraph and of Section 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

          (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends declared and unpaid on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

          (d) The Conversion Price shall be subject to adjustment as follows:

     (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Preferred Stock in the manner provided in Section 2) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 7(d) shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

     (ii) In the case the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section 7(d)(i), or Section 7(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

     (iii)     Notwithstanding anything herein to the
     contrary, no adjustment under this Section 7(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Preferred Stock pursuant hereto.

          (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

          (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Purchase Price of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

          (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Preferred Stock upon conversion of the shares of Preferred Stock as provided above. The provisions of this Section 7(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

          (i) Unless otherwise agreed to in writing by the holders of all of the Preferred Stock, the Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

          (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 8.     Certain Remedies.

          Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 9.     Definitions.

          For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that "Affiliate" shall not include the Purchaser or any Affiliate of the Purchaser.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Common Stock" shall mean and include the Common Stock, par value $0.01 per share, of the Corporation and each other class of capital stock of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Issue Date" shall mean the first date on which shares of Preferred Stock are issued.

          "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock including, without limitation, the Common Stock.

          "Liquidation Preference" with respect to a share of Preferred Stock shall mean $10.00.

          "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in the Wall Street Journal or, if no such closing price on such date is published in the Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange, Inc. selected by the Corporation. If none of (a), (b) or (c) is applicable, Market Price shall mean a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Preferred Stock or, if no such appraiser is so chosen more than twenty business days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Preferred Stock, then by an appraiser chosen by the Corporation.

          "NASD" shall mean the National Association of Securities
Dealers, Inc.

          "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

          "Parity Stock" shall mean any capital stock of the corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock.

          "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

          "Purchase Price" means $260 per share of Preferred Stock.

          "Purchaser" shall mean Bargo Energy Resources, Ltd., a Texas limited partnership.

          "Senior Stock" shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.

          "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trading Day" shall mean a day on which the national securities exchanges are open for trading.

          IN WITNESS WHEREOF, FUTURE PETROLEUM COMPANY has caused this Certificate to be duly executed in its corporate name on this 15th day of December, 1998.



                              FUTURE PETROLEUM COMPANY


                              By:   /s/ Carl Price
                              Name:  Carl Price
                              Title:    President
ATTEST:



By       /s/ Christie Sirera
Name:     Christie Sirera
Title:    Secretary



                              EXHIBIT 99.2

                                                  Exhibit B


                         FIRST AMENDMENT TO
                    REGISTRATION RIGHTS AGREEMENT


     This First Amendment to Registration Rights Agreement ("Amendment") is made and entered into this 15th day of December, 1998, by and among Future Petroleum Corporation, a Utah corporation (the "Company"), Bargo Energy Resources, Ltd., a Texas limited partnership ("Resources"), Bargo Energy Company, a Texas general partnership ("Bargo"), TJG Investments, Inc., a Texas corporation ("TJG"), Bargo Operating Company, Inc., a Texas corporation ("Operating"), Tim J. Goff ("Goff"), Thomas Barrow ("Barrow") and James E. Sowell ("Sowell"), and evidences the following:

RECITALS:

     A. The Company and Resources entered into a Registration Rights Agreement ("Agreement") on August 14, 1998 covering shares of Common Stock (as defined in the Agreement) issued to Resources and shares of Common Stock to be issued upon exercise of Warrants issued to Resources;

     B. The Company and other persons have entered into an Asset Purchase Agreement and Plan of Reorganization, dated December 15, 1998 ("Reorganization Agreement"), pursuant to which Goff, Barrow, Sowell and Operating, as the partners of Resources, will be issued 100,000 shares of Preferred Stock (the "Preferred Shares"), each of which is convertible, as provided therein, into 260 shares of Common Stock and Bargo and TJG will be issued 7,078,333 and 1,255,000 shares of Common Stock (such shares are referred to as the "Bargo Common Stock" and the "TJG Common Stock" respectively);

     C. The parties to the Agreement desire to amend the Agreement as herein provided to include the Preferred Shares and Common Stock to be issued upon conversion of the Preferred Stock, and the Common Stock to be issued to TJG and Bargo, as "Registrable Securities" as defined in the Agreement;

AGREEMENT:

     NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. Amendments to Defined Terms. The following defined terms in the Agreement are amended to read as follows:

     (a) The definition of EnCap Holders shall be amended to read in full as follows:

"EnCap Holders" shall mean the "Holders" as defined in the EnCap Agreement.

     (b) The first four lines of the definition of "Registrable Securities" shall be replaced with:

"Registrable Securities" shall mean (i) the Merger Shares,
(ii) the Warrant Shares, (iii) the Preferred Shares and any depository receipts for such shares, (iv) the shares of Common Stock which may be issued upon conversion of the Preferred Shares, the TJG Common Stock and the Bargo Common Stock and (v) any securities issued or issuable with respect to any of the shares described in clause (i), (ii), (iii) or (iv) above by way of a stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization;

     Section 2. Binding Effect. Each of Goff, Barrow, Sowell, Operating and Bargo by execution of this Amendment shall be bound by and subject to the terms and conditions of the Agreement, as amended by this Amendment.

     Section 3. No Other Changes. Except as explicitly amended by the Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

     Section 4. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                         FUTURE PETROLEUM CORPORATION


                         By:   /s/ Carl Price
                         Carl Price, President


                         BARGO ENERGY RESOURCES, LTD,

                         By:     BARGO OPERATING COMPANY, Inc.


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, President



                         Tim J. Goff
                         Address for purposes of Section 12(e)
                         of the Agreement: 700 Louisiana, Suite 3700
                                           Houston, Texas  77002



                         Thomas Barrow
                         Address for purposes of Section 12(e)
                         of the Agreement: 700 Louisiana, Suite 3700
                                           Houston, Texas  77002


                         James E. Sowell
                         Address for purposes of Section 12(e)
                         of the Agreement: 3131 McKinney Ave.,
                                           Suite 200
                                           Dallas, Texas  75204


                         BARGO ENERGY COMPANY


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, Manager
                         Address for purposes of Section 12(e)
                         of the Agreement:  700 Louisiana, Suite 3700
                                            Houston, Texas  77002

                         BARGO OPERATING COMPANY, Inc.


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, President
                         Address for purposes of Section 12(e)
                         of the Agreement:  700 Louisiana, Suite 3700
                                            Houston, Texas  77002


                         TJG INVESTMENTS, INC.


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, President
                         Address for purposes of Section 12(e)
                         of the Agreement:  700 Louisiana, Suite 3700
                                            Houston, Texas  77002


                              EXHIBIT 99.3
                                                            Exhibit C

                           FIRST AMENDMENT TO
                       REGISTRATION RIGHTS AGREEMENT


     This First Amendment to Registration Rights Agreement ("Amendment") is made and entered into this 15th day of December, 1998, by and among Future Petroleum Corporation, a Utah corporation (the "Company"), Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), and EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("EnCap LP"), and evidences the following:

RECITALS:

     A. The Company and Energy PLC and EnCap LP entered into a Registration Rights Agreement ("Agreement") on August 14, 1998 covering shares of Common Stock (as defined in the Agreement) issued to Energy PLC and EnCap LP;

     B. The Company and Bargo Energy Resources, Ltd., a Texas limited partnership ("Resources"), entered into the Bargo Agreement (as defined in the Agreement);

     C. The Company and certain stockholders entered into the Price Agreement (as defined in the Agreement);

     D. The Company, Resources, Bargo Energy Company, a Texas general partnership ("Bargo"), and TJG Investments, Inc., a Texas corporation ("TJG"), have entered into a Asset Purchase Agreement and Plan of Reorganization, dated December 15, 1998, pursuant to which the partners of Resources will be issued 100,000 shares of Preferred Stock (the "Preferred Shares"), each of which is convertible, as provided therein, into 260 shares of Common Stock, and TJG and Bargo will be issued shares of Common Stock (the "Additional Common Stock");

     E. The parties to the Bargo Agreement have amended the Bargo Agreement to include the Preferred Shares, the Common Stock issuable upon conversion of the Preferred Shares, and the Additional Common Stock as "Registrable Securities" as defined in the Bargo Agreement and to add the partners of Resources, Bargo and TJG as parties to the agreement;

     F. The parties to the Price Agreement have consented to the amendments to the Bargo Agreement and have agreed to make certain amendments to the Price Agreement to conform to the amendments to the Bargo Agreement;

     G. The parties to this Amendment desire to consent to and permit the amendments to the Bargo Agreement and the Price Agreement;

AGREEMENT:

     NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. Amendments to Defined Terms. The following defined terms in the Agreement are amended to read as follows:

     The definition of "Bargo Agreement" is amended to refer to the Bargo Agreement, as amended from time to time as permitted by the Agreement.

     Section 2. Consent. The undersigned consent to the amendment to the Bargo Agreement and the amendment to the Price Agreement made of even date herewith.

     Section 3. No Other Changes. Except as explicitly amended by the Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

     Section 4.     Counterparts.     This Amendment may be executed by
the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              FUTURE PETROLEUM CORPORATION


                              By:   /s/ Carl Price
                              Carl Price, President


                              ENERGY CAPITAL
                              INVESTMENT COMPANY PLC



                              By:   /s/ Gary R. Petersen
                              Gary R. Petersen, Director

                              ENCAP EQUITY 1994 LIMITED
                              PARTNERSHIP

                              By:     EnCap Investments L.C., General
                                      Partner


                              By:   /s/ Gary R. Petersen
                              Gary R. Petersen, Managing Director


                              EXHIBIT 99.6

                                                  Exhibit D


                         FIRST AMENDMENT TO
                    REGISTRATION RIGHTS AGREEMENT


     This First Amendment to Registration Rights Agreement ("Amendment") is made and entered into this 15th day of December, 1998, by and among Future Petroleum Corporation, a Utah corporation (the "Company"), Carl Price, Don Wm. Reynolds, Christie Price, Robert Price and Charles D. Laudeman (collectively, the "Price Group"), and evidences the following:

RECITALS:

     A. The Company and the Price Group entered into a Registration Rights Agreement ("Agreement") on August 14, 1998 covering shares of Common Stock (as defined herein) owned by the members of the Price Group;

     B. The Company and Bargo Energy Resources, Ltd., a Texas limited partnership ("Resources"), entered into the Bargo Agreement (as defined in the Agreement);

     C. The Company and the EnCap Entities entered into the EnCap Agreement (as defined in the Agreement);

     D. The Company, Resources, Bargo Energy Company, a Texas general partnership ("Bargo"), and TJG Investments, Inc., a Texas corporation ("TJG"), have entered into a Asset Purchase Agreement and Plan of Reorganization, dated December 15, 1998, pursuant to which the partners of Resources will be issued 100,000 shares of Preferred Stock (the "Preferred Shares"), each of which is convertible, as provided therein, into 260 shares of Common Stock, and TJG and Bargo will be issued shares of Common Stock (the "Additional Common Stock");

     E. The parties to the Bargo Agreement have amended the Bargo Agreement to include the Preferred Shares, the Common Stock issuable upon conversion of the Preferred Shares, and the Additional Common Stock as "Registrable Securities" as defined in the Bargo Agreement and to add the partners of Resources, Bargo and TJG as parties to the agreement;

     F. The EnCap Holders have consented to the amendments to the Bargo Agreement and have agreed to make certain amendments to the EnCap Agreement to conform to the amendments to the Bargo Agreement;

     G. The parties to this Amendment desire to consent to and permit the amendments to the Bargo Agreement and the EnCap Agreement;

AGREEMENT:

     NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. Amendments to Defined Terms. The following defined terms in the Agreement are amended to read as follows:

     The definition of "Bargo Agreement" is amended to refer to the Bargo Agreement, as amended from time to time as permitted by the Agreement.

     Section 2. Consent. The undersigned consent to the amendment to the Bargo Agreement and the EnCap Agreement made of even date herewith.

     Section 3. No Other Changes. Except as explicitly amended by the Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

     Section 4. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              FUTURE PETROLEUM CORPORATION


                              By:   /s/ Carl Price
                                  Carl Price, President


                                 /s/ Carl Price
                              Carl Price


                                 /s/ Don Wm. Reynold
                              Don Wm. Reynolds


                                 /s/ Christie Price
                              Christie Price


                                 /s/ Robert Price
                              Robert Price


                                 /s/ Charles D. Laudeman
                              Charles D. Laudeman


                            EXHIBIT 99.8

                                                  Exhibit F

                           AMENDED AND RESTATED
                          SHAREHOLDERS' AGREEMENT

     THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into this 15th day of December, 1998, by and among Future Petroleum Corporation, a Utah corporation ("Future"), B. Carl Price, a Texas resident ("Price"), Don Wm. Reynolds, a Texas resident ("Reynolds"), Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("EnCap LP"), Bargo Energy Resources, Ltd., a Texas limited partnership ("Resources"), TJG Investments, Inc., a Texas corporation ("TJG"), Bargo Energy Company, a Texas general partnership ("BEC"), Tim J. Goff ("Goff"), Thomas Barrow ("Barrow"), James E. Sowell ("Sowell") and Bargo Operating Company, Inc., a Texas corporation ("Operating").

RECITALS:

     A. Future, Price, Reynolds, Energy PLC, EnCap LP and Resources are currently parties to a Shareholder's Agreement, dated August 14, 1998 ("Original Agreement").

     B. Future, Resources, TJG and BEC are parties to an Asset Purchase Agreement and Plan of Reorganization, dated December 15, 1998 ("Reorganization Agreement"), pursuant to which TJG and BEC will be issued shares of common stock, $0.01 par value ("Common Stock"), of Future, and Resources will be issued shares ("Preferred Shares") of voting preferred stock convertible into shares of Common Stock.

     C. Resources has distributed to its partners, Goff, Barrow, Sowell and Operating, the right to receive the Preferred Shares of Future to which Resources may be entitled under the Reorganization Agreement;

     D. The parties hereto deem it in their mutual best interests to make the agreements contained herein.

AGREEMENT:

     NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound hereby, amend and restate the Original Agreement to read in its entirety as follows:

Section 1.     Definitions.

          (a) The following defined terms shall have the respective meanings assigned to them below:

               (i) "Affiliate" shall mean, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, the term "control," when used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

               (ii) "Bargo Group" shall mean TJG, BEC, Resources, Operating, Goff, Barrow and Sowell and any transferee of a member of the Bargo Group that executes or is required to execute an Addendum Agreement.

               (iii) "Designated Nominee" shall mean a person designated by a Subject Shareholder as a nominee for election to Future's Board of Directors.

               (iv) "EnCap Group" shall mean Energy PLC, EnCap LP and any transferee of a member of the EnCap Group that executes or is required to execute an Addendum Agreement.

               (v) "Market Price" of the Common Stock means the average closing prices of the Common Stock for the ten trading days preceding an Offering Notice under Section 4(b) over the principal securities exchange in which the Common Stock is traded or, if not traded on an exchange, the average closing price for ten trading days preceding such Offering Notice as reported on the NASDAQ NMS, or if not traded on an exchange or the NASDAQ NMS, the average of the closing bid and asked prices of the Common Stock for such ten day period.

               (vi) "Other Shareholder" shall mean, when used with respect to a Subject Shareholder, the other Subject Shareholders.

               (vii) "Price Group" shall mean Price, Reynolds and any transferee of a member of the Price Group that executes or is required to execute an Addendum Agreement.

               (viii) "Purchase Price" means, for purposes of Section 4, an amount stated in dollars equal to the total value of a bona fide written offer from a person to purchase shares of Common Stock or Preferred Shares from a Shareholder determined as follows: (i) cash payable at closing shall be valued at the amount thereof, (ii) a security trading on a public market and for which published trading prices are readily available shall be valued at its closing sales price (or if a sales price is not available, at the average of its closing bid and asked prices) on the last business day preceding the date of the first Offering Notice with respect to such offer, and (iii) a security not described in clause (ii) or other property, including cash payable in one or more installments after closing, shall be valued at its fair market value on the last business day preceding the date of the first Offering Notice with respect to such offer as determined at the option of the Selling Shareholder (as defined in Section 4) either (a) by a qualified independent third party appraiser (the expense of which shall be paid by the Company) or (b) in good faith by the Board of Directors of the Company (excluding any member of the Board who is a director, officer or shareholder of the Selling Shareholder or who has the right to purchase Common Stock or Preferred Shares under this Agreement) but only if all of such Board members agree to accept the assignment to make such determination. Notwithstanding anything in the foregoing to the contrary, for purposes hereof the Purchase Price of any Preferred Shares shall be determined as if such Preferred Shares were converted into Common Stock.

               (ix) "Shareholders" shall mean the parties to this Agreement and any person who executes or is required to execute an Addendum Agreement (attached hereto as Exhibit "A").

               (x) "Subject Shareholder" shall mean either the (i) Price Group, (ii) EnCap Group or (iii) Bargo Group.

               (xi) "Total Voting Power" shall mean the aggregate number of votes which may be cast by holders of outstanding Voting Securities.

               (xii) "Voting Securities" shall mean Common Stock, the Preferred Shares and any other securities of Future entitled to vote generally for the election of directors of Future.

Section 2.     Agreement Regarding Board Representation.

               (a) The Price Group shall have one Designated Nominee, the EnCap Group shall have two Designated Nominees and the Bargo Group shall have four Designated Nominees.

               (b) Each Shareholder agrees (i) to use its reasonable best efforts to cause Future's Board of Directors to be composed of seven members, (ii) to use its reasonable best efforts to cause Future to nominate or cause to be nominated to the Future Board of Directors the Designated Nominees of the Other Shareholders and (iii) to vote or cause to be voted all Voting Securities beneficially owned by such Shareholder in favor of the election of the Designated Nominees of the Other Shareholders to Future's Board of Directors. For purposes of this Agreement, "beneficial ownership" or "beneficially own" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

               (c) In the event of the death, incapacity, resignation or removal of a Subject Shareholder's Designated Nominee preventing his or her serving on Future's Board of Directors, each Shareholder will promptly cause the election or appointment of another Designated Nominee of such Subject Shareholder to fill the vacancy created thereby.

               (d) Each Shareholder agrees to cause a designee of the Bargo Group to be elected Chairman of the Board of Directors of Future. Tim
     J. Goff shall serve as the Bargo Group's initial designee. In the event Mr. Goff no longer serves as the Bargo Group's designee, the Bargo Group agrees that all of its subsequent replacement designees as Chairman of the Board of Directors shall be subject to the prior approval of a majority of the Board of Directors of Future, which approval shall not be unreasonably withheld, and if a replacement designee is not so approved, the Bargo Group shall designate another designee acceptable to Future's Board of Directors.

Section 3.     Tag Along Rights.

          (a) If any Shareholder (for purposes of this Section 3, a "Selling Shareholder") proposes to sell, dispose of or otherwise transfer any shares (whether currently owned or hereafter acquired) of Common Stock or Preferred Shares (the shares of Common Stock and/or Preferred Shares proposed to be transferred being called the "Subject Shares") other than pursuant to an Exempt Transfer (as defined below), the Selling Shareholder shall refrain from effecting such transaction unless, prior to the consummation thereof, the Shareholders other than the Selling Shareholder (the "Tag Along Shareholders"), shall have been afforded the opportunity to join in such sale on the basis hereinafter described. Each of the Shareholders agrees not to transfer any shares of Common Stock or Preferred Shares indirectly in a manner that would be inconsistent with the essential intent of this Section 3.

          (b) Not less than 30 nor more than 120 days prior to the consummation of any proposed sale, disposition or transfer of the Subject Shares, the Selling Shareholder shall notify, or cause to be notified, each Tag Along Shareholder in writing of each such proposed transfer. Such notice ("Sale Notice") shall set forth: (i) the name of the transferor and the number of Subject Shares proposed to be transferred, (ii) the name and address of the proposed purchaser (the "Proposed Purchaser"), (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser and (iv) that the Proposed Purchaser has been informed of the tag along right provided for in this Section 3 and has agreed to purchase shares of Common Stock and/or Preferred Shares owned by any Tag Along Shareholder in accordance with the terms hereof. The tag along right may be exercised by any Tag Along Shareholder by delivery of a written notice to the Selling Shareholder proposing to sell the Subject Shares (the "Tag-Along Notice") within 30 days following its receipt of the notice specified above. The Tag-Along Notice shall state the amount of shares of Common Stock and/or Preferred Shares (the "Tag-Along Shares") that such Tag-Along Shareholder proposes to include in such transfer to the Proposed Purchaser. If no Tag-Along Notice is received during the 30-day period referred to above (or if such Notices do not cover all the Subject Shares proposed to be transferred), the Selling Shareholder shall have the right, for a 90-day period after the expiration of the 30-day period referred to above, to transfer the Subject Shares specified in the Tag-Along Notice (or the remaining Subject Shares) on terms and conditions no more favorable than those stated in the Sale Notice and in accordance with the provisions of this Section 3.

          (c) In the event that the number of shares of Common Stock and/or Preferred Shares that the Selling and Tag Along Shareholders propose to sell is greater than the number of shares of Common Stock and/or Preferred Shares that the Proposed Purchaser proposes to buy, each such Shareholder (a "Participating Shareholder") shall be permitted to sell the total number of shares of Common Stock and/or Preferred Shares that the Proposed Purchaser agrees to purchase multiplied by the Pro Rata Percentage (as defined) attributable to such Participating Shareholder, unless otherwise agreed by all of the Participating Shareholders. The Pro Rata Percentage shall mean a percentage equal to X divided by Y, where "X" is equal to the number of issued and outstanding shares of Common Stock, including shares of Common Stock issuable upon conversion of Preferred Shares, currently held by such Participating Shareholder, and where "Y" is equal to the aggregate number of shares of Common Stock, including shares of Common Stock issuable upon conversion of Preferred Shares, then owned by all of the Participating Shareholders.

          (d) Any such purchase shall be made on the same price and other terms and conditions as the Proposed Purchaser has offered with respect to the Subject Shares. In the event that the Proposed Purchaser does not purchase the Tag-Along Shares from the Tag Along Shareholders on the same terms and conditions as specified in the Sale Notice, then the Selling Shareholder shall not be permitted to sell any Subject Shares to the Proposed Purchaser in the proposed transfer. The closing of any purchase from the Tag Along Shareholders shall occur contemporaneously with the purchase and sale of the Subject Shares or at such other time as such Tag-Along Shareholder and the Proposed Purchaser shall agree.

          (e) As used herein, the term "Exempt Transfer" shall mean any sale, disposition or transfer of the Subject Shares to be effected (i) through a registration of such shares under the Securities Act of 1933, as amended (the "Securities Act"), (ii) pursuant to and in compliance with Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provided that such sale does not involve a sale of Common Stock or Preferred Shares to any person who has beneficial ownership of, or who is a member of a group (as defined under Section 13(d) of the Exchange Act) which has beneficial ownership of, more than 5% of the outstanding Common Stock or Preferred Shares, (iii) transfers by a Selling Shareholder to any person who is a partner or equity holder of such Selling Shareholder, a successor of, or an entity all of the equity interests of which are directly or indirectly owned by, the Selling Shareholder or an Affiliate of the Selling Shareholder, provided that no transfer pursuant to this subsection (iii) shall be an Exempt Transfer unless the transferee agrees in writing to be bound by this Agreement and executes an Addendum Agreement hereto, or (iv) any bona fide charge, pledge or mortgage by any Shareholder of any shares of Common Stock or Preferred Shares owned or held by it or its rights under this Agreement, provided that any disposition of any such shares of Common Stock or Preferred Shares after foreclosure of such charge, pledge or mortgage shall be governed by the provisions of this Agreement, and the purchaser or purchasers of the shares shall have entered into an Addendum Agreement with Future and the other Shareholders.

Section 4.     Right of First Refusal.

          (a) No Shareholder may sell, transfer or dispose of any shares (whether currently owned or hereafter acquired) of Common Stock or Preferred Shares except in compliance with this Section 4. If any Shareholder desires to dispose of any shares of Common Stock or Preferred Shares owned or held by it pursuant to a bona fide offer (other than in an Exempt Transfer), such Shareholder (for purposes of this Section 4, a "Selling Shareholder") shall offer such shares for sale at the Purchase Price to the other Shareholders, all in accordance with the following provisions of this Section 4.

               (i) The Selling Shareholder shall deliver a written notice ("Offering Notice") to the other Shareholders, and within 30 days from the receipt of such Offering Notice, the other Shareholders shall deliver written notice ("Reply Notice") to the Selling Shareholder. If by their Reply Notice the other Shareholders accept the offer of the Selling Shareholder, such Reply Notice shall constitute an agreement binding upon the Selling Shareholder and the other Shareholders to sell and purchase the offered shares at the Purchase Price. Once the Offering Notice is delivered, the offer by the Selling Shareholder may not be withdrawn prior to the expiration of the option of the other Shareholders, as provided in this Section 4.

              (ii) Any dispute concerning the calculation of the Purchase Price shall be resolved by the Board of Directors of the Company, excluding any member of the Board who is, or is a director, officer, partner or stockholder of, the Selling Shareholder or who has a right to purchase stock from the Selling Shareholder in the transaction for which the Purchase Price is being determined; provided that if all directors are excluded pursuant to the foregoing, such disputes shall be submitted to binding arbitration as provided in Exhibit B. The Purchase Price shall be paid in cash at the closing.

               (iii) If the other Shareholders do not accept an offer of the Selling Shareholder pursuant to the foregoing provisions of this Section 4 the Selling Shareholder shall be freed and discharged, except as herein stated, from all obligations under the terms of this Agreement other than to sell the offered shares to the purchaser and at the price and upon the terms stated in the Offering Notice given by the Selling Shareholder pursuant to this
          Section 4, but only if such sale shall be completed within a period of ninety days from the date of delivery of the Offering Notice to the other Shareholders. If the Selling Shareholder does not complete such sale within such ninety-day period, all the provisions of this Agreement, including the provisions of this
          Section 4, shall apply to any future sale or offer for sale of such shares of Common Stock or Preferred Shares owned by the Selling Shareholder.

          (b) Upon any involuntary disposition of a Shareholder's shares of Common Stock or Preferred Shares, such Shareholder or its representative shall send notice thereof, disclosing in full to the Company and the other Shareholders the nature and details of such involuntary disposition and offer such shares for sale at the Market Price of Common Stock to the other Shareholders, all in accordance with the following provisions of this Section 4. As used in this Section 4(b), the term "Selling Shareholder" shall mean such Shareholder or its representative, as the case may be.

               (i) The Selling Shareholder shall deliver an Offering Notice to the other Shareholders. Each of the other Shareholders shall have 30 days from the receipt of their respective Offering Notice to deliver a Reply Notice to the Selling Shareholder. If by their Reply Notice the other Shareholders accept the offer of the Selling Shareholder, such Reply Notice shall constitute an agreement binding upon the Selling Shareholder and the other Shareholders to sell and purchase the offered shares at the price and upon the terms stated in the Offering Notice of the Selling Shareholder.

                (ii) In connection with any purchase and sale of shares of Common Stock or Preferred Shares pursuant to paragraph (i) of this
          Section 4(b), the purchaser or purchasers shall pay the purchase price for the shares in cash at the closing.

               (iii) If the Shareholders do not accept the offer of the Selling Shareholder pursuant to the foregoing provisions of this
          Section 4(b), the Selling Shareholder shall be freed and discharged from all obligations under the terms of this Agreement except to dispose of the offered shares by involuntary disposition but only if the transferee under any such disposition shall have entered into and Addendum Agreement with the Company and the other Shareholders. If such involuntary disposition is not effected, all the provisions of this Agreement, including the provisions of this Section 4, shall apply to any future involuntary disposition of such shares of Common Stock or Preferred Shares owned by the Selling Shareholder.

          (c) The provisions of this Section 4 shall not apply to an Exempt Transfer.


Section 5.     Representations and Warranties of Shareholders.

     Each Shareholder hereby represents and warrants to the other
Shareholders as follows:

          (a) As of the date hereof, such Shareholder is the record and beneficial owner of the number of shares of Common Stock and Preferred Shares set forth opposite its name in the attached Exhibit 4(a).

          (b) Such Shareholder, if not a natural person, is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

          (c) Such Shareholder has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

          (d) The execution, delivery, and performance by such Shareholder of this Agreement do not and will not (i) if not a natural person, be in contravention of or violate any provision of its charter or other governing documents, as amended to the date hereof, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its properties may be bound or (iii) violate any applicable law, rule or regulation binding upon such Shareholder.

          (e) No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by such Shareholder in connection with the execution, delivery, or performance by such Shareholder of this Agreement.

Section 6.     Survival of Provisions.

     All representations, warranties and covenants made by each party hereto in this Agreement or any other document contemplated hereby shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement or such other document, regardless of any investigation made by or on behalf of any such party.

Section 7.     Entire Agreement.

     This Agreement and the other documents contemplated hereunder contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter, including, without limitation that certain Voting Agreement dated November 25, 1997, by and between Future, Energy PLC, EnCap LP, Carl Price and Don Wm. Reynolds and that certain Purchase and Sale Agreement dated November 25, 1997, by and among Future, Energy PLC, EnCap LP and Gecko Booty 1994 I Limited Partnership. Neither Future nor any Shareholder shall be a party to any agreement involving any holder of capital stock of Future, as such, unless Future and all such Shareholders are also parties to that agreement, except with the written consent of Future and all such Shareholders who are not parties to such an agreement.

Section 8.     Amendments.

     This Agreement may be amended, modified, supplemented, restated or discharged only by an instrument in writing signed by each of the Subject Shareholders hereto. For purposes of this section, a Subject Shareholder shall be deemed to have properly executed an amendment hereto upon the consent of the holders of a majority of the then outstanding Voting Securities held by the members of such Subject Shareholder.

Section 9.     Notices.

     All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

If to a member of the Bargo Group, other than Sowell:
                              c/o Bargo Energy Company
                              700 Louisiana, Suite 3700
                              Houston, Texas 77002
                              Attention:  Tim J. Goff
                              Fax No.:  713-236-9799

If to Sowell:                 James E. Sowell
                              3131 McKinney Avenue, Suite 200
                              Dallas, Texas 75204

If to B. Carl Price or Don Wm. Reynolds:
                              c/o Future Petroleum Corporation
                              2351 West Northwest Highway
                              Suite 2130
                              Dallas, Texas 75220
                              Attention:  Carl Price
                              Fax No.:  214-350-8382

If to Energy PLC or EnCap LP:
                                 c/o EnCap Investments, L.C.
                              1100 Louisiana, Suite 3150
                              Houston, Texas  77002
                              Attention: Gary R. Petersen
                              Fax No.:  713-659-6130

and shall be considered delivered on the date of receipt. A Shareholder may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other Shareholders, in the manner provided in this Section, at least ten
(10) days prior to the effective date of such change of address.

     Any party hereto may designate a different address by notice to the other parties.

Section 10.     Termination.

     This Agreement shall terminate upon the earlier of (i) the written consent of each of the Shareholders, (ii) when the Shareholders collectively hold an aggregate of less than 30%, or when, with respect to a Subject Shareholder, such Subject Shareholder owns less than 5% of the issued and outstanding shares of Common Stock (and this Agreement shall be terminated solely with respect to such Subject Shareholder but shall remain in effect as to those Subject Shareholders owning 5% or more of the issued and outstanding shares of Common Stock).

Section 11.     Power of Attorney.

     For the purpose of executing an Addendum Agreement, all the Shareholders hereby appoint Future as their agent and attorney to execute such Addendum Agreement on their behalf and expressly bind themselves to the Addendum Agreement by Future's execution of that Agreement without further action on their part.

Section 12.     No Waiver.

     The failure of any party hereto to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 13.     Choice of Law.

     This Agreement shall be governed by the laws of the State of Utah.

Section 14.     Successors and Assigns.

     This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 15.     References and Construction.

          (a) For purposes of this Agreement, whenever any Shareholder is required to offer shares of Common Stock or Preferred Shares to the other Shareholders pursuant to this Agreement, such offer shall be deemed to be made to the other Shareholders pro rata in accordance with their respective holdings of shares of Common Stock and Preferred Shares (on an as converted basis) at the time of the offer, or in such other proportions as may be agreed upon by all Shareholders electing to accept the offer who, pursuant to this agreement, would purchase more or less than their pro rata share. Except as may otherwise be agreed, each member of the group to whom such shares are so offered shall have the right to purchase that proportion of the number of such offered shares that the number of shares of Common Stock, including shares of Common Stock issuable upon conversion of Preferred Shares, owned by such member bears to the total number of shares of Common Stock, including shares of Common Stock issuable upon conversion of Preferred Shares, owned by the members of the group electing to accept the offer.

               (b) The provisions of Sections 3 and 4 shall not apply to transactions between members of a group, so that transactions between members of the Price Group shall not be subject to Sections 3 and 4, transactions between members of the EnCap Group shall not be subject to Sections 3 and 4 and transactions between members of the Bargo Group shall not be subject to Sections 3 and 4 and any shares transferred pursuant to such transactions shall remain subject to this Agreement. The parties hereto consent to the pledge of shares pursuant to those certain Pledge Agreements (stock) by Resources, Energy PLC and EnCap LP, Price, TJG, BEC, Goff, Barrow, Sowell and Operating, respectively, in favor of Bank of America National Trust and Savings Association and agree that Sections 3 and 4 hereof shall not be applicable to such pledges or any foreclosures or resales thereunder.

          (c) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

          (d) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

          (e) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

          (f) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

          (g) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

          (h) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

          (i) The word "or" is not exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

          (j) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

          (k) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

Section 16.     Endorsements.

     The certificate or certificates representing the Voting Securities now owned or hereafter acquired by the Shareholders shall have conspicuously stamped, printed, or typed on the face or back thereof a legend substantially in the following form:

     "The shares represented hereby are subject to that certain Amended and Restated Shareholders' Agreement, dated as of December 15, 1998, by and among the Company, and certain stockholders of the Company. A copy of the Shareholders' Agreement and all applicable amendments thereto will be furnished by the Company to the holder hereof without charge upon written request to the Company at its principal place of business or registered office."

Section 17.     Specific Performance.

     Each of the parties hereto recognizes that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any nonbreaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

Section 18.     Counterparts.

     This Agreement may be executed in multiple counterparts, with each such counterpart constituting an original and all of such counterparts constituting but one and the same agreement.

     IN WITNESS WHEREOF, this Amended and Restated Shareholder's
Agreement has been executed as of the date above first written.

                         FUTURE PETROLEUM CORPORATION


                         By:   /s/ Carl Price
                         Carl Price, President


                         ENCAP EQUITY 1994 LIMITED PARTNERSHIP,

                         By:     EnCap Investments L.C., General
                                Partner


                         By:   /s/ Gary R. Petersen
                         Gary R. Petersen
                         Managing Director


                         ENERGY CAPITAL INVESTMENT COMPANY


                         By:   /s/ Gary R. Petersen
                         Gary R. Petersen
                         Director


                         TJG INVESTMENTS, INC.


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, President


                         BARGO ENERGY COMPANY


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, Manager


                         BARGO ENERGY RESOURCES, LTD.

                         By:     Bargo Operating Company, Inc.,
                                General Partner


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, President



                         BARGO OPERATING COMPANY, INC.


                         By:   /s/ Tim J. Goff
                         Tim J. Goff, President



                         /s/ Tim J. Goff
                         Tim J. Goff


                         /s/ Thomas Barrow
                         Thomas Barrow


                         /s/ James E. Sowell
                         James E. Sowell




                         EXHIBIT 4(a)



Shareholder                                         Number of Shares
                                             of Stock
_________________________________________________________________________
B. Carl Price                                          1,089,149*
Don Wm. Reynolds                                         753,362*
Energy Capital Investment Company PLC                  2,269,886*
EnCap Equity 1994 Limited Partnership                  2,424,973*
TJG Investments, Inc.                                  1,255,000*
Bargo Energy Company                                   7,078,333*
Tim J. Goff                                               32,333.3333**
Thomas Barrow                                             33,333.3333**
James E. Sowell                                           33,333.3334**
Bargo Operating Company, Inc.                              1,000.000**
Bargo Energy Resources, Ltd.                           4,694,859*

*     Common Stock
**     Preferred Shares


                              EXHIBIT A


                           ADDENDUM AGREEMENT


     Addendum Agreement made this ____ day of ________, ____, by and between ____________________________________________ (the "New
Shareholder") and Future Petroleum Corporation, a Utah corporation (the "Company"), and the other shareholders (the "Shareholders") of the Company, who are parties to that certain Amended and Restated Shareholders' Agreement dated December 15, 1998 (the "Agreement"), between the Company and the Shareholders.

     W I T N E S E T H:

          WHEREAS, the Company and the Shareholders entered into the Agreement to impose certain restrictions and obligations upon themselves and the shares of Common Stock, $0.01 par value, of the Company held by them (the "Shares");

          WHEREAS, the New Shareholder is desirous of becoming a shareholder of the Company; and

          WHEREAS, the Company and the Shareholders have required in the Agreement that in certain circumstances certain persons being offered Shares must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it was an original party thereto, so as to promote the mutual interests of the Company, the Shareholders and the New Shareholders by imposing the same restrictions and obligations on the New Shareholder and the shares of Common Stock to be acquired by it as were imposed upon the Shareholders under the Agreement,

          NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of the shares of Common Stock in the Company, the New Shareholder acknowledges that it has read the Agreement. The New Shareholder shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if it was a "Shareholder" as defined in the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.
                                   ______________________________
                                          New Shareholder


                                   By____________________________

                                   Address for notices under
                                   Section 9 of Agreement:

                                   ______________________________
                                   ______________________________
                                   ______________________________


                              EXHIBIT B


                              ARBITRATION


     In the event that a dispute or controversy as described in Section 3 should arise, such dispute or controversy shall be settled in arbitration in Houston, Texas and for this purpose each of the parties hereby expressly consents to such arbitration in such place. In the event the parties cannot mutually agree upon an arbitrator to settle their dispute or controversy, each party to the dispute shall select one arbitrator. In the event that there are only two parties to the dispute, the arbitrators selected by each party shall select a third arbitrator. The decision of said arbitrators shall be binding upon the parties for all purposes. If any party fails to select an arbitrator within 15 days after written demand from the other party or parties to do so, or if, in the event that there are only two parties to the dispute, the two arbitrators selected fail to select a third arbitrator within 15 days after the last of such selected arbitrators is appointed, such other arbitrator or arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association. Such arbitration shall be conducted in accordance with the then existing rules and regulations of the American Arbitration Association to the extent such rules and regulations are not inconsistent with this Agreement. The expense of each arbitrator shall be borne by the party selecting the arbitrator. The expense of any third arbitrator shall be borne equally by the two parties to the dispute or controversy. For purposes hereof, in the case of a dispute or controversy where the Offering Notice was submitted by, or the transaction otherwise involves, more than one Selling Shareholder, all such Selling Shareholders shall collectively constitute a single party. Likewise, where the transaction involves more than one purchasing Shareholder, all such purchasing Shareholders shall constitute a single party.

                              EXHIBIT 99.9




                            U.S. $50,000,000

                         AMENDED AND RESTATED
                           CREDIT AGREEMENT,

                    dated as of December 4, 1998,

                              between

                    FUTURE PETROLEUM CORPORATION,

                          as the Borrower,

                              and

                    BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION,

                         as the Lender



                  AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 4, 1998, between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender"),


                         W I T N E S S E T H:

     WHEREAS, the Borrower is engaged in the business of oil and gas exploration and production, and activities related or ancillary thereto; and

     WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of August 14, 1998, as amended by Amendment No. 1 to Credit Agreement dated as of November 16, 1998 (the "Existing Agreement"), the Lender made commitments to make loans to the Borrower prior to the applicable commitment termination date and in maximum aggregate principal amount of loans and letter of credit outstandings at any one time not to exceed in the aggregate the lesser of (x) the borrowing base, or (y) $27,500,000; and

     WHEREAS, the Borrower desires to amend the Existing Agreement and to obtain Commitments from the Lender pursuant to which

          (a) Loans will be made to the Borrower from time to time prior to the applicable Commitment Termination Date; and

          (b) Letters of Credit will be issued by an Issuer for the account of the Borrower from time to time prior to the Tranche A Availability Termination Date in a maximum aggregate principal amount of Loans and Letter of Credit Outstandings at any one time not to exceed in the aggregate the lesser of (x) the Collateral Value, or (y) $50,000,000; and

     WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to amend the Existing Agreement, to extend such Commitments, and to make such Loans to the Borrower and issue such Letters of Credit; and

     WHEREAS, the proceeds of such Loans will be used


          (a) to refinance certain acquisition-related indebtedness pertaining to Oil and Gas Properties owned by the Borrower or one of the Borrower's Subsidiaries in the States of Oklahoma, New Mexico, Louisiana, California and Texas;

          (b)     to purchase certain Acquired Properties;

          (c) to finance certain costs in connection with the Bargo-Future Transaction;

          (d) to finance the repayment of certain subordinated indebtedness owed to certain of the Existing Creditors; and

          (e)     for general working capital purposes.

     WHEREAS, the Parties have agreed it is in their respective best interests to enter into this Agreement amending, restating and superseding the Existing Agreement,

     NOW, THEREFORE, the parties hereto agree as follows:


                              ARTICLE I

               DEFINITIONS AND ACCOUNTING TERMS

     SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acquired Properties" means those Oil and Gas Properties and other assets that are acquired from time to time in an Acquisition.

     "Acquisition" means an acquisition by the Borrower or one or more of its Subsidiaries of Acquired Properties.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest as announced from time to time by the Lender as its "reference rate" at its Domestic Office; or

          (b) the Federal Funds Rate most recently determined by the Lender plus r%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Lender will give notice to the Borrower of changes in the Alternate Base Rate.

     "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Government Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

     "Applicable Margin" means, with respect to any Loan at any time of determination, a margin above the interest rate or fee applicable to such Credit Extension equal to the following:




     Type of Interest        LIBO Rate           Alternate
                                                 Base Rate
     Tranche A Loan              2%                  0%

     Tranche B Loan              4%                  2%

After the date that is 120 days after the Effective Date until the payment in full of all Tranche B Loans, the Applicable Margin in the case of Tranche B Loans shall increase to the following amounts:




     Type of Interest        LIBO Rate           Alternate
                                                 Base Rate
     Tranche B Loans            6%                  4%


Notwithstanding the foregoing, after any Borrowing Base Deficiency or Collateral Value Deficiency has existed for sixty (60) consecutive days, the Applicable Margins set forth above shall increase by 3.00% until such Borrowing Base Deficiency and Collateral Value Deficiency, as the case may be, have been eliminated. Such changes in the Applicable Margin with respect to any Credit Extension shall take effect upon the effective date of a Borrowing Base Redetermination or Collateral Value Redetermination, as applicable.

     "Approvals" means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, filing or registration by or with any Government Agency or other Person necessary for all stages of developing, operating, maintaining and abandoning Oil and Gas Properties.

     "Assignee Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to any Obligor, those of its officers (or, in the case of a partnership, those of the officers of its general partner) whose signatures and incumbency shall have been certified to the Lender pursuant to Section 6.1.1.

     "Bargo" means Bargo Energy Resources, Ltd., a Texas limited partnership, the sole general partner of which is Bargo Operating Company, Inc. and the sole limited partners of which are Tim J. Goff, Thomas D. Barrow, and James E. Sowell.

     "Bargo-Future Agreement" means that certain Asset Purchase Agreement and Plan of Reorganization" dated as of December 15, 1998, by and among the Borrower, Bargo, BEC and TJG, a December 9, 1998 draft of which has been furnished to the Lender.

     "Bargo-Future Transaction" means the various transactions contemplated by the Bargo-Future Agreement, including (i) the transfer from Bargo to the Borrower of substantially all of Bargo's assets, (ii) the transfer to the Borrower from each of BEC and TJG of all of the subordinated Indebtedness of Borrower to BEC and TJG, (iii) the issuance of common stock in the Borrower to BEC and TJG and (iv) the issuance of preferred stock in the Borrower to Bargo.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "BEC" means Bargo Energy Company, a Texas general partnership.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Base" means, as at any date, (a) prior to the initial Borrowing Base Redetermination, $24,775,000 and (b) thereafter, (i) that amount of Indebtedness for borrowed money under the Facility that the Lender determines in accordance with Section 2.6 can be supported by the Proven Reserves attributable to Hydrocarbon Interests owned directly by the Borrower or its Subsidiaries which are a part of the Mortgaged Properties, after an engineering and economic review of such reserves conducted by the Lender using its normal procedures for oil and gas facilities of this type, taking into account the value of all those proved developed producing oil and gas reserves and certain portions of certain other categories of Proven Reserves attributable to the Mortgaged Properties.

     "Borrowing Base Deficiency" means the amount by which (a) the sum of the aggregate outstanding principal amount of all Tranche A Loans plus Letter of Credit Outstandings exceeds (b) the then current Borrowing Base.

     "Borrowing Base Deficiency Notification Date" means the date on which any notice of a Borrowing Base Deficiency is received by the Borrower.

     "Borrowing Base Fee" is defined in Section 3.3.8.

     "Borrowing Base Redetermination" is defined in Section 2.6.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-1 hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor any other day on which banks are authorized or required to be closed in Chicago, Illinois; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, for any period, (without duplication) the aggregate amount of all expenditures of the Borrower and its consolidated Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures including, with respect to any period, payments made by the Borrower and its consolidated Subsidiaries with respect to Capitalized Lease Liabilities incurred during such period.

     "Capitalization" means, at any time, the sum of (a) the total Debt of the Borrower and its consolidated Subsidiaries plus (b) the total equity of the Borrower and its consolidated Subsidiaries.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its consolidated Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or

               (ii)  the Lender;

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)     the Lender; or

          (d) any repurchase agreement entered into with the Lender (or other commercial banking institution of the stature referred to in clause
     (c)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through
          (c); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lender (or other commercial banking institution) thereunder.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means (a) if Bargo Energy Resources, Ltd., EnCap
Equity 1994 Limited Partnership and Energy Capital Investment Company PLC shall fail to collectively own at least 51% of the outstanding capital stock of the Borrower, on a fully diluted basis, or (b) if the Borrower ceases to own beneficially and of record 100% of the capital stock of each of Future Texas, Future Nevada and Future California, or (c) if Future Texas or Future Nevada ceases to own beneficially and of record 100% of the general partner and limited partner interests, respectively, in the Partnership Subsidiaries.

     "Chevron South Coles Levee Property" means those Oil and Gas Properties described on Schedule IV, Part B.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and the regulations promulgated thereunder.

     "Cody Properties" means those Oil and Gas Properties described on
Schedule IV, Part A.

     "Collateral Value" means, as at any date, (a) prior to the initial Collateral Value Redetermination, $27,500,000 and (b) thereafter, the quotient of (i) the projected net future cash flow, discounted at ten percent (10%) per annum, from the anticipated production of Hydrocarbons from Proven Reserves attributable to Hydrocarbon Interests owned directly by the Borrower or one of the Borrower's Subsidiaries which are a part of the Mortgaged Properties, after an engineering and economic review of such reserves conducted by the Lender taking into account the value of all those proved developed producing oil and gas reserves and all other categories of Proven Reserves attributable to the Mortgaged Properties, divided by (ii) 2.0.

     "Collateral Value Deficiency" means the amount by which (a) the sum of the aggregate outstanding principal amount of all Tranche A Loans plus all Tranche B Loans plus all Letter of Credit Outstandings exceeds (b) the then current Collateral Value.

     "Collateral Value Deficiency Notification Date" shall mean the date on which any notice of a Collateral Value Deficiency is received by the Borrower.

     "Collateral Value Redetermination" is defined in Section 2.6.

     "Commitment" means the Lender's commitment pursuant to Section 2.1 to make Loans to the Borrower and to issue Letters of Credit in accordance with the terms and provisions of this Agreement.

     "Commitment Amount" means, on any date, the lesser of (i) the Tranche A Commitment Amount and/or the Tranche B Commitment Amount, as the case may be, as such amounts may be reduced from time to time pursuant to the provisions of
Section 2.2, or (ii) the Borrowing Base.

     "Commitment Availability" means, on any date, the excess of

          (a)     the sum of

               (i)     the amount of the Borrowing Base, plus

               (ii)     the unused portion of the Tranche B Commitment
          Amount, over

          (b)     the sum of

               (i) the aggregate outstanding principal amount of all applicable Loans on such date, plus

               (ii)     the Letter of Credit Outstandings on such date.

     "Commitment Termination Date" means the earliest of

          (a)     the Stated Maturity Date;

          (b) the date on which either the Tranche A Commitment Amount or the Tranche B Commitment Amount, or either of them, as applicable, is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c)     the date on which any Commitment Termination Event occurs.

     "Commitment Termination Event" means

          (a) the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any Subsidiary; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans and other Obligations to be due and payable pursuant to Section 9.3, or

               (ii) in the absence of such declaration, the giving of notice by the Lender to the Borrower that the Commitments have been terminated.

     "Consent" means a Consent to Assignment executed and delivered pursuant to
Section 6.2.6, substantially in the form of Exhibit J, as amended, supplemented, restated or otherwise modified from time to time pursuant to which the Borrower's counterparty to each Material Contract (i) consents to the assignment of each such Material Contract to the Lender as security for the Obligations and
(ii) provides the Lender an independent right to cure defaults under such Material Contract.

     "Consolidated Net Income" means, with respect to the Borrower and its consolidated Subsidiaries for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP.

     "Contingent Liability" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-2 hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Credit Extension" means and includes

          (a) the advancing of any Tranche A Loans by the Lender in connection with a Borrowing hereunder,

          (b) the advancing of any Tranche B Loans by the Lender in connection with a Borrowing hereunder, and

          (c) any issuance by an Issuer, or the extension of the Stated Expiry Date by an Issuer, of a Letter of Credit.

     "Current Ratio" means, as of the end of each Fiscal Quarter, the ratio of

          (a) the current assets (including the unused portion of the Commitment Amount) of the Borrower and its consolidated Subsidiaries to

          (b) the current liabilities (minus the current portion of its long term Debt) of the Borrower and its consolidated Subsidiaries.

     "Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries of the nature referred to in clauses
(a) and (b) of the definition of "Indebtedness".

     "Debt to Capitalization Ratio" means, as of the end of each Fiscal Quarter, the ratio of (a) Debt to (b) Capitalization.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disbursement" means the amount disbursed by the Issuer on a Disbursement Date.

     "Disbursement Date" is defined in Section 4.4.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

     "Distribution Payments" is defined in Section 8.2.6.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means the office of the Lender designated as such on its signature page hereto or designated in a Lender Assignment Notice or such other office of the Lender (or any successor or assign of the Lender) within the United States as may be designated from time to time by notice from the Lender, as the case may be, to each other Person party hereto.

     "EBITDA" means for any period, the sum, without duplication, of the following:

          (a)     Consolidated Net Income for such period, plus

          (b)     Interest Expense for such period, plus

          (c) all depreciation and amortization of assets (including goodwill and other intangible assets) of the Borrower and its consolidated Subsidiaries deducted in determining Consolidated Net Income for such period, plus (minus)

          (d) all federal, state, local and foreign income taxes of the Borrower and its consolidated Subsidiaries deducted (or credits added) in determining Consolidated Net Income for such period, plus (minus)

          (e) other non-cash items deducted or added in determining Consolidated Net Income for such period.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Engineering Report" means one or more reports, in form and substance satisfactory to the Lender, prepared at the sole cost and expense of the Borrower by a petroleum engineer acceptable to the Lender in its reasonable business judgment, which shall evaluate the Proven Reserves and probable reserves attributable to the Hydrocarbon Interests owned directly by the Borrower and/or its Subsidiaries and constituting part of the Mortgaged Properties, as of the immediately preceding January 1 or July 1. Each Engineering Report shall set forth volumes, projections of the future rate of production, Hydrocarbons prices, escalation rates, discount rate assumptions, and net proceeds of production, present value of the net proceeds of production, estimated costs of Remedial Action, operating expenses and capital expenditures, in each case based upon updated economic assumptions reasonably acceptable to the Lender.

     "Environmental Laws" means all Applicable Laws relating to public health and safety through protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 9.1.

     "Existing Creditors" means EnCap Equity 1994 Limited Partnership, Energy Capital Investment Company PLC, BEC and TJG.

     "Facility" means the Tranche A Facility or the Tranche B Facility, or either of them, as the case may be, providing for the Commitment and the Loans.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

Upon written request from the Borrower, the Lender shall advise the Borrower as to the details of the method of calculation of Federal Funds Rate then utilized by the Lender.

     "Fiscal Quarter" means any quarter ending on the last day of March, June, September and December of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Future California" means Future CAL-TEX Corporation, a Texas corporation, the Subsidiary of the Borrower that owns interests in the South Coles Levee Unit property, in Kern County, California.

     "Future Nevada" means Future Energy Corporation, a Nevada corporation, the sole limited partner of each of the Partnership Subsidiaries and any successor limited partner or limited partners of any of the Partnership Subsidiaries.

     "Future Texas" means Future Petroleum Corporation, a Texas corporation, the sole general partner of each of the Partnership Subsidiaries and any successor general partner or general partners of any of the Partnership Subsidiaries.

     "GAAP" is defined in Section 1.4.

     "Government Agency" means any federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

     "Guaranties" means the guaranties of the Obligations, executed and delivered pursuant to Section 6.1.3 and Section 6.2.7, substantially in the form of Exhibit D, given by each of the Borrower's Subsidiaries.

     "Hazardous Material" means

          (a)     any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)     any petroleum, crude oil or fraction thereof;

          (d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law;

          (e) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as
     defined in 42 U.S.C.   2011 et seq., and any amendments or
     reauthorizations thereof;

          (f)     asbestos-containing materials in any form or condition; or

          (g)     polychlorinated biphenyls in any form or condition.

     "Hedging Agreements" means:

          (a) interest rate swap agreements, basis swap agreements, interest rate cap agreements, forward rate agreements, interest rate floor agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and

          (b) forward contracts, options, futures contracts, futures options, commodity swaps, commodity options, commodity collars, commodity caps, commodity floors and all other agreements or arrangements designed to protect such Person against fluctuations in the price of commodities.

     "Hedging Obligations" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

     "Highest Lawful Rate" is defined in Section 3.2.4.

     "Hydrocarbon Interests" means all rights, titles and interests in and to oil and gas leases; oil, gas and mineral leases; other Hydrocarbon leases; mineral interests; mineral servitudes; overriding royalty interests; royalty interests; net profits interests; production payment interests; and other similar interests.

     "Hydrocarbons" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

          (a)     which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement;

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under
     Section 8.2.4; or

          (d) which relates to possible errors generated by financial reporting and related systems due to the Year 2000 Problem.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (d)     net liabilities of such Person under all Hedging
     Obligations;

          (e) all net monetary obligations of such Persons with respect to Production Payments;

          (f)     all Capitalized Lease Liabilities;

          (g) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (h)     all Contingent Liabilities of such Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the Lender expressly permits exclusion based on non-recourse provisions acceptable to the Lender set forth in the agreements regarding such Indebtedness.


     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Coverage Ratio" means, for any four consecutive Fiscal Quarters, the ratio of (a) EBITDA for such Fiscal Quarters to (b) Interest Expense for such Fiscal Quarters.

     "Interest Expense" means, for any period, the consolidated interest expense of the Borrower and its consolidated Subsidiaries for such period (including all imputed interest under Hedging Agreements, but excluding all fees paid under Section 3.3), as determined in accordance with GAAP, including the interest expense associated with any Capitalized Lease Liabilities of the Borrower and its consolidated Subsidiaries.

     "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) no more than four (4) different Interest Periods may be in effect at any time;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of another calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

          (d)     no Interest Period may end later than the Stated Maturity
     Date; and

          (e) the Borrower shall select each Interest Period for a particular LIBO Rate Loan so as not to require (as reasonably foreseeable as possible) a prepayment of such LIBO Rate Loan during such Interest Period.

     "Investment" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding prepaid expenses incurred in the ordinary course of business);

          (b)     any Contingent Liability of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person; provided, however, that (i) Hedging Obligations and (ii) Production Payments where the Borrower or its Subsidiary is the grantor or transferror thereof shall not be considered Investments.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Issuance Request" means a request for the issuance of a Letter of Credit and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower, in substantially the form of Exhibit K attached hereto (with such changes thereto as may be agreed upon from time to time by the Issuer and the Borrower).

     "Issuer" means the Lender or its designee, in its capacity as an issuer of the Letters of Credit.

     "Lender Assignment Notice" means a Lender Assignment Notice substantially in the form of Exhibit G hereto.

     "Lender" is defined in the preamble.

     "Letter of Credit" is defined in Section 4.1.

     "Letter of Credit Availability" means, at any time, the lesser of

          (a)     the excess of

               (i)     $1,000,000 over


               (ii)     the then Letter of Credit Outstandings,

or

          (b)     the Tranche A Commitment Amount at such time less the sum of

               (i) any Tranche A Loans outstanding at such time and (ii) any Letter of Credit Outstandings at such time.

     "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIBO Rate" means, with respect to each Interest Period for a LIBO Rate Loan, the rate of interest equal to the average (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Lender's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two (2) Business Days prior to the beginning of such Interest Period for Dollar deposits of amounts comparable to the outstanding principal amount of the LIBO Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such LIBO Rate Loan.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate               =               LIBO Rate
(Reserve Adjusted)               1.00 - LIBOR Reserve Percentage


     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Lender on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Lender, two Business Days before the first day of such Interest Period.

     "LIBOR Office" means the office of the Lender designated as such on the signature page hereto or designated in a Lender Assignment Notice or such other office of the Lender (or any successor or assign of the Lender) as designated from time to time by notice from the Lender to the Borrower, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of the Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum applicable aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in Property to secure
(i) the payment of a debt or (ii) the performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "Loans" means the loans provided for by Section 2.1 and shall include Tranche A Loans and Tranche B Loans.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, all Letters of Credit, all Hedging Agreements and all other agreements relating to this Agreement entered into from time to time between the Borrower (or any or all of its Subsidiaries or Affiliates) and the Lender (or any Affiliate of the Lender), and any document delivered by the Borrower or any of its Subsidiaries in connection with any of the foregoing.

     "MMBtu" means one million British Thermal Units.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries or any other Obligor; or (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower, its Subsidiaries or any other Obligor of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Loan Documents.

     "Material Contract" means each Acquisition Agreement, Hydrocarbon purchase and sale agreement, or similar contract relating to any Hydrocarbon Interests included in the Mortgaged Properties or other agreement, in each case as designated as such by the Lender.

     "Material Subsidiary" means at any particular time, (i) any Subsidiary of the Borrower that has assets included in the Borrowing Base or the Collateral Value; or (ii) any Subsidiary of the Borrower that, together with its Subsidiaries, (a) accounted for more than 5% of the consolidated revenues of the Borrower and its Subsidiaries for the most recently completed Fiscal Quarter, or
(b) was the owner of more than 5% of the consolidated assets of the Borrower and its Subsidiaries at the end of such Fiscal Quarter, all as shown in the case of
(a) and (b) on the consolidated financial statements of the Borrower and its Subsidiaries for such Fiscal Quarter.

     "Mortgage Consents" means all consents required under existing oil and gas leases or other agreements and Approvals by Governmental Agencies to the granting of a Mortgage to the Lender, and as reasonably determined by the Lender with respect to Acquired Properties that become Mortgaged Properties after the Effective Date.

     "Mortgages" means the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statements and Fixture Filing executed and delivered pursuant to Section 6.1.7 and Section 6.2.2, substantially in the form of Exhibit E hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Mortgaged Properties" means the Hydrocarbon Interests, Properties and interests described in and secured by the Mortgages, as such Properties and interests are from time to time constituted, all as further provided in Section
6.1.7 and Section 6.2.2.

     "Non-Redeemable Stock" means stock issued by the Borrower or any of its Subsidiaries, provided that such stock is not considered debt for GAAP, tax law or any other purpose and provided further that neither the Borrower nor any of its Subsidiaries has any obligation to redeem or purchase or pay dividends on such stock or to exchange such stock for, or convert such stock to, any other security, whether such obligation arises pursuant to the terms of such stock or any other agreement relating thereto or otherwise and whether or not such obligation exists in all circumstances or only upon the occurrence of a particular event or condition or upon the passage of time or otherwise.

     "Notes" means the secured promissory note or notes of the Borrower payable to the order of the Lender, in the form of Exhibit A hereto (as such promissory notes may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and/or any other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document, including without limitation, all Hedging Obligations arising under Hedging Agreements between the Borrower (or any Affiliate of the Borrower) and the Lender (or any Affiliate of the Lender).

     "Obligor" means the Borrower, any of its Subsidiaries or any other Person (other than the Lender or any Affiliate of the Lender) obligated under, or otherwise a party to, any Loan Document.

     "Oil and Gas Properties" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Government Agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon
Interests; all tenements, profits   prendre, hereditaments, appurtenances and
Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Organic Document" means, relative to any corporate Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, and, relative to any partnership Obligor, its partnership agreement.

     "Participant" is defined in Section 10.11.2.

     "Partners" means the general and limited partners of the Partnership Subsidiaries, being Future Texas as the general partner, and Future Nevada as the limited partner, and any successor general partner or limited partner of any Partnership Subsidiary.

     "Partnership Subsidiary" means any direct or indirect Subsidiary of the Borrower that is a limited partnership, including Future Acquisition 1995, Ltd., a Texas limited partnership, BMC Development No. 1 Limited Partnership, a Texas limited partnership and NCI Shawnee Limited Partnership, a Texas limited partnership.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to the Lender, 100%, as such percentage may be adjusted from time to time pursuant to Lender Assignment Notice(s) executed by the Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

     "Person" means any natural person, corporation, partnership, joint venture, limited liability company, firm, association, trust, Government Agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreement" means a Pledge Agreement of each of the Principal Shareholders and the Borrower executed and delivered pursuant to Section 6.1.4 and Section 6.2.8, substantially in the form of Exhibit F-1 hereto, and a Pledge Agreement of each of the Partners executed and delivered pursuant to Section
6.1.4 and Section 6.2.8, substantially in the form of Exhibit F-2 hereto, in each case as amended, supplemented, restated or otherwise modified from time to time.

     "Principal Shareholders" means Bargo Energy Resources, Ltd., EnCap Equity 1994 Limited Partnership, Energy Capital Investment Company PLC, and B. Carl Price, the controlling shareholders of the Borrower.

     "Proceeds Account" is defined in Section 3.4.

     "Production Payments" means a production payment (whether volumetric or dollar denominated) or similar royalty, overriding royalty, net profits interest or other similar interest in Oil and Gas Properties, or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such Oil and Gas Properties where the holder of such interest has recourse solely to such interest and the grantor or transferor thereof has an express contractual obligation to produce and sell Hydrocarbons from such Oil and Gas Properties, or to cause such Oil and Gas Properties to be so operated and maintained, in each case in a reasonably prudent manner.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Proven Reserves" means collectively, "proved oil and gas reserves," "proved developed producing oil and gas reserves," "proved developed non-producing oil and gas reserves" (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and "proved undeveloped oil and gas reserves," as such terms are defined by the U.S. Securities and Exchange Commission in its standards and guidelines.

     "Quarterly Payment Date" means, commencing September, 1998, the last Business Day of each March, June, September and December.

     "Raccoon Bend Property" means those Oil and Gas Properties described on
Schedule IV, Part C.

     "Reimbursement Obligation" is defined in Section 4.5.

     "Release" means a "release," as such term is defined in CERCLA.

     "Remedial Action" means any action under Environmental Laws required to
(a) clean up, remove, treat, dispose of, abate, or in any other way address pollutants (including Hazardous Materials) in the environment, (b) prevent the Release or threat of a Release or minimize the further Release of pollutants, or
(c) investigate and determine if a remedial response is needed and to design such a response and any post-remedial investigation, monitoring, operation, and maintenance and care.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Restricted Payment Tests" means compliance with each of the following restrictions (both before and immediately after giving effect to the applicable Distribution Payment):

          (a)     Tangible Net Worth shall not be less than the sum of
     (i) $25,000,000 plus (ii) fifty percent (50%) of Consolidated Net Income of the Borrower and its consolidated Subsidiaries (excluding the effects of consolidated net losses), for all Fiscal Quarters beginning after the Effective Date and treated as a single accounting period, plus (iii) one-hundred percent (100%) of the net proceeds received by the Borrower or its Subsidiaries from the sale of any Non-Redeemable Stock by the Borrower or any of its Subsidiaries at any time after the Effective Date;

          (b)     the Current Ratio shall be not less than 1.1:1.0;

          (c) the Debt to Capitalization Ratio shall not be greater than 65;

          (d)     the Interest Coverage Ratio shall be not less than 3.0:1.0;

          (e) all Tranche B Loans shall have been paid in full and the Tranche B Commitment shall have been terminated;

          (f)     there shall exist no Collateral Value Deficiency;

          (g)     there shall exist no Borrowing Base Deficiency; and

          (h)     no Default shall have occurred and be continuing.

     "Security Agreement" means a security agreement and any similar instrument or agreement executed and delivered pursuant to Section 6.1.5 or Section 6.2.6, substantially in the form of Exhibit B as amended, supplemented, restated or otherwise modified from time to time.

     "Security Documents" means, collectively, (a) the Guaranties, (b) the Pledge Agreements, (c) the Mortgages, (d) the Security Agreements, (e) the Consents and (f) the Mortgage Consents, together with any exhibits, schedules and other attachments to such documents and any financing statements related thereto, as such documents, exhibits, schedules, attachments or financing statements may be, from time to time, amended, supplemented, restated or otherwise modified.

     "Stated Amount" of each Letter of Credit means the face amount or the "Stated Amount" of such Letter of Credit (as defined therein).

     "Stated Expiry Date" is defined in Section 4.1.

     "Stated Maturity Date means

          (a) as to any Tranche A Loan, the date that is four (4) years after the Tranche A Availability Termination Date; and

          (b) as to any Tranche B Loan, the date that is six (6) months after the Effective Date.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, (b) any partnership, limited liability company, joint venture, association or other business entity in which more than 50% of the equity interest or voting power is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person or (c) any partnership in which such Person is a general partner; provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form AAPL Form 610 operating agreement or similar agreement and which are partnerships for purposes of income taxation only, (b) which are not corporations, limited liability companies, trusts or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

     "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Tangible Net Worth" means the consolidated net worth of the Borrower and its consolidated Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its consolidated Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

     "Taxes" is defined in Section 5.6.

     "Term Loan" means the aggregate amount of all Tranche A Loans that have been converted from revolving loans to a term loan pursuant to the provisions of
Section 2.1.1.

     "TJG" means TJG Investments, Inc., a Texas corporation.

     "Tranche A Availability Termination Date" means December 4, 1999.

     "Tranche A Commitment" means the Lender's commitment pursuant to
Section 2.1.1 to make Tranche A Loans to the Borrower in accordance with the terms and provisions of this Agreement.

     "Tranche A Commitment Amount" means $38,000,000 as reduced from time to time pursuant to the provisions of Section 2.2.

     "Tranche A Facility" means the Facility providing for the Tranche A Commitment and the Tranche A Loans.

     "Tranche A Loan" means the loans made by the Lender to the Borrower pursuant to its Tranche A Commitment in accordance with Sections 2.1.1 and 2.3, and includes such Loans during all times before and after they have been converted into a Term Loan pursuant to Section 2.1.1(b).

     "Tranche B Availability Termination Date" means March 4, 1999.

     "Tranche B Commitment" means the Lender's commitment pursuant to
Section 2.1.2 to make Tranche B Loans to the Borrower in accordance with the terms and provisions of this Agreement.

     "Tranche B Commitment Amount" means $12,000,000 as reduced from time to time pursuant to the provisions of Section 2.2.

     "Tranche B Facility" means the Facility providing for the Tranche B Commitment and the Tranche B Loans.

     "Tranche B Loan" means each loan made by the Lender to the Borrower from time to time pursuant to its Tranche B Commitment in accordance with Sections 2.1.2 and 2.3.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Year 2000 Compliant" is defined in Section 7.19.

     "Year 2000 Problem" is defined in Section 7.19.

     SECTION I.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, notice and other communication or other Loan Document delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION I.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section in this Agreement or other Loan Document, as applicable.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

          (c)     (i)     The term "documents" includes any and all
     instruments, documents, agreements, certificates, indentures,
     notices and other writings, however evidenced.     (ii) In the
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." (iii) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Lender by way of consent, approval or waiver shall be deemed modified by the phrase "in its sole discretion."

          (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

     SECTION I.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 7.7.


                         ARTICLE II

               COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION II.1.  Commitments.

     (a) On the terms and subject to the conditions of this Agreement (including Article V), the Lender agrees to make loans ("Loans") to the Borrower equal to the aggregate amount of the Borrowing of Loans requested by the Borrower to be made pursuant to the Commitments on such day described in this
Section 2.1.

     (b) At all times prior to the Commitment Termination Date applicable to Tranche B Loans, each such requested Loan shall be made as a Tranche A Loan to the extent of availability under the Borrowing Base (the aggregate of all Tranche A Loans and Letter of Credit Outstandings in no event to exceed, however, the Tranche A Commitment Amount) and the remaining balance, if any, of each such requested Loan shall be made as a Tranche B Loan to the extent of availability under the Collateral Value (the aggregate of all Tranche B Loans in no event to exceed, however, the Tranche B Commitment Amount).

     SECTION II.1.1.  Tranche A Commitment.

     (a) From time to time on any Business Day during the period from and after the Effective Date to the earlier to occur of (x) Tranche A Availability Termination Date and (y) any Commitment Termination Date relating to all Commitments or to the Tranche A Commitment, the Lender will make Tranche A Loans to the Borrower equal to the amount of the Tranche A Loan requested by the Borrower to be made on such day in the applicable Borrowing Request therefor.
On the terms and subject to the conditions of this Agreement, the Borrower may from time to time borrow, prepay and reborrow Tranche A Loans. The Borrower acknowledges that on December 4, 1998, the aggregate outstanding amount of all loans under the Existing Agreement is $24,200,000 and that, as of the Effective Date, all such loans shall be converted into a Tranche A Loan.

     (b) On the terms and subject to the conditions of this Agreement, the Lender agrees to convert the aggregate unpaid principal amount of all Tranche A Loans outstanding at the opening of business on the Tranche A Availability Termination Date to a Term Loan, provided that (i) no Event of Default has occurred and is continuing at that time and (ii) the Borrower has provided a certificate to the Lender to that effect. Once repaid or prepaid, such Term Loan may not be reborrowed.

     SECTION II.1.2. Tranche B Commitment. From time to time on any Business Day during the period from and after the Effective Date to the earlier to occur of (x) Tranche B Availability Termination Date, and (y) any Commitment Termination Date relating to all Commitments or to the Tranche B Commitment, the Lender will make Tranche B Loans to the Borrower equal to the aggregate amount of the Tranche B Loan requested by the Borrower to be made on such day in the applicable Borrowing Request therefor. On the terms and subject to the conditions of this Agreement, the Borrower may from time to time borrow and prepay or repay Tranche B Loans, but may not reborrow any amounts paid or prepaid.

     SECTION II.1.3. Letters of Credit. From time to time on any Business Day, the Issuer will issue the Letters of Credit in accordance with Article IV.

     SECTION II.1.4. Lender Not Required To Make Loans, etc. Under Certain Circumstances. The Lender shall not be required to

     (a)     make any Loan if, after giving effect thereto

          (i) the aggregate outstanding principal amount of all Tranche A Loans would exceed the Tranche A Commitment Amount less the Letter of Credit Outstandings, or

          (ii) the aggregate outstanding principal amount of all Tranche B Loans would exceed the Tranche B Commitment Amount, or

          (iii)     a Collateral Value Deficiency would exist; or

          (iv)     a Borrowing Base Deficiency would exist; or

          (v)     an Event of Default has occurred and is continuing; or

     (b) cause an Issuer to issue any Letter of Credit if, after giving effect thereto

          (i) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Tranche A Loans would exceed the Tranche A Commitment Amount; or

          (ii)     a Collateral Value Deficiency would exist; or

          (iii)     a Borrowing Base Deficiency would exist; or

          (iv)     all Letter of Credit Outstandings would exceed $1,000,000;
or

          (v)     an Event of Default has occurred and is continuing.

     SECTION II.2. Reduction of Commitment Amounts. Any Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

     SECTION II.2.1. Optional. The Borrower may, from time to time on any Business Day, voluntarily reduce the Tranche A Commitment Amount, the Tranche B Commitment Amount or either of them; provided, however, that all such reductions shall require at least three (3) Business Days' prior notice to the Lender and be permanent, and any partial reduction of either Commitment Amount shall be in a minimum amount of $100,000 and in an integral multiple of $50,000.

     SECTION II.2.2.  Mandatory.

          (a) On the Tranche A Availability Termination Date, the unused portion of the Tranche A Commitment shall, without any further action, automatically and permanently be cancelled.

          (b) On the Tranche B Availability Termination Date, the unused portion of the Tranche B Commitment shall, without any further action, automatically and permanently be cancelled.

          (c) On any Commitment Termination Date, the Commitment Amount of each Facility shall be reduced to zero.

     SECTION II.3. Borrowing Procedure. By delivering a Borrowing Request to the Lender on or before 10:00 a.m. (Chicago time) on a Business Day, the Borrower may from time to time irrevocably request, on (i) such Business Day, in the case of Alternate Base Rate Loans or (ii) not less than three (3) nor more than five (5) Business Days' notice, in the case of LIBO Rate Loans, that a Borrowing be made in a minimum amount of $100,000 and an integral multiple of $50,000, or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. The Lender shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.

     SECTION II.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Lender on or before 10:00 a.m. (Chicago time) on a Business Day, the Borrower may from time to time irrevocably elect, on (i) such Business Day, in the case of Alternate Base Rate Loans or (ii) not less than three (3) nor more than five (5) Business Days' notice, in the case of LIBO Rate Loans, that all, or any portion in an aggregate minimum amount of $250,000 and an integral multiple of $50,000, of any Loans, in the case of Base Rate Loans, be converted into LIBO Rate Loans, or in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no portion of the outstanding principal amount of any LIBO Rate Loan may be continued as, and no portion of the outstanding principal amount of any Base Rate Loan may be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION II.5.  Loan Accounts and Notes.

          (a) The Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The loan accounts or records maintained by the Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

          (b) The Loans made by the Lender shall also be evidenced by a Note or Notes payable to the order of the Lender in a maximum principal amount equal to the original, aggregate Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid) or in other books and records maintained by the Lender, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to the Loans evidenced thereby (the Borrower may from time to time reasonably request a copy of such grid). Such notations shall be rebuttable presumptive evidence of the matters described therein; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

          (c) The Borrower acknowledges that the Note delivered to the Lender as of the Effective Date amends, restates and renews the promissory notes given by the Borrower under the Existing Agreement.

     SECTION II.6. Borrowing Base Redetermination and Collateral Value Redetermination.

          (a) Within thirty (30) days after receipt of the Engineering Report required to be delivered semi-annually, commencing with the Engineering Report required to be delivered sixty (60) days after January 1, 1999, the Lender shall notify the Borrower in writing of the Borrowing Base determined by the Lender on the basis of such Engineering Report. Borrower or Lender may request, and Lender will consider, one (1) additional determination of the Borrowing Base at any time during each calendar year following the Effective Date. In addition, in connection with the Acquisition of each of the Cody Properties, the Chevron South Coles Levee Property and the Raccoon Bend Property, the Lender will redetermine the Borrowing Base. Each such determination is herein called a "Borrowing Base Redetermination". Contemporaneously with each Borrowing Base Redetermination that shall occur at any time that any Tranche B Loan is outstanding, the Lender shall notify the Borrower in writing of the Collateral Value determined by the Lender on the basis of such Engineering Report. Each such determination is herein called a "Collateral Value Redetermination". Each Borrowing Base Redetermination (and, as applicable, Collateral Value Redetermination) shall be effective as of

          (i) April 1st (with respect to Engineering Reports effective January 1st),

          (ii) October 1st (with respect to Engineering Reports effective July 1st),

          (iii) upon notice from the Lender (with respect to any requested Borrowing Base Redetermination) or

          (iv) at the time of the applicable Acquisition (with respect to those occurring in connection with the respective acquisitions of the Cody Properties, the Chevron South Coles Levee Property and the Raccoon Bend Property)

when the Borrower is notified of the amount of the redetermined Borrowing Base (and, as applicable the amount of the redetermined Collateral Value) by the Lender.

          (b) The Borrowing Base is also subject to adjustment as provided for in Section 3.1.2.

          (c) Within five (5) Business Days after receipt of a notice from Lender of a Borrowing Base Redetermination, the Borrower shall by notice to the Lender either accept such amount as the new Borrowing Base or reduce the Borrowing Base from the amount proposed by the Lender to any lesser amount. Failure by the Borrower to take either such action within such five (5) Business Day period shall be deemed acceptance of such amount. Upon any such acceptance or deemed acceptance by the Borrower, a new Borrowing Base in the amount accepted or deemed accepted shall take effect on such date as prescribed in Section 2.6(a) and shall remain in effect, subject to the terms of this Agreement, until but not including the next Borrowing Base Redetermination. Upon any such reduction by the Borrower, a new Borrowing Base in the reduced amount specified by the Borrower shall take effect on such date as prescribed in Section 2.6(a) and shall remain in effect, subject to the terms of this Agreement, until but not including the next Borrowing Base Redetermination.

     SECTION II.7. Purposes. The Borrower shall apply the proceeds of each Loan only in the following manner:

          (a) to refinance certain oil and gas producing properties owned by the Borrower or one of the Borrower's Subsidiaries in the States of Oklahoma, New Mexico, Louisiana, California and Texas;

          (b) to finance the acquisition of the Cody Properties, in an amount not to exceed $3,775,000;

          (c) to finance the acquisition of the Chevron South Coles Levee Property, in an amount not to exceed $3,500,000;

          (d) to finance the acquisition of the Raccoon Bend Property, in an amount not to exceed $10,000,000, which amount shall include an earnest money deposit in an amount not to exceed $500,000;

          (e) to finance the payment of various costs and expenses under this Agreement and in connection with Acquisitions, in an amount not to exceed $1,000,000;

          (f) to repay certain existing subordinated Indebtedness owed by Bargo in an amount not to exceed $2,000,000, provided that (i) the Bargo-Future Transaction has occurred such that the Borrower has acquired substantially all of the assets of Bargo in consideration of the issuance of common or preferred equity of the Borrower, and (ii) each of BEC and TJG has converted all of its subordinated Indebtedness of the Borrower into common or preferred equity of the Borrower;

          (g) to repay certain existing subordinated Indebtedness to EnCap Equity 1994 Limited Partnership and Energy Capital Investment Company PLC in an amount not to exceed $5,750,000, provided that the Borrower or its Subsidiaries have completed the acquisitions of the Cody Properties and the Chevron South Coles Levee Property; and

          (h) for other general corporate and working capital purposes, provided that all Tranche B Loans have been paid in full and the Tranche B Commitment has been terminated.


                              ARTICLE III

               REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION III.1. Repayments and Prepayments and Certain Borrowing Base Matters. The Borrower shall repay the unpaid principal amount of the Loans as set forth in this Section 3.1.


     SECTION III.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Tranche A Loan, and each Tranche A Loan shall mature and be due and payable, on the Tranche A Availability Termination Date; provided, however, that, as provided in Section 2.1.1.(b), if no Event of Default has occurred and is continuing, the unpaid principal amount of the Tranche A Loans shall, on the Tranche A Availability Termination Date, not be due and payable but shall convert to a Term Loan. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date applicable thereto. Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) any such prepayment shall be made pro rata among Loans of the same type;

               (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

               (iii) all such voluntary prepayments shall require at least three (3) but no more than five (5) Business Days' prior written notice to the Lender or, in the case of Alternate Base Rate Loans, one (1) Business Day's prior written notice (which notice is irrevocable) stating the date and amount of such prepayment and the type of Loan to be prepaid; and

               (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $50,000;

          (b) shall, on each date when any reduction in any Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment (which shall be applied (or held for application, as the case may be) by the Lender to the payment of the aggregate unpaid principal amount of those Loans then outstanding and then to the payment of the then Letter of Credit Outstandings) equal to the excess, if any, of the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings over such Commitment Amount as so reduced;

          (c)     shall make prepayments as specified in Section 3.1.2;

          (d) shall, if Tranche A Loans have been converted to a Term Loan pursuant to the terms and conditions hereof, on each Quarterly Payment Date after the Tranche A Availability Termination Date, make a payment in an amount equal to that necessary to amortize the principal of all Tranche A Loans that have been converted into a Term Loan equally over the remaining Quarterly Payment Dates and the Stated Maturity Date that is applicable to Tranche A Loans;

          (e) shall, on the Stated Maturity Date applicable to Tranche B Loans, pay in full all Tranche B Loans;

          (f) shall, immediately upon any acceleration of the Loans pursuant to Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

Each payment or prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4, and shall be applicable, to the extent of such prepayment, in the inverse order of maturity. No voluntary prepayment of principal of any Loans or any prepayment pursuant to the preceding clause (c) shall cause a reduction in any Commitment Amount.

     SECTION III.1.2. Borrowing Base Deficiencies, Collateral Value Deficiencies and Asset Sales.

          (a) Upon the occurrence of a Borrowing Base Deficiency and/or a Collateral Value Deficiency, the Lender may notify the Borrower of such Borrowing Base Deficiency and/or such Collateral Value Deficiency, as applicable. Within ten (10) days from and after the Borrowing Base Deficiency Notification Date and/or such Collateral Value Deficiency Notification Date, as applicable, the Borrower shall notify the Lender that it shall take one of the following actions:

               (i) execute and deliver to the Lender supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Lender and its counsel, securing payment of the Notes and the other Obligations and covering additional Oil and Gas Properties directly owned by the Borrower or one or more of the Borrower's Subsidiaries which are not then covered by any Loan Document and which are of a type and nature satisfactory to the Lender, and having a value, in addition to other Oil and Gas Properties already subject to a Mortgage, sufficient to eliminate the Borrowing Base Deficiency and the Collateral Value Deficiency, as applicable, all as more particularly described in Section 8.1.7(a) and (b); or

               (ii) make a payment with respect to the Obligations, (which shall be applied (or held for application, as the case may be) by the Lender to the payment of the aggregate unpaid principal amount of those Loans then outstanding and then to the payment of the then Letter of Credit Outstandings) in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency and Collateral Value Deficiency, as applicable, within sixty (60) days after the Borrowing Base Deficiency Notification or Collateral Value Deficiency Notification Date, as applicable.

If the Borrower shall elect to execute and deliver (or cause one or more of the Borrower's Subsidiaries to execute and deliver) supplemental or additional Security Documents to the Lender pursuant to clause (i), it shall provide the Lender with descriptions of the additional assets to be collaterally assigned (together with current valuations, Engineering Reports, Security Documents described in clause (i) and title evidence applicable thereto, each of which shall be in form and substance reasonably satisfactory to the Lender) within sixty (60) days after the Borrowing Base Deficiency Notification Date or Collateral Value Deficiency Notification Date, as applicable. Such supplemental or additional Security Documents shall be subject to the terms of Section 8.1.7. If the Borrower fails to give the notice within such ten (10) day period required by Section 3.1.2(a) that it intends to take one of the actions described in clauses (i) or (ii) above, then without any necessity for notice to the Borrower or any other person, the Borrower shall become obligated immediately to pay Obligations in an aggregate principal amount equal to the applicable Borrowing Base Deficiency and/or Collateral Value Deficiency.

          (b) If the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of Oil and Gas Properties included in the most recent determination of the Borrowing Base and that have a fair market value in the aggregate for the Borrower and such Subsidiaries in excess of $500,000 during the period from the effective date of the most recent Borrowing Base Redetermination until the effective date of the next Borrowing Base Redetermination, the Borrowing Base and the Collateral Value shall be immediately reduced, until the effective date of the next Borrowing Base Redetermination and Collateral Value Redetermination, by an amount as reasonably determined by the Lender, or if the value of the applicable Oil and Gas Properties cannot be readily determined by the Lender, by the net sales proceeds realized from the sale, transfer or other disposition of such assets. In any event, and so long as any Tranche B Loans are outstanding, all net sales proceeds from the sale by the Borrower or any of its Subsidiaries of Oil and Gas Properties shall be paid to the Lender as mandatory prepayments of Tranche B Loans.

If such reduction shall result in a Borrowing Base Deficiency and/or Collateral Value Deficiency, then in lieu of the provisions of clause (a) of Section 3.1.2, the Borrower shall immediately make a payment with respect to the Obligations in an amount equal to the greater of such Borrowing Base Deficiency or such Collateral Value Deficiency. In addition to and cumulative of the foregoing , if a Borrowing Base Deficiency and/or Collateral Value Deficiency exists prior to such sale, transfer or other disposition of assets, then in lieu of the provisions of clause (a) of Section 3.1.2, the Borrower shall, with the written consent of the Lender, immediately make a payment with respect to the Obligations (which shall be applied (or held for application, as the case may be) by the Lender first to the payment of the aggregate unpaid principal amount of those Loans then outstanding, and then to the payment of the then Letter of Credit Outstandings) in an aggregate principal amount equal to the lesser of (i) the greater of the amount of the Collateral Value Deficiency or the amount of the Borrowing Base Deficiency (after giving effect to the applicable sale, transfer or other disposition) or (ii) 100% of the net sales proceeds realized from the applicable sale, transfer or other disposition.

          (c) In addition, if the Borrower or any of its Subsidiaries raises capital through the issuance of any type of equity or issues any subordinated debt or senior unsecured debt, the proceeds of such issuance will first be applied to cure any Borrowing Base Deficiency and/or Collateral Value Deficiency, as applicable, and thereafter to prepay Tranche B Loans.

     SECTION III.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

     SECTION III.2.1. Rate. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans accrue interest at a rate per annum:

          (a      on that portion maintained from time to time as a Base Rate
     Loan, equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect; and

          (b      on that portion maintained as a LIBO Rate Loan, during each
     Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.


All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION III.2.2. Post-Maturity Rates, etc. After (w) the date any principal amount of any Loan shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), (x) the date any other monetary Obligation of the Borrower shall have become due and payable, (y) the date any other Event of Default shall have occurred (and so long as such Event of Default shall be continuing), and (z) the date that is sixty (60) days after a Borrowing Base Deficiency Notification Date or after a Collateral Value Deficiency Notification Date, if the applicable Borrowing Base Deficiency or Collateral Value Deficiency, as applicable, has not been cured, the Borrower shall pay, but only to the extent permitted by Applicable Law, interest (after as well as before judgment) on all Obligations at a rate per annum equal to

          (a with respect to LIBO Rate Loans for the period from the date such Loan becomes due and payable to the end of the then current Interest Period, the higher of (i) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin plus a margin of 3%, or
     (ii) the sum of the Alternate Base Rate plus the Applicable Margin plus a margin of 3%; or

          (b      in all other cases, the sum of the Alternate Base Rate plus the Applicable Margin plus a margin of 3%.

     SECTION III.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a      on the Stated Maturity Date;

          (b      on the date of any optional or required payment or
     prepayment, in whole or in part, of principal outstanding on such Loan and on that portion of such Loan so paid or prepaid;

          (c      with respect to Base Rate Loans, on each Quarterly Payment
     Date occurring after the Effective Date;

          (d      with respect to LIBO Rate Loans, on the last day of each
     applicable Interest Period (and, if such Interest Period shall exceed three months, on the ninetieth (90th) day of such Interest Period); and

          (e      on that portion of any Loans which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION III.2.4. Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the Obligations of the Borrower to the Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Applicable Law limiting rates of interest which may be charged or collected by the Lender. Accordingly, if the transactions contemplated hereby would be usurious under Applicable Law with respect to the Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

          (a      the provisions of this Section 3.2.4 shall govern and
     control;

          (b      the aggregate of all consideration which constitutes
     interest under Applicable Law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Lender shall under no circumstances exceed the maximum amount of interest allowed by Applicable Law (such maximum lawful interest rate, if any, with respect to the Lender herein called the "Highest Lawful Rate"), and any excess shall be credited to the Borrower by the Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower);

          (c      all sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the indebtedness of the Borrower to the Lender hereunder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

          (d      if at any time the interest provided pursuant to
     Sections 3.2.1 and 3.2.2 together with any other fees payable pursuant to this Agreement and deemed interest under Applicable Law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to Sections 3.2.1 and 3.2.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 3.2.4.

     SECTION III.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

     SECTION III.3.1. Structuring Fee. The Borrower shall pay to the Lender a structuring fee in the amount of $50,000. As of the Effective Date, such fee shall be credited against the closing fee provided for in Section 3.3.2.

     SECTION III.3.2. Closing Fee. On the Effective Date, the Borrower shall pay to the Lender a closing fee in the amount of $575,000.

     SECTION III.3.3. Engineering and Redetermination Fee. The Borrower shall pay to the Lender an annual engineering and redetermination fee of $35,000, a prorated portion of which shall be payable quarterly in arrears on each Quarterly Payment Date and on the earlier of the Commitment Termination Date or the Tranche A Availability Termination Date.

     SECTION III.3.4. Commitment Fees. The Borrower shall pay to the Lender a commitment fee, for the period from and including the Effective Date to but not including the earlier to occur of (x) the Tranche A Availability Termination Date, and (y) the Commitment Termination Date, equal to (i) 0.5 of 1% per annum of the average of the actual daily unused Commitment Availability, based on a year comprised of three hundred sixty (360) days. Accrued commitment fees shall be payable in arrears on each Quarterly Payment Date and on the earlier of the Commitment Termination Date or the Tranche A Availability Termination Date.

     SECTION III.3.5. Letter of Credit Stated Amount Fee. The Borrower agrees to pay to the Issuer a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to 1% of the Stated Amount of such Letter of Credit, based on a year comprised of three-hundred and sixty (360) days. A prorated portion of such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the earlier of the Tranche A Availability Termination Date or the Tranche A Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit. After any Borrowing Base Deficiency and/or Collateral Value Deficiency has or have existed for sixty (60) consecutive days, the Stated Amount Fee on all Letters of Credit shall increase by 3.00% until such Borrowing Base Deficiency and/or Collateral Value Deficiency has or have been eliminated.

     SECTION III.3.6. Letter of Credit Issuance Fee. The Borrower agrees to pay to the Issuer an issuance fee for each Letter of Credit issued by the Issuer for the period from and including the date of issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, the greater of (x) 0.25% of the Stated Amount of such Letter of Credit or (y) $300. Such fee shall be payable by the Borrower on the date of issuance of such Letter of Credit.

     SECTION III.3.7. Letter of Credit Administrative Fees. The Borrower agrees to pay to the Lender, the amounts described in Section 4.3.

     SECTION III.4. Proceeds Account. The Security Documents contain an assignment to the Lender by the Borrower and its Subsidiaries, as applicable, of all production of Hydrocarbons and all proceeds attributable thereto properly allocable to the Mortgaged Properties. Notwithstanding such assignment of production, the Borrower may, until the Lender shall give notice to the contrary, receive such proceeds. Thereafter, all such proceeds from the sale of such production shall be paid directly into an account of the Borrower maintained with the Lender (the "Proceeds Account"). The Borrower hereby grants to the Lender, subject to the prior assignment in favor of the Lender of such production and its proceeds, a security interest in the Proceeds Account and all proceeds thereof.


                         ARTICLE IV

                        LETTERS OF CREDIT

     SECTION IV.1. Issuance Requests. By delivering to the Issuer an Issuance Request on or before 12:00 noon (Chicago time), the Borrower may request, from time to time prior to the earlier to occur of (x) the Tranche A Availability Termination Date and (y) the Tranche A Commitment Termination Date, and on not less than three (3) nor more than ten (10) Business Days' notice, that the Issuer issue an irrevocable standby letter of credit in substantially the form of Exhibit L hereto, or in such other form as may be mutually agreed by the Borrower and the Issuer (each a "Letter of Credit"), in support of financial obligations of the Borrower incurred in the Borrower's ordinary course of business and which are described in such Issuance Request. Each Letter of Credit shall by its terms:

          (a      be issued in a Stated Amount which

               (i      is at least $50,000;

               (ii      does not exceed (or would not exceed) the then Letter
          of Credit Availability;

          (b      be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (i) one (1) year after its date of issuance, or
     (ii) one (1) year after the Tranche A Availability Termination Date; and

          (c      on or prior to its Stated Expiry Date

               (i      terminate immediately upon notice to the Issuer from
          the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full,

               (ii      reduce in part immediately and to the extent the
          beneficiary thereunder has notified the Issuer that the obligations covered thereby have been paid or otherwise satisfied in part, or

               (iii      terminate thirty (30) Business Days after notice to
          the beneficiary thereunder from the Lender that an Event of Default has occurred and is continuing.

So long as no Default has occurred and is continuing, by delivery to the Issuer of an Issuance Request at least three (3) but not more than ten (10) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request the Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one (1) year from its date of extension, the Tranche A Availability Termination Date or the Tranche A Commitment Termination Date.

     SECTION IV.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article VI), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. Upon the expiration of any Letter of Credit, the Borrower may re-use any portion of the Letter of Credit Availability for the issuance of new Letters of Credit prior to the earlier to occur of the Tranche A Availability Termination Date or the Tranche A Commitment Termination Date.

The Issuer is under no obligation to issue any Letter of Credit if:

          (i      any order, judgment or decree of any Government Agency or
     arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing such Letter of Credit, or any requirement of Applicable Law or any request or directive (whether or not having the force of law) from any Government Agency with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuer in good faith deems material to it;

          (ii      one or more of the applicable conditions contained in
     Article VI is not then satisfied;

          (iii      the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

          (iv      any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of the Issuer;

          (v      any standby Letter of Credit is for the purpose of
     supporting the issuance of any letter of credit by any other Person; or

          (vi      such Letter of Credit is in a face amount denominated in a currency other than Dollars.

The Uniform Customs and Practice for Documentary Credits most recently published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     SECTION IV.3. Expenses. The Borrower agrees to pay to the Issuer all reasonable administrative expenses of the Issuer in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by the Issuer upon demand from time to time.

     SECTION IV.4. Disbursements. The Issuer will notify the Borrower promptly of the presentment for payment of any Letter of Credit, together with notice of the date (the "Disbursement Date") such payment shall be made.
Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. In paying any drawing under a Letter of Credit, the Issuer shall not have any responsibility to obtain any document (other than to obtain and review any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Prior to 12:00 noon (Chicago time) on the Disbursement Date, the Borrower will reimburse the Issuer for all amounts which it has disbursed under the Letter of Credit.
To the extent the Issuer is not reimbursed in full in accordance with the preceding sentence, the Borrower's Reimbursement Obligation shall accrue interest at a fluctuating rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Alternate Base Rate, plus the Applicable Margin, plus a margin of 3% per annum, payable on demand. In the event the Issuer is not reimbursed by the Borrower on the Disbursement Date, or if the Issuer must for any reason return or disgorge such reimbursement, the Lender shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Loans as provided in Section 2.1.1 (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

     SECTION IV.5. Reimbursement. The Borrower's obligation (a "Reimbursement Obligation") under Section 4.4 to reimburse the Issuer with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against the Lender, the Issuer or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

     SECTION IV.6. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Tranche A Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the Lender, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Lender under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Lender to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Lender the amount deemed to have been so paid or disbursed by the Lender. Any amounts so received by the Lender from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit issued by the applicable Issuer. At any time when such Letters of Credit shall terminate and all Obligations to the Lender are either terminated or paid or reimbursed to the Lender in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Lender or the Issuer), and the Lender will return to the Borrower the excess, if any, of

          (a      the aggregate amount deposited by the Borrower with the
     Lender and not theretofore applied by the Lender to any Reimbursement Obligation over

          (b      the aggregate amount of all Reimbursement Obligations to the
     Lender pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Lender shall return to the Borrower all amounts then on deposit with the Lender pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrower, as the case may be, bear interest for the Borrower's account at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Lender as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Lender.

     SECTION IV.7. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither the Lender nor any Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

          (a      the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b      the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c      failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d      errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise;

          (e      any loss or delay in the transmission or otherwise of any
     document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof;

          (f      any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit;

          (g      the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer (if other than the Lender or its Affiliates) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letters of Credit or any unrelated transaction;

          (h      any payment by an Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; or

          (i      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Lender or the Issuer hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Lender or the Issuer in good faith and not constituting gross negligence or willful misconduct shall be binding upon the Borrower and shall not put the Lender or the Issuer under any resulting liability to the Borrower.

     SECTION IV.8.  Increased Costs; Indemnity.  If by reason of

          (a      any change in Applicable Law after the Effective Date or any change in the interpretation or application by any judicial or regulatory authority of any Applicable Law, or

          (b      compliance by the Lender with any direction, request or
     requirement (whether or not having the force of law) of any Government Agency, including Regulation D of the F.R.S. Board:

               (i      the Lender shall be subject to any tax (other than
          taxes on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by the Lender;

               (ii      any reserve, deposit or similar requirement is or
          shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by an Issuer; or

               (iii      there shall be imposed on the Lender any other
          condition regarding this Article IV or any Letter of Credit,


and the result of the foregoing is directly or indirectly to increase the cost to the Lender or the Issuer of issuing or maintaining any Letter of Credit or to reduce any amount receivable in respect thereof by the Lender or the Issuer, then and in any such case may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof, and the Borrower shall pay on demand such amounts as the Lender or the Issuer may specify to be necessary to compensate the Lender or the Issuer for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternte Base Rate plus the Applicable Margin plus three percent (3%) per annum. The determination by the Lender or the Issuer, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

          (c      In addition to amounts payable as elsewhere provided in this
     Article IV, the Borrower hereby indemnifies, exonerates and holds the Lender and each Issuer harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether the Lender or the Issuer is a party to the action for which indemnification is sought), including reasonable attorneys' fees and disbursements, which the Lender or the Issuer may incur or be subject to as a consequence, direct or indirect, of

               (i      the issuance of the Letters of Credit, other than as
          a result of the gross negligence or wilful misconduct of the Issuer as determined by a court of competent jurisdiction, or

               (ii      the failure of the Issuer to honor a drawing under
          any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Agency.


                                ARTICLE V

                 CERTAIN INTEREST RATE AND OTHER PROVISIONS


     SECTION V.1. LIBO Rate Lending Unlawful. If the Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligation of the Lender to make, continue, maintain or convert into any such LIBO Rate Loans shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION V.2. Deposits Unavailable. If the Lender shall have determined that Dollar deposits in the relevant amount are not available to the Lender in its relevant market, then, upon notice from the Lender to the Borrower, the obligations of the Lender under Section 2.3 to make any Loans shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

     SECTION V.3.  Increased Loan Costs, etc.  If by reason of

          (a      any change in Applicable Law after the Effective Date or any change in the interpretation or application by any judicial or regulatory authority of any Applicable Law, or

          (b      compliance by the Lender with any direction,  request or
     requirement (whether or not having the force of Governmental Agency, including Regulation D of the F.R.S. Board:

               (i   the Lender shall be subject to any tax (other than taxes
          on net income and franchises), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to any payment due under any LIBO Rate Loan or other amounts due under this Agreement, whether directly or by such being imposed on or suffered by the Lender;

               (ii   any reserve, deposit or similar requirement is or shall
          be applicable, increased, imposed or modified in respect of Letters of Credit issued by an Issuer or any other extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender or Loans made by the Lender, or against any other funds, obligations or other property owned or held by the Lender and the Lender actually incurs such additional costs; or

               (iii   there shall be imposed on the Lender any other
          condition affecting this Agreement (or any of such extensions of credit or liabilities),

and the result of the foregoing is directly or indirectly to increase the cost to the Lender of making, continuing or the Issuer of issuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, any Letter of Credit or to reduce any amount receivable in respect thereof by the Lender or the Issuer, then and in any such case the Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof, and the Borrower shall pay on demand such amounts as the Lender or the Issuer may specify to be necessary to compensate the Lender or the Issuer for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin plus three percent (3%) per annum. The determination by the Lender or the Issuer, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     SECTION V.4. Funding Losses. In the event the Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate
Loan) as a result of

          (a   any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b   any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor by reason of any act or omission by the Borrower or failure of a condition precedent to be satisfied; or

          (c   any Loans not being continued as, or converted into, LIBO Rate
     Loans in accordance with the Continuation/ Conversion Notice therefor by reason of any act or omission by the Borrower;

then, upon the written notice of the Lender to the Borrower, the Borrower shall, within five (5) days of its receipt thereof, pay to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.


     SECTION V.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any Applicable Law of any Government Agency, affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments hereunder, issuance of Letters of Credit or the Loans made by the Lender is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     SECTION V.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, levies, assessments, imposts, deductions, fees, duties, withholdings or other charges and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income, total assets, net worth, shareholder capital or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law then (unless the Borrower already knows of such withholding or deduction, upon notice thereof from the Lender) the Borrower will

          (a      pay directly to the relevant authority the full amount
     required to be so withheld or deducted;

          (b      promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

          (c      pay to the Lender such additional amount or amounts as is
     necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received and retained had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes or other liability (including interest, expenses or penalties) that may become payable by the Lender as a result of any such failure, whether or not such Taxes or liabilities were correctly or legally asserted. Payment under this indemnity shall be made within thirty (30) days after the date the Lender makes written demand therefor.

     Upon the request of the Borrower, each Assignee Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payment in respect of the Borrowings, execute and deliver to the Borrower, on or about January 15 of each calendar year, one or more (as the Borrower may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Assignee Lender is exempt from withholding or deduction of Taxes.

     SECTION V.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document shall be made by the Borrower without setoff, deduction or counterclaim, not later than 11:00 a.m. (Chicago time) on the date due, in U.S. Dollars in same day or immediately available funds, to such account with the Lender in Chicago, Illinois as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION V.8. Setoff. The Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 or upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by the Lender, including without limitation, the Proceeds Account. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 5.8 are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which the Lender may have.

     SECTION V.9. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing only in accordance with and for the purposes set forth in Section 2.7; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U, X or G.


                              ARTICLE VI

                         CONDITIONS PRECEDENT

     SECTION VI.1. Initial Credit Extension. The obligation of the Lender to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

     SECTION VI.1.1. Resolutions, etc. The Lender shall have received from the Borrower and each of Borrower's Subsidiaries a certificate, dated not later than the date of the initial Credit Extension, of the respective Secretary or Assistant Secretary of each of the Borrower, Future California and the Partners, for themselves and on behalf of the Partnership Subsidiaries, as to

          (a      resolutions of the respective Boards of Directors of the
     Borrower, Future California and the Partners then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

          (b      the incumbency and signatures of those of its officers or
     Persons authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it;

          (c      the Organic Documents of the Borrower, Future California,
     the Partners and the Partnership Subsidiaries; and

          (d      evidence that each of the Borrower, Future California, the
     Partners and the Partnership Subsidiaries are in good standing under the laws of the jurisdiction of its respective organization and, as to the Partnership Subsidiaries, in each of the jurisdictions where the Mortgaged Properties are located, upon which certificates the Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

     SECTION VI.1.2. Delivery of Notes. The Lender shall have received the Notes duly executed and delivered by the Borrower.

     SECTION VI.1.3. Guaranties. The Lender shall have received executed counterparts of the Guaranties, or ratifications of Guaranties previously delivered under the Existing Agreement, dated as of the date hereof, duly executed by each of the Borrower's Subsidiaries.

     SECTION VI.1.4. Pledge Agreements. To the extent not previously delivered in connection with the Existing Agreement, the Lender shall have received executed counterparts of the Pledge Agreements, or ratifications of Pledge Agreements previously delivered under the Existing Agreement, dated as of the date hereof, duly executed by (a) the Principal Shareholders pledging all of their interests in the capital stock of the Borrower, (b) the Borrower pledging all of its interest in the capital stock of each of the Partners and Future California, and (c) each of the Partners pledging all of its respective partnership interests in the Partnership Subsidiaries, in each case together with the certificates, evidencing all of the issued and outstanding shares of capital stock or partnership interests pledged pursuant to the Pledge Agreements, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant to the Pledge Agreements are uncertificated securities, confirmation and evidence satisfactory to the Lender that the security interest in such uncertificated securities has been transferred to and perfected by the Lender in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of Illinois, and, as applicable, with the evidence of completion (or satisfactory arrangement for the completion) of all filings and recordings of the Pledge Agreements as may be necessary, or in the reasonable opinion of the Lender, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby.

     SECTION VI.1.5. Security Agreement. The Lender shall have received executed counterparts of a Security Agreement, or ratifications of Security Agreements previously delivered under the Existing Agreement, dated as of the date hereof, duly executed by the Borrower and each of its Subsidiaries, as applicable, together with

          (a      executed copies of Uniform Commercial Code financing
     statements (Form UCC-1), in proper form for filing, naming the Borrower (or its Subsidiary, as applicable) as the debtor and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to such Security Agreement; and

          (b      executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in such Security Agreement previously granted by any Person together with such other Uniform Commercial Code Form UCC-3 termination statements as the Lender may reasonably request from the Borrower.

     SECTION VI.1.6. Consents and Mortgage Consents. The Lender shall have received true and correct copies, certified by the Borrower, of all Mortgage Consents and Consents required in connection with the Properties to be encumbered by Mortgages delivered pursuant to Section 6.1.7 or the Security Agreements delivered pursuant to Section 6.1.5, respectively.

     SECTION VI.1.7. Mortgage. The Lender shall have received counterparts of a Mortgage, or amendments to Mortgages previously delivered under the Existing Agreement, relating to the Hydrocarbon Interests and related Oil and Gas Properties of the Borrower and its Subsidiaries that are included in the Lender's determination of the initial Borrowing Base, dated as of a recent date, duly executed by the Borrower and/or its Subsidiaries, as applicable, together with

          (a      evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage or amendments as may be necessary or, in the reasonable opinion of the Lender, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby;

          (b) favorable mortgagee's title opinions in favor of the Lender (in form and substance and issued by title counsel reasonably satisfactory to the Lender, substantially in the form of Exhibit I-2 hereto), with respect to the Property purporting to be covered by the Mortgage setting forth the working interest and net revenue interest of the Borrower and/or its Subsidiaries in such Properties and opining that the Borrower's and/or its Subsidiaries' title to such property is good and marketable and valid and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Lender; and

          (c) such other approvals, opinions, or documents as the Lender may reasonably request.

     SECTION VI.1.8. Opinions of Counsel. The Lender shall have received opinions, dated the date of the initial borrowing and addressed to the Lender, from

          (a) Kruse, Landa & Maycock, L.L.C., counsel to the Borrower, Future California, the Partners, the Partnership Subsidiaries and Carl Price, substantially in the form of Exhibit H hereto;

          (b) Thompson & Knight, P.C., counsel to EnCap Equity 1994 Limited Partnership, substantially in the form of Exhibit H hereto;

          (c) Lowrey & Millikin, L.L.P., counsel to Bargo Energy Resources, Ltd., substantially in the form of Exhibit H hereto;

          (d) Hobson Audley Hopkins & Wood, counsel to Energy Capital Investment Company PLC, substantially in the form of Exhibit H hereto; and

          (e) Tim J. Lewy, as to the Chevron South Coles Levee Property, Phillip R. Wahl, as to the Racoon Bend Property, and Liskow & Lewis and Phillip R. Wahl, as to Cody Properties, special title counsel to the Borrower, substantially in the form of Exhibit I-1 hereto.

     SECTION VI.1.9. UCC-11s. The Lender shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower, its Subsidiaries, and each other Obligor (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in the States of Texas and the State of residence (if outside the State of Texas) and the Borrower and its Subsidiaries in the States of Utah, Oklahoma, New Mexico and California, together with copies of such financing statements (none of which shall cover any collateral described in the Existing Mortgages).

     SECTION VI.1.10. Evidence of Insurance. The Lender shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the other Loan Documents.

     SECTION VI.1.11. Engineering Reports. The Lender shall have received an Engineering Report, dated as of August 1, 1998, from T.J. Smith & Company, as to the Mortgaged Properties.

     SECTION VI.1.12. Environmental Report. The Lender shall have received the Phase I environmental assessments prepared by Environmental Compliance Associate with respect to the Cody Properties, the Chevron South Coles Levee Property, and the Raccoon Bend Property; a completed environmental disclosure questionnaire and such other information with respect to the ownership and past use of the Mortgaged Properties as the Lender may reasonably request, and such reports and questionnaire shall be satisfactory in form, substance and scope to the Lender.

     SECTION VI.1.13. Budget. The Lender shall have received a budget for the Borrower for the twelve (12) months immediately following the Effective Date, in form, scope and detail reasonably satisfactory to the Lender. The budget shall contain, among other things, a quarterly projection of Capital Expenditures showing the proposed use of proceeds from Loans.

     SECTION VI.1.14. Amended and Restated Security Documents. The documents, instruments and agreements comprising or evidencing the collateral security for the Existing Agreement (including that certain Master Subordination Agreement dated as of August 14, 1998, among the Lender, the Borrower and its Subsidiaries and the Existing Creditors, as the same has been amended) shall each have been amended, or amended and restated to provide that such documents, instruments and agreements secure the Obligations, in each case pursuant to instruments in form and substance satisfactory to the Lender and its counsel.

     SECTION VI.1.15. Other Documents. The Lender shall have received such other documents, including Approvals, as it may reasonably request.

     SECTION VI.1.16. Closing Fees, Expenses, etc. The Lender shall have received all reasonable costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION VI.2. Inclusion of Hydrocarbon Interests in the Borrowing Base. The inclusion of any additional Hydrocarbon Interests in the Borrowing Base, including the Cody Properties, the Chevron South Coles Levee Property and the Raccoon Bend Property, is subject to the following conditions having been satisfied and receipt by the Lender of the following documents, in each case with respect to each Hydrocarbon Interests and related Oil and Gas Properties which the Borrower requests be included in the Borrowing Base, and each of which conditions and documents shall be satisfactory to the Lender in form and substance:

     SECTION VI.2.1. Environmental Report. The Lender shall have received Phase I environmental assessments as of a recent date prepared by an environmental consulting firm as shall be acceptable to the Lender, a completed environmental disclosure questionnaire and such other information with respect to the ownership and past use of the Mortgaged Properties relating to such Hydrocarbon Interests as the Lender may reasonably request, and such reports and questionnaire shall be satisfactory in form, substance and scope to the Lender.

     SECTION VI.2.2. Mortgage. The Lender shall have received counterparts of a Mortgage relating to such Hydrocarbon Interests and related Oil and Gas Properties, dated as of a recent date, duly executed by the Borrower and/or its Subsidiaries, as applicable, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Lender, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby;

          (b) favorable mortgagee's title opinions in favor of the Lender (in form and substance and issued by title counsel reasonably satisfactory to the Lender, substantially in the form of Exhibit I-2 hereto), with respect to the Property purporting to be covered by the Mortgage setting forth the working interest and net revenue interest of the Borrower and/or its Subsidiaries in such Properties and opining that the Borrower's and/or its Subsidiaries' title to such property is good and marketable and valid and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Lender; and

          (c) such other approvals, opinions, or documents as the Lender may reasonably request.

     SECTION VI.2.3. UCC-11s. The Lender shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated as of a recent date, listing all effective financing statements which name the Borrower or its Subsidiaries (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in the State of Texas or the state in which such Oil and Gas Properties are located and in which the Mortgage referenced in Section 6.2.2. is to be filed, together with copies of such financing statements (none of which shall cover any collateral described in any such Mortgage).

     SECTION VI.2.4. Evidence of Insurance. The Lender shall have received certificates of insurance satisfactory to it evidencing the existence of all insurance required to be maintained by the Borrower by this Agreement and the other Loan Documents with respect to the Hydrocarbon Interests and related Oil and Gas Properties being added to the Borrowing Base.

     SECTION VI.2.5. Engineering Reports. The Lender shall have received an Engineering Report, dated as of a recent date from a petroleum engineer reasonably acceptable to the Lender, as to the Hydrocarbon Interests being added to the Borrowing Base; provided that, as to the Acquisitions of the Cody Properties, the Chevron South Coles Levee Property and the Raccoon Bend Property, such Engineering Reports shall be delivered to Lender not less than thirty (30) days before the date of closing of such Acquisition.

     SECTION VI.2.6. Material Contracts and Related Consents; Security Agreement. The Lender shall have received true and correct copies, certified by the Borrower, and approved the form and substance of, each Material Contract related to the Hydrocarbon Interests being added to the Borrowing Base. In addition, the Lender shall have received duly executed counterparts of a Security Agreement or, if applicable, amendments to an existing Security Agreement which add any such Material Contract to the Collateral (as defined in the Security Agreement), a Consent, all Approvals and, as applicable, a Mortgage Consent, for each such Material Contract, dated as of a recent date.

     SECTION VI.2.7. Guaranties. The Lender shall have received duly executed counterparts of a Guaranty from any Subsidiary of the Borrower which is adding Hydrocarbon Interests to the Borrowing Base, unless such a Guaranty has already been delivered to the Lender in connection with a previous addition to the Borrowing Base or on the Effective Date.

     SECTION VI.2.8. Additional Stock or Partnership Pledge. The Lender shall have received executed counterparts of the Pledge Agreement, dated not later than the date of such Loan, duly executed by the Borrower or the applicable Guarantor pledging its interest in the capital stock or partnership interest, as the case may be, of any Subsidiary which is adding Hydrocarbon Interests to the Borrowing Base, unless such Pledge Agreement has already been delivered to the Lender, accompanied by the original share certificate evidencing such capital stock and executed stock powers (in blank) and the evidence of satisfactory arrangement for the completion of all filings and recordings of the Pledge Agreement as may be necessary or, in the reasonable opinion of the Lender, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby.

     SECTION VI.2.9. Other Documents. The Lender shall have received such other documents as it may reasonably request.

     SECTION VI.3. Loan in Connection with the Bargo-Future Transaction. The obligation of the Lender to make any Loan to finance the Bargo-Future Transaction shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.3, each of which conditions and documents shall be satisfactory to the Lender in form and substance:

     SECTION VI.3.1. Bargo-Future Agreement. The Lender shall have received a certificate signed by an Authorized Officer of the Borrower, dated as of the date hereof, stating that: (1) the conditions precedent to the Bargo-Future Transaction have been satisfied without waiver or forbearance; (ii) the representations and warranties of the Borrower set forth in the Bargo-Future Transaction are true and correct as of the Effective Date; (iii) each other party to the Bargo-Future Transaction has certified to the Borrower that its representations and warranties set forth in the Bargo-Future Agreement are true and correct in all material respects; (iv) the Bargo-Future Agreement has not been amended in any material respect; (v) attached thereto are true and complete copies of the definitive Bargo-Future Agreement; and (vi) the Bargo-Future Transaction shall be consummated substantially contemporaneously therewith. The final form of the Bargo-Future Agreement shall be substantially in the form of the December 9, 1998, draft thereof previously furnished to the Lender, with only such changes as shall be acceptable to the Lender.

     SECTION VI.3.2. Security Documents. The Lender shall have received executed counterparts of


          (i) the Pledge Agreement, dated not later than the date of such Loan, duly executed by each of BEC and TJG, and amendments to the Pledge Agreement previously delivered by Bargo under the Existing Agreement, in each case pledging its interest in the capital stock of the Borrower, accompanied by the original share certificate evidencing such capital stock and executed stock powers (in blank) and the evidence of satisfactory arrangement for the completion of all filings and recordings of the Pledge Agreement as may be necessary or, in the reasonable opinion of the Lender, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby, and

          (ii) the Security Agreement, dated not later than the date of such Loan, duly executed by the Borrower and each Subsidiary of the Borrower that receives assets in connection with the Bargo-Future Transaction together with

               (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1), in proper form for filing, naming the Borrower (or its Subsidiary, as applicable) as the debtor and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to such Security Agreement; and

               (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in such Security Agreement previously granted by any Person together with such other Uniform Commercial Code Form UCC-3 termination statements as the Lender may reasonably request from the Borrower.

     SECTION VI.3.3. Consents, Mortgage Consent and Approvals. The Lender shall have received true and correct copies, certified by the Borrower, of all Consents, Approvals and Mortgage Consents pertaining to the Bargo-Future Transaction.

     SECTION VI.3.4. Opinion of Counsel. The Lender shall have received an opinion of counsel to BEC and TJG pertaining to the Pledge Agreements executed by each of them.

     SECTION VI.3.5. Pro Forma Financials. The Lender shall have received pro forma financial statements of the Borrower and its consolidated Subsidiaries, after giving effect to the Bargo-Future Transaction and shall have received evidence of the cancellation of all subordinated Indebtedness of the Borrower previously held by BEC and TJG.

     SECTION VI.3.6. Other Documents. The Lender shall have received such other documents as it may reasonably request.

     SECTION VI.4.  Raccoon Bend Deposit Loan.   The obligation of the Lender
to make any Loan to finance an earnest money deposit in connection with the proposed Acquisition of the Raccoon Bend Property shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.4, each of which conditions and documents shall be satisfactory to the Lender in form and substance:

     SECTION VI.4.1. Acquisition Agreement. The Lender shall have received a certified copy of the Acquisition Agreement pertaining to the Raccoon Bend Property, or if such Acquisition Agreement has not yet been executed, a deposit agreement pursuant to which such earnest money deposit shall be repaid to the Borrower in the event that such Acquisition Agreement is not executed by both Exxon Corporation and the Borrower or one of its Subsidiaries.

     SECTION VI.4.2. Other Documents. The Lender shall have received such other documents as it may reasonably request.

     SECTION VI.5. EnCap Pay-off Loan. The obligation of the Lender to make any Loan to finance repayment of the subordinated Indebtedness of the Borrower to EnCap Equity 1994 Limited Partnership and Energy Capital Investment Company PLC shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.5, each of which conditions and documents shall be satisfactory to the Lender in form and substance:

     SECTION VI.5.1. Documentation. The Lender shall have received evidence of the cancellation or repayment in full of all subordinated Indebtedness of the Borrower held by EnCap Equity 1994 Limited Partnership and Energy Capital Investment Company.

     SECTION VI.5.2. Completion of Acquisitions. The Lender shall have received evidence that the Acquisitions of the Cody Properties and the Chevron South Coles Levee Property have been completed.

     SECTION VI.5.3. Other Documents. The Lender shall have received such other documents as it may reasonably request.

     SECTION VI.6. All Credit Extensions. The obligation of the Lender to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.6.

     SECTION VI.6.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.9) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (b) except as disclosed by the Borrower to the Lender pursuant to Section 7.9

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which has or might reasonably be expected to have a Material Adverse Effect; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.9 which has or might reasonably be expected to have a Material Adverse Effect; and

          (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any other Obligor are in material violation of any Applicable Law or court order or decree if such violation has or might reasonably be expected to have a Material Adverse Effect.

     SECTION VI.6.2. Credit Request. The Lender shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.6.1 are true and correct.

     SECTION VI.6.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be reasonably satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.


                         ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, the Borrower represents and warrants unto the Lender as set forth in this Article VII.

     SECTION VII.1. Organization, etc. The Borrower is a Utah corporation and each of the Subsidiaries is a corporation or limited partnership, validly organized and existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign limited partnership or corporation, as the case may be, in each jurisdiction where the nature of its business requires such qualification, where the failure so to qualify would have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its Property and to conduct its business substantially as currently conducted by it, in each case where the failure so to do would have a Material Adverse Effect. As of the Effective Date, the Principal Shareholders are the owners of 83% of the issued and outstanding shares of the Borrower. The Borrower is the sole shareholder of Future California and of each Partner. The Partners are the sole partners of the Partnership Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than as listed in
Schedule II.

     SECTION VII.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower and each other Obligor of this Agreement, the Notes and each other Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's partnership (or corporate or other, as the case may be) powers, have been duly authorized by all necessary partnership (or corporate or other, as the case may be) action, and do not

          (a)     contravene the Borrower's or such Obligor's Organic
     Documents;

          (b) contravene or result in any violation of or default under any Applicable Law or any material contractual restriction, court decree or order, in each case binding on or affecting the Borrower or any other Obligor or any Properties, businesses, assets or revenues of the Borrower;

          (c) result in, or require the creation or imposition of, any Lien on (except for the Liens of the Loan Documents) any of the Borrower's or any other Obligor's Properties, businesses, assets or revenues.

     SECTION VII.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Government Agency or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party.

     SECTION VII.4. Investment Company Act. Neither the Borrower, its Subsidiaries nor any Affiliate thereof, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION VII.5. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION VII.6. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower or any of its Subsidiaries will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower and such Subsidiaries, as applicable, enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     SECTION VII.7. Financial Information. The audited consolidated balance sheets of the Borrower and each of its consolidated Subsidiaries as at December 31, 1997 and the related consolidated unaudited statements of operations and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the partnerships and corporations covered thereby as at the date thereof and the results of their unaudited operations for the period then ended, and show all material Indebtedness of the Borrower and its consolidated Subsidiaries, as of the date thereof, including liabilities for taxes, material commitments and Contingent Liabilities.

     SECTION VII.8. No Material Adverse Change. Since the date of the audited financial statements described in Section 7.7, there has been no change in the financial condition, operations, assets, business, Properties or prospects of the Borrower or its Subsidiaries that has or might reasonably be expected to have a Material Adverse Effect.

     SECTION VII.9. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective Properties, businesses, assets or revenues, which has or might reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 7.9 ("Litigation") of the Disclosure Schedule.

     SECTION VII.10. Ownership of Properties. Each of the Borrower and each of its Subsidiaries has good and merchantable title to its Properties (including, without limitation, all Hydrocarbon Interests), free and clear of all Liens except (a) those referred to in the financial statements referred to in Section 7.7, (b) as disclosed to the Lender in the Disclosure Schedule or (c) as permitted by Section 8.2.3. After giving full effect to all Liens permitted under Section 8.2.3, the Borrower and its Subsidiaries own the net interests in Hydrocarbons produced from the Oil and Gas Properties as reflected in the most recent Engineering Report, and neither the Borrower nor any of its Subsidiaries is obligated to bear costs or expenses in respect of the Oil and Gas Properties in excess of its working interest percentage as reflected in the most recent Engineering Report.

     SECTION VII.11. Taxes. Each of the Borrower and its Subsidiaries has filed all Federal and other tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and other governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VII.12. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 7.12 ("Employee Benefit Plans") of the Disclosure Schedule or as otherwise reflected in the Financial Statements of the Borrower and its consolidated Subsidiaries, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION VII.13. Compliance with Law. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any Applicable Law of, or the terms of any Approval issued by, any Government Agency; or (b) has failed to obtain any Approval necessary to ownership of any of its properties or the conduct of its business (including without limitation any such authorization from the Federal Energy Regulatory Commission or any state conservation commission or similar body); which violation or failure could reasonably be expected to have a Material Adverse Effect.

     SECTION VII.14. Claims and Liabilities. Except as disclosed to the Lender in Item 7.14 ("Claims and Liabilities") of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect. Except as disclosed to the Lender in Item 7.14 of the Disclosure Schedule, no claims exist against the Borrower or any of its Subsidiaries for gas imbalances which claims if adversely determined would have a Material Adverse Effect. No purchaser of product supplied by the Borrower or any of its Subsidiaries has any claim against the Borrower or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

     SECTION VII.15. No Prohibition on Perfection of Security Documents. None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens evidenced and created by any of the Loan Documents.

     SECTION VII.16. Solvency. Neither the Borrower nor any of its Subsidiaries is "insolvent", as such term is used and defined in the United
States Bankruptcy Code, 11 U.S.C.   101, et seq.

     SECTION VII.17. Environmental Warranties. As a reasonable and prudent operator of oil and gas producing properties, in the ordinary course of its business, the Borrower has conducted, with respect to the Acquired Properties and its existing Oil and Gas Properties, and, on an ongoing basis, conducts a review of the effect of Environmental Laws on business, operations and Properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for Remedial Action or other clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required for Remedial Action or otherwise to achieve or maintain compliance with environmental protection standards imposed by any Environmental Law or as a condition of any Approval, license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that, except as disclosed in Item 7.17 ("Environmental Matters") of the Disclosure Schedule, to the best of its knowledge after due inquiry:

          (a) all facilities and Property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries have been, and continue to be, owned, leased or operated by the Borrower or any of its Subsidiaries in compliance with all Environmental Laws where the failure to do so could reasonably be expected to have a Material Adverse Effect;

          (b) there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or

               (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or Property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (d) each of the Borrower or any of its Subsidiaries, as applicable, has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business where the failure to do so could reasonably be expected to have a Material Adverse Effect;

          (e) no Property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any other similar federal or state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) neither the Borrower nor any Subsidiaries of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

          (i) no condition exists at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have a Material Adverse Effect.


     SECTION VII.18. Regulations G, U and X. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION VII.19.  Year 2000 Compliance.

     (a) The Borrower is: (i) developing a review and assessment program of all areas with its and each of its Subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications (as well as imbedded microchips) used by the Borrower or any of its Subsidiaries (or any of their suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developing a plan and a timetable for addressing the Year 2000 Problem on a timely basis; and (iii) to date, implementing that plan in accordance with that timetable.

     (b) The Borrower reasonably believes that all computer applications (including those of their suppliers and vendors) that are material to its or its Subsidiaries' businesses and operations will, on a timely basis, be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect."

      SECTION VII.20. Insurance. The Borrower and its Subsidiaries have the benefit of the insurance coverage described in the certificates of insurance delivered pursuant to Section 6.1.10 and required to be maintained pursuant to
Section 8.1.4.

     SECTION VII.21. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including without limitation each Engineering Report) is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.



                              ARTICLE VIII

                               COVENANTS

     SECTION VIII.1. Affirmative Covenants. The Borrower agrees with the Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower and each of its Subsidiaries will perform the obligations set forth in this Section 8.1.

     SECTION VIII.1.1.  Financial Information, Reports, Notices, etc.
The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of operations and cash flow of the Borrower and its consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its consolidated Subsidiaries, including therein the audited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year and audited statements of operations and cash flow of the Borrower and its consolidated Subsidiaries for such Fiscal Year, in the case of such audited financials, each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Lender by an independent public accountant acceptable to the Lender, together with a certificate from the Chief Financial Officer of the Borrower from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 8.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

          (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b), a certificate, executed by the Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Lender compliance with the financial covenants set forth in Section 8.2.4 and also certifying, to such Authorized Officer's best knowledge, that no Default has occurred and is then outstanding;

          (d) on or prior to December 31st of each calendar year, a budget for the Borrower for the following calendar year, in form, scope and detail reasonably satisfactory to the Lender;

          (e)     as soon as possible and in any event within five (5)
     Business Days after any responsible officer of the Borrower becomes aware of the occurrence of each Default and any event which has or is reasonably likely to have a Material Adverse Effect, a statement of an Authorized Officer of the Borrower setting forth details of such Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

          (f) as soon as possible and in any event within five (5) Business Days after any responsible officer of the Borrower becomes aware of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in
     Section 7.9 or (y) the commencement of any litigation, action, proceeding or labor controversy of the type described in Section 7.9, notice thereof and, to the extent reasonably requested by the Lender, copies of all documentation relating thereto not subject to the attorney-client privilege;

          (g) as soon as possible and in any event within ten (10) days after any responsible officer of the Borrower or any of its Subsidiaries has actual knowledge thereof, notice of

               (i) any claim by any Person against the Borrower or any of its Subsidiaries of nonpayment of, or

               (ii)     any attempt by any Person to collect upon or enforce

any accounts payable of the Borrower or any of its Subsidiaries, in the case of any single account payable in excess of $50,000, or in the case of all accounts payable in the aggregate in excess of $100,000;


          (h) upon, but in no event later than ten (10) days after, any responsible officer of the Borrower or any of its Subsidiaries becomes aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened or other environmental claims against the Borrower or any Subsidiary or any of its Properties pursuant to any applicable Environmental Laws which could have a Material Adverse Effect, and (ii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

          (i) as soon as available and in any event within sixty (60) days after January 1, 1999 and January 1st of each calendar year, an Engineering Report from an independent petroleum engineering firm acceptable to the Lender in its reasonable judgment, and as soon as available and in any event within sixty (60) days after July lst of each calendar year commencing in 1999, an Engineering Report from the Borrower's internal reserve engineers, unless the Lender, at least sixty
     (60) days before the required delivery date of such Engineering Report, has requested that it be prepared by an independent petroleum engineering firm reasonably acceptable to the Lender;

          (j) promptly after (i) the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders,
     (ii) the sending or filing thereof, all material reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange,
     (iii) the filing thereof, copies of all tariff and rate cases and other material reports filed with any regulatory authority (other than routine operating reports), and (iv) receipt thereof, copies of all notices received from any regulatory authority concerning material noncompliance by the Borrower or any of its Subsidiaries with any applicable regulations;

          (k) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (l) promptly after the Borrower discovers or determines that any computer application (including those of its suppliers or vendors) that is material to the businesses or operations of the Borrower and its Subsidiaries taken as a whole will not be Year 2000 Compliant on a timely basis, notice thereof and a copy of the Borrower's plan for dealing with such problem except to the extent such failure could not reasonably be expected to have a Material Adverse Effect; and

          (m) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request including operational and accounting information with respect to the Mortgaged Properties including production volumes, revenues, operating costs, drilling and completion reports and well test data.

     SECTION VIII.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all Applicable Laws, except where failure to so comply would not be reasonably expected to have a Material Adverse Effect, such compliance to include (without limitation):

          (a) the maintenance and preservation of its limited partnership or corporate existence, as the case may be, and qualification as a foreign limited partnership or corporation, as the case may be; provided that nothing in this Section shall prohibit: (i) mergers permitted under
     Section 8.2.8 or (ii) the termination of the existence of a Subsidiary (other than a Material Subsidiary) if the Borrower in good faith determines that such termination is in the best interest of the Borrower; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VIII.1.3.  Maintenance and Development of Properties.


          (a) The Borrower will, and will cause each of its Subsidiaries to, maintain (subject to any disposition permitted by Section 8.2.9), preserve, protect and keep its Properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in accordance with standard industry practices. In particular, the Borrower will, and will cause each of its Subsidiaries to, operate or cause to be operated its Oil and Gas Properties as a reasonable and prudent operator.

          (b) The Borrower shall use all reasonable efforts to develop and bring into production in a prudent and businesslike manner all proved developed non-producing reserves that the Lender has considered in its determination of the Borrowing Base.

          (c) The Borrower shall ensure that at all times it has available to it, either through its employees or through independent contractors, petroleum engineers with appropriate experience and expertise in the proper operation and development of properties similar to the Mortgaged Properties.

          (d) So long as any Tranche B Loan is unpaid, promptly after the drilling and completion of each well drilled on the Oil and Gas Properties that have been considered by the Lender in the determination or redetermination of the Borrowing Base or the Collateral Value, the Borrower shall promptly request assignments of any interests earned by virtue of such drilling and, within fifteen (15) days after the earlier to occur of the receipt of such assignments or sixty (60) days after first production from such well, shall deliver to the Lender:

          (i) true and correct copies of any such assignments of record title of the applicable Oil & Gas Properties into the Borrower or its Subsidiary, as applicable,

          (ii) true and correct copies of all required Consents, Mortgage Consents and Approvals (including, if applicable, copies of applications to the Mineral Board of the State of Louisiana for the relevant Approvals) applicable to such assignments,

          (iii) original, executed and acknowledged counterparts of a Mortgage or supplemental Mortgage and related amendments to financing statements and

          (iv) a favorable mortgagee's title opinion showing that the Borrower or its Subsidiary, as applicable, is vested with good and marketable title to interests in the applicable Mortgaged Property consistent with the working interests and net revenue interest for such property shown in the most recent Engineering Report and showing that the interests created by such supplemental Mortgage constitute valid first Liens thereon, free and clear of all defects and encumbrances other than as approved by the Lender, in each case, in form and substance satisfactory to the Lender.

     SECTION VIII.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses (including, where appropriate, well control, operator's extra expense and remediation insurance) and will furnish to the Lender at reasonable intervals at the request of the Lender a certificate of an Authorized Officer of the General Partner setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 8.1.4. The following shall apply to the insurance required by this Section 8.1.4:

          (a) Each policy for property insurance covering the Mortgaged Property shall show the Lender as loss payee;

          (b) Each policy for liability insurance covering the Mortgaged Property shall show the Lender as additional insured;

          (c) Each insurance policy covering the Mortgaged Property shall provide that at least thirty (30) days prior written notice of cancellation, reduction in amount or other change in coverage, or of lapse shall be given to the Lender by the insurer; and

          (d) The Borrower shall, if so requested by the Lender, deliver to the Lender the original or a certified copy of each insurance policy covering the Mortgaged Property.

     SECTION VIII.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its material business affairs and transactions and permit the Lender or any of its respective representatives, at reasonable times (but in any event, within three (3) Business Days after notice from the Lender and during all normal business hours) and at reasonable intervals, to visit all of its offices, to discuss its financial matters with its officers, directors and, after forty-eight (48) hours notice to the Borrower and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's and its Subsidiaries' financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section. Furthermore, the Borrower will permit the Lender, or its agents, at the cost and expense of the Borrower, to enter upon the Oil and Gas Properties and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices, including the principal place of business, of the Borrower to inspect and examine the Oil and Gas Properties.

     SECTION VIII.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use, operate and maintain all of its facilities and Properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws where failure to do so would reasonably be expected to have a Material Adverse Effect;

          (b) (i) promptly notify the Lender, and if requested by the Lender, and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and Properties or compliance with Environmental Laws, (ii) use all reasonable efforts within ninety (90) days to have dismissed with prejudice any actions or proceedings relating to compliance with Environmental Laws which would or could in the reasonable opinion of the Lender have a Material Adverse Effect, and (iii) diligently pursue cure of any material underlying environmental problem which forms the basis of any such claim, complaint, notice or inquiry; and

          (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this
     Section 8.1.6.

     SECTION VIII.1.7.  Further Assurances.

          (a) The Borrower shall, and shall cause each of its Subsidiaries to, upon the request of the Lender, take such actions and execute and deliver such documents and instruments as the Lender shall require to ensure that the Lender shall, at all times, have received currently effective, duly executed Loan Documents encumbering Oil and Gas Properties of the Borrower and its Subsidiaries constituting 85% of the Proven Reserves to which value is given in the determination of the then current Borrowing Base and Collateral Value (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance reasonably acceptable to the Lender in its reasonable business judgment as to ownership of such Oil and Gas Properties; provided that, upon thirty (30) days notice to the Borrower, the Lender may require, and the Borrower and/or its Subsidiaries, as applicable, shall execute, acknowledge and deliver to the Lender, Mortgages effectively encumbering 100% of the Oil and Gas Properties of the Borrower and its Subsidiaries to which value is given in the determination of the then current Borrowing Base.

          (b) If the Lender shall determine that, as of the date of any Borrowing Base Redetermination, the Borrower or any of its Subsidiaries shall have failed to comply with the preceding subsection 8.1.7(a), the Lender may notify the Borrower in writing of such failure and, within thirty (30) days from and after receipt of such written notice by the Borrower, the Borrower or its Subsidiaries (as applicable) shall execute and deliver to the Lender supplemental or additional Loan Documents, in form and substance reasonably satisfactory to the Lender and its counsel, securing payment of the Notes and the other Obligations and covering additional assets not then encumbered by any Loan Documents (together with current valuations, Engineering Reports, and title evidence applicable to the additional assets collaterally assigned, each of which shall be in form and substance reasonably satisfactory to the Lender) such that the Lender shall have received currently effective duly executed Loan Documents encumbering Oil and Gas Properties constituting at least 85% (or, as provided in Subsection 8.1.7(a), 100%) of the Proven Reserves of the Borrower and its Subsidiaries to which value is given in the determination of the then current Borrowing Base (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance acceptable to the Lender in its reasonable business judgment as to ownership of such Oil and Gas Properties.

          (c) Promptly upon the determination that any Subsidiary has become a Material Subsidiary, the Borrower will cause such Material Subsidiary to execute and deliver to the Lender a Guaranty and a Security Agreement and (if such Material Subsidiary has Oil and Gas Properties included in the Borrowing Base and Collateral Value) a Mortgage, and the Borrower will enter into such amendments to the applicable Pledge Agreement as are necessary to cause the stock of such Material Subsidiary to become subject to such Pledge Agreement.

          (d) The Borrower shall ensure that all written information, exhibits, certificates and reports furnished by or on behalf of the Borrower to the Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Lender and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

     SECTION VIII.1.8. Additional Equity. On or before the Stated Maturity Date applicable to Tranche B Loans, the Borrower shall deliver to the Lender evidence satisfactory to the Lender that the Borrower has obtained irrevocable funding commitments for at least $20,000,000 in consideration of the issuance by the Borrower of common or preferred equity, in form and substance satisfactory to the Lender.

     SECTION VIII.1.9. Elimination of Subordinated Indebtedness. On or before December 31, 1998, the Borrower shall have entered into arrangements in form and substance satisfactory to the Lender to convert all subordinated Indebtedness of the Borrower to BEC and TJG into common or preferred equity of the Borrower.

     SECTION VIII.2. Negative Covenants. The Borrower agrees with the Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.2.

     SECTION VIII.2.1. Business Activities. The Borrower will not, and will not permit its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

     SECTION VIII.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a)     Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness in an aggregate principal amount not to exceed $150,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets to finance its acquisition of such assets;

          (c) unsecured Indebtedness incurred in the ordinary course of business (including (i) open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, and (ii) gas balancing, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (d) Hedging Obligations incurred pursuant to the Hedging Agreements approved by the Lender pursuant to Sections 8.2.14;

          (e) Contingent Obligations incurred to satisfy bonding requirements imposed by any Government Agency not to exceed, in the aggregate, $150,000;

          (f) Indebtedness of its Subsidiaries existing as of the Effective Date which is identified in Item 8.2.2(f) of the Disclosure Schedule;

          (g) Indebtedness in respect of Capitalized Lease Obligations in an amount not to exceed $150,000 at any time outstanding;

          (h) Indebtedness owed by the Borrower to any of the Subsidiaries or by any Subsidiary of the Borrower to the Borrower or any Subsidiary;

          (i) endorsements of negotiable instruments for collection in the ordinary course of business;

          (j) Indebtedness of the Borrower and its Subsidiaries which are Investments to the extent permitted by Section 8.2.5(b);

          (k) subordinated Indebtedness of the Borrower to any of the Principal Shareholders which contains terms and conditions, including subordination provisions, acceptable to the Lender;

          (l) refinancings of any of the foregoing; provided that the principal amount thereof is not increased beyond the amount outstanding on the Effective Date or on the date of incurrence of such Indebtedness in accordance with this Section and the maturity thereof is not extended;

          (m) subordinated Indebtedness of the Borrower to Existing Creditors which contains terms and conditions, including subordination provisions, acceptable to the Lender;

          (n)     additional Indebtedness not permitted by clauses (a) through
     (l) above, provided, however, that the aggregate amount of all Indebtedness incurred by the Borrower and its consolidated Subsidiaries pursuant to this clause (n) shall not exceed $150,000 at any one time outstanding;

provided, however, that no Indebtedness otherwise permitted by clause (b) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION VIII.2.3. Liens. The Borrower will not, and will not permit any of the Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (k) of Section 8.2.2;

          (d)     Hydrocarbon production sales contracts;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided, that at no time shall such sums exceed in the aggregate $150,000;

          (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of bonds, licenses, statutory obligations, and performance bonds, tenders, statutory obligations, leases and contracts (other than for borrowed money), all other obligations of a like nature entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, all other obligations of a like nature;

          (h) zoning and similar covenants, restrictions, easements, servitudes, permits, conditions, exceptions, reservations, minor rights, minor encumbrances, minor irregularities in title or conventional rights of reassignment prior to abandonment and similar restrictions and other similar encumbrances or title defects which do not materially interfere with the occupation, use and enjoyment by the Borrower of its assets in the ordinary course of business as presently conducted, or materially impair the value thereof for the purpose of such business;

          (i) judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (j) deposits of cash to secure insurance in the ordinary course of business;

          (k) banker's liens arising by operation of law securing fees and costs of such banks, but not liens securing borrowed money;

          (l) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

          (m) production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for producing, processing, gathering, transporting and selling Hydrocarbons;

          (n) the terms any provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the Borrower acquired the relevant Properties;

          (o) any Liens securing Indebtedness, neither assumed nor guaranteed by the Borrower nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line, or right of way purposes, and any Liens reserved in leases for rent and compliance with the terms of the leases in the case of leasehold estates, so long as no default has occurred in the payment or performance thereof, and to the extent that any such Lien referred to in this clause does not materially impair the use of the Properties covered by such Lien for the purposes for which such Properties is held by the Borrower;

          (p) the statutory Lien to secure payment of the proceeds of Hydrocarbon production established by Texas Bus. & Com. Code 9.319 and similar laws of other jurisdictions;

          (q) rights reserved to or vested in any Government Agency by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to terminate such right, power, franchise, grant, license, or permit or to purchase, condemn, expropriate, or recapture or to designate a purchaser of any of the Properties of the Borrower;

          (r) rights of a common owner of any interest in real estate, rights of way, or easements held by the Borrower and such common owner as tenant in common or through other common ownership;

          (s) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (t) any Lien existing on any asset as of the acquisition thereof by the Borrower or a Subsidiary so long as the asset is not included in the Borrowing Base or Collateral Value and is not acquired with funds borrowed from the Lender;

          (u) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of any such Indebtedness is not increased beyond the amount thereof outstanding on the Effective Date or on the date of incurrence of such Lien in accordance with this Section, the maturity thereof is not extended and such Indebtedness is not secured by any additional assets; and

          (v) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount not at any time exceeding $25,000.

     SECTION VIII.2.4.  Financial Condition.  The Borrower will not permit:

          (a) Tangible Net Worth to be less than the sum of (i) $3,000,000 (at all times prior to December 31, 1998), $7,500,000 (at all times from and after December 31, 1998, and prior to April 30, 1999) and $25,000,000 (at all times from and after April 30, 1999), plus (ii) fifty percent (50%) of Consolidated Net Income of the Borrower and its consolidated Subsidiaries (excluding the effects of consolidated net losses) for all Fiscal Quarters beginning after the Effective Date and treated as a single accounting period, plus (iii) one-hundred percent (100%) of the net proceeds received by the Borrower or its Subsidiaries from the sale of any Non-Redeemable Stock by the Borrower or any of its Subsidiaries at any time after the Effective Date;

          (b)     the Current Ratio at any time to be less than 1.1:1.0;

          (c) the Debt to Capitalization Ratio at any time to be greater than 82% (at all times prior to April 30, 1999) and 65% (at all times from and after April 30, 1999); or

          (d) the Interest Coverage Ratio to be less than (i) 2.0:1.0 (at all times prior to March 31, 1999) and (ii) 3.0:1.0 (at all times from and after March 31, 1999); provided, however, for purposes of this clause (d) of Section 8.2.4 only, "Interest Expense" shall not include interest on the subordinated Indebtedness described in clause (k) of Section 8.2.2, which interest is not paid in cash but added to the principal amount of such Indebtedness.

The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or, without the consent of the Lender, such consent not to be unreasonably withheld, change the fiscal year of the Borrower or of any Subsidiary.

     SECTION VIII.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)     Cash Equivalent Investments;

          (b) without duplication, Investments permitted as Indebtedness pursuant to Section 8.2.2;

          (c) without duplication, Investments in the nature of Capital Expenditures;

          (d) to the extent the formation or acquisition of any Subsidiary is permitted hereunder, Investments in such Subsidiary; and

          (e)     Investments permitted by Section 8.2.8;

          (f) Accounts receivable from customers in the ordinary course of business;

          (g) Investments in connection with or related to farm-out agreements, farm-in agreements, joint operating agreements or other similar arrangements, and the performance of Borrower's or such Subsidiary's obligations thereunder in accordance with prudent operating standards and in the ordinary course of business;

          (h) Investments in stock, obligations or securities received in settlement of debts owing to the Borrower or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Borrower or any Subsidiary; provided, that notice of such Investment is given to the Lender promptly after receiving such item and the Lender is granted a first-in-priority, perfected Lien on such item;

          (i) Investments made with Non-Redeemable Stock, but only to the extent allocable to such Non-Redeemable Stock;

          (j) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (j) does not exceed $25,000;

provided, however, that

          (k) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (l) no Investment otherwise permitted by clause (b) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION VIII.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

          (a) the Borrower will not, and will not permit any of its Subsidiaries (other than a wholly-owned Subsidiary) to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any class or shares of any class of partnership interest (now or hereafter outstanding) of the Borrower or such Subsidiary or on any options, warrants or other rights with respect to any interest or shares of any class of partnership interest or capital stock (now or hereafter outstanding) of the Borrower or such Subsidiary or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, any class of partnership interest or capital stock (now or hereafter outstanding) of the Borrower, or options, warrants or other rights with respect to any interest or shares of or in any class of partnership interest or capital stock (now or hereafter outstanding) of the Borrower or such Subsidiary (such dividends, distributions or applications being called "Distribution Payments") other than Distribution Payments which do not cause the Borrower to be in violation of the Restricted Payment Tests; and

          (b) the Borrower will not permit any Subsidiary to make any Distribution Payments other than to the Borrower; and

          (c) the Borrower will not, and will not permit its Subsidiaries to, make any deposit for any of the foregoing purposes.

     SECTION VIII.2.7. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement (excluding oil and gas leases entered into in the ordinary course of business) which involves the leasing by the Borrower or any Subsidiary from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower or any Subsidiary in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $100,000 for any Fiscal Year or $500,000 during the full remaining term of such arrangements; provided, however, that any calculation made for purposes of this Section 8.2.7 shall exclude any amounts
(i) required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges and (ii) any amounts relating to Capitalized Lease Obligations.

     SECTION VIII.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other partnership or corporation, except, in the case of such liquidation or dissolution, any Subsidiary of the Borrower may liquidate or dissolve into Borrower, and, in the case of any consolidation or merger, the Borrower may merge or consolidate with or into another Person if the Borrower is the Person surviving such merger and Principal Shareholders retain control over the Borrower. The Borrower will not create any Subsidiary except with the prior written consent of the Lender.

     SECTION VIII.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of the Borrower or any of its Subsidiaries in any one transaction or in any series of transactions, whether or not related; and the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, less than all or any substantial part of its assets (including accounts receivable) to any Person other than

          (a) farmouts under standard industry terms of Properties not holding Proven Reserves;

          (b) abandonment of Properties not capable of producing Hydrocarbons in paying quantities after the expiration of their primary terms;

          (c) if such assets are not in the Borrowing Base, such sale, transfer, lease, contribution or conveyance is for cash or other consideration having a value at least equal to the fair market value of such assets;

          (d) if such assets are in the Borrowing Base, the Borrower complies with the terms of Section 3.1.2 and such sale, transfer, lease, contribution or conveyance is for cash in an amount at least equal to the fair market value of such assets; or

          (e)     as permitted by Section 2.7 of the Mortgages.


     SECTION VIII.2.10. Modification of Certain Documents. Except with respect to amendments that do not materially affect the rights of Lender under the Loan Documents and except as expressly contemplated by the Bargo-Future Transaction, the Borrower will not amend its Organic Documents or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Material Contracts or any other agreement affecting the Mortgaged Properties, in each case without the prior written consent of the Lender.

     SECTION VIII.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION VIII.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clauses (b) or (e) of Section
8.2.2 as in effect on the Effective Date as to the assets financed with the proceeds of such Indebtedness) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than those assets subject to Liens permitted by Section 8.2.3(b)), or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION VIII.2.13. Take or Pay Contracts. Except as disclosed to the Lender in Item 8.2.13 of the Disclosure Schedule, and except for reservation charges payable for reservations of capacity in gathering systems and pipelines incurred in the ordinary course of business on an arm's length basis for volumes reasonably expected to be produced from the Borrowers' Properties to be transported through such systems and pipelines, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property (including without limitation Hydrocarbons), or services if such arrangement requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property, or services are delivered or furnished to it.

     SECTION VIII.2.14. Hydrocarbon Hedging. The Borrower will not, and will not permit any of its Subsidiaries to, enter into Hydrocarbon Hedging Agreements except those that (a) are with counterparties reasonably acceptable to the Lender, (b) do not result in Hedging Obligations that are at any time in excess of sixty percent (60%) of the value of the proved developed producing Hydrocarbon reserves owned by the Borrower and its Subsidiaries according to the most recent Engineering Report delivered to the Lender and (c) the amount of the Hedging Obligation for the particular Hydrocarbon (i.e. - gas or oil) must not be materially in excess of the proportion that such Hydrocarbon bears to the total amount of proved developed Hydrocarbon reserves owned by the Borrower and its Subsidiaries. (For example, if the Borrower and its Subsidiaries owned proved developed producing Hydrocarbon reserves that were 45% oil-producing Properties and 55% gas-producing Properties, then any Hydrocarbon Hedging Obligation of the Borrower or its Subsidiaries for oil could not be materially more than 45% of 60% of the value of the proved developed producing Hydrocarbon reserves owned by the Borrower and its Subsidiaries according to the most recent Engineering Report delivered to the Lender.)


                               ARTICLE IX

                           EVENTS OF DEFAULT

     SECTION IX.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

     SECTION IX.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan; the Borrower shall default in the payment when due of any Reimbursement Obligation or Hedging Obligation under a Hedging Agreement in effect between the Borrower and the Lender or an Affiliate of the Lender; or the Borrower shall default (and such default shall continue unremedied for a period of five (5) days) in the payment when due of any interest on any Loan or any fee or of any other Obligation.

     SECTION IX.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

     SECTION IX.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 3.1.2, Section 8.1 (other than 8.1.2, 8.1.3 and 8.1.6) or Section 8.2.

     SECTION IX.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of fifteen (15) days after notice thereof shall have been given to the Borrower by the Lender.

     SECTION IX.1.5.  Default on Other Indebtedness.

          (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (including any subordinated indebtedness permitted by Section
     8.2.2 and any Hedging Agreements in effect between the Borrower and the Lender or any Affiliate of the Lender, but excluding Indebtedness described in Section 9.1.1) of the Borrower, any consolidated Subsidiary or other Obligor having a principal amount, individually or in the aggregate, in excess of $150,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit any holder of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          (b) A failure to pay when due any royalty, overriding royalty or similar interest burdening the Oil and Gas Properties of the Borrower, in the aggregate, in excess of $50,000.

     SECTION IX.1.6. Judgments. Any judgment, decree, arbitration award or order for the payment of money in excess of $150,000 in excess of valid and collectible insurance in respect thereof the payment of which is not being disputed or contested by the insurer or insurers shall be rendered against the Borrower, any consolidated Subsidiary, or other Obligor and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION IX.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION IX.1.8. Control of the Borrower. Any Change in Control shall occur.

     SECTION IX.1.9. Bankruptcy, Insolvency, etc. The Borrower or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that the Borrower and each other Obligor hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;


          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such other Obligor or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that the Borrower and each other Obligor hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION IX.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION IX.1.11. Material Adverse Effect. Any Material Adverse Effect shall occur.

     SECTION IX.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to the Borrower or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION IX.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender, may by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

     SECTION IX.4. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Applicable Law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                ARTICLE X

                         MISCELLANEOUS PROVISIONS

     SECTION X.1.  Waivers, Amendments, etc.

          (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          (b) This Agreement is an amendment and restatement of, and replaces and supersedes the Existing Agreement; provided, however, that no right, interest, claim or cause of action of any kind of the Lender which may have existed under the Existing Agreement shall in any way be released, modified, compromised or waived by virtue of this Agreement superseding and replacing the Existing Agreement.

     SECTION X.2.  Notices.

          (a) All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be hand delivered or sent by overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or set forth in the Lender Assignment Notice or at such other address or telecopy number as may be designated by such party in a notice to the other parties. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by telefax, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telefax was sent indicating that the telefax was sent in its entirety to the recipient's telefax number.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

          (c) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Lender shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Lender of a confirmation which is at variance with the terms understood by the Lender to be contained in the telephonic or facsimile notice.

     SECTION X.3. Payment of Costs and Expenses. The Borrower agrees to pay within thirty (30) days after written demand all reasonable expenses of the Lender (including the reasonable fees and out-of-pocket expenses of internal and external counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

          (b) the filing, recording, refiling or rerecording of the Mortgages, the Security Agreements, the Pledge Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages, the Security Agreements and the Pledge Agreements, and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes (other than any income or franchise tax of the Lender) which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Lender within thirty (30) days after written demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of internal and external attorneys, and the expenses of any accountant, engineer or other expert retained or utilized in connection therewith) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations. All requests for payment under this Section
10.3 shall be accompanied by invoices containing reasonable details.

     SECTION X.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Lender, any Issuer and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) this Agreement, any Loan Document or any document contemplated by or referred to herein;

          (b) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including any Acquisition, or the use of any Letter of Credit;

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the condition of any facility or Property owned, leased or operated by the Borrower or any of its Subsidiaries;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any facility or Property owned, leased or operated by the Borrower or any of its Subsidiaries thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries; or

          (f)     any misrepresentation, inaccuracy or breach in or of
     Section 7.17 or Section 8.1.6,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. The obligations in this Section 10.4 shall survive payment of all other Obligations. At the election of any Indemnified Party, the Borrower shall defend such Indemnified Party using legal counsel satisfactory to such Indemnified Party in such Person's sole discretion, at the sole cost and expense of the Borrower.
All amounts owing under this Section 10.4 shall be paid within thirty (30) days after written demand.

     SECTION X.5.  Survival.  The obligations of the Borrower under
Sections 10.3 and 10.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION X.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION X.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION X.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Lender and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof are executed on behalf of the Borrower and the Lender. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower and the Lender and Persons indemnified hereunder, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     SECTION X.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE MORTGAGES OR AS EXPRESSLY PROVIDED IN ANY SUCH DOCUMENT) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION X.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender; and

          (b) the rights of sale, assignment and transfer of the Lender are subject to Section 10.11.

     SECTION X.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. The Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

     SECTION X.11.1. Assignments. The Lender may at any time assign and delegate to one or more Persons, including without limitation, banks or other financial institutions (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of the Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the Lender's Loans and Commitments) in a minimum aggregate amount of $1,000,000 (or the entire remaining amount of the Lender's Loans and Commitments); provided, however, that the Lender is required at all times to maintain Loans, Letter of Credit Outstandings and Commitments hereunder in an aggregate amount of $1,000,000 (unless the Lender shall have reduced its Loans, Letter of Credit Outstandings and Commitments to zero); provided, further, however, that the Borrower and each other Obligor shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower by the Lender and such Assignee Lender,

          (b) such Assignee Lender shall have executed and delivered to the Borrower and the Lender a Lender Assignment Notice, accepted by the Lender, and

          (c)     the processing fees described below shall have been paid.


From and after the date that the Assignee Lender delivers such Lender Assignment Notice, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Notice, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Notice, shall be released from its obligations hereunder and under the other Loan Documents. Within five (5) Business Days after its receipt of notice that the Lender has received an executed Lender Assignment Notice and the Borrower has received from the Lender execution copies of appropriate Notes, the Borrower shall execute and deliver to the relevant Assignee Lender new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (each such Note to be in exchange for, but not in payment of, the corresponding Note then held by such assignor Lender). The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Notice. Accrued interest on that part of the predecessor Note evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Lender upon delivery of any Lender Assignment Notice in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. Nothing contained in this Agreement shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION X.11.2. Participations. The Lender may at any time sell to one or more Persons, including without limitation commercial banks (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of the Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section 10.11.2 shall relieve the Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

          (b) the Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Borrower and each other Obligor shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d)     the Borrower shall not be required to pay any amount under
     Section 5.2 or Section 10.3 that is greater than the amount which it would have been required to pay had no participating interest been sold,

          (e) any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Issuer hereunder,

          (f) the Lender shall not transfer, grant or assign any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the amount of the Participants' Loans or Commitment, (ii) reduce the principal of, or interest on, any of the Lender's Loans, or any fees payable to the Lender hereunder, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of the Lender's Loans, or any fees or other amounts payable to the Lender hereunder or (iv) release all of substantially collateral security for any Obligation, and

          (g) in a participation certificate or other document evidencing such participating interest, the Participant shall acknowledge that the confidentiality obligations of Section 10.14 shall be binding upon the Participant.

Each Participant shall be entitled to the benefits of Section 4.8, 5.1, 5.2, 5.4, 10.3 and 10.4; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Lender to such Participant had no such transfer occurred; and provided further that the Borrower shall not be required to pay an amount under any Loan Document that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.1 and 5.2 (except as provided in Section 10.11.2(d)), 10.3 and 10.4, shall be considered a Lender.

     SECTION X.12.  Forum Selection and Consent to Jurisdiction.  ANY
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION X.13. Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION X.14.  Notice   THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER
LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              FUTURE PETROLEUM CORPORATION, a Utah
                              corporation



                              By: /s/ Carl Price
                              Title: President

                              Address:  2351 West Northwest Highway
                                        Suite 2130     Dallas, TX 75220


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION


                              By: /s/ Richard A. Bernardy
                              Title:  Vice President

                              Address:  231 South LaSalle Street
                                        Chicago, Illinois  60697

                              All notices should be sent to:

                              333 Clay Street, Suite 4550
                              Houston, Texas  77002

                              Fax:  (713) 651-4888


                                SCHEDULE I

                            DISCLOSURE SCHEDULE

     ITEM 7.9     Litigation.

See attached.
(Please contact company for copy.)

     ITEM 7.12     Employee Benefit Plans.

See attached.
(Please contact company for copy.)

     ITEM 7.14     Claims and Liabilities.

See attached.
(Please contact company for copy.)

     ITEM 7.17     Environmental Matters.

See attached.
(Please contact company for copy.)

     ITEM 8.2.2(f) Existing Indebtedness.

See attached.
(Please contact company for copy.)

     ITEM 8.2.12 Take or Pay Contracts.

See attached.
(Please contact company for copy.)

     SCHEDULE II


     Subsidiaries


1. Future Petroleum Corporation, a Texas corporation

2. Future Energy Corporation, a Nevada corporation

3. Future CAL-TEX Corporation, a Texas corporation

4. Future Acquisition 1995, Ltd., a Texas limited partnership

5. BMC Development No. 1 Limited Partnership, a Texas limited partnership

6. NCI Shawnee Limited Partnership a Texas limited partnership


                              SCHEDULE III

     Certain Consents and Mortgage Consents


     See attached pages.
(Please contact company for copy.)



                              SCHEDULE IV

                         Certain Acquired Properties


Part A - Cody Properties:

All of the right, title and interest of Cody Energy, Inc. in and to the Leroy North Field, Vermilion Parish, Louisiana; and

all of the right, title and interest of Cody Texas, L.P. in and to:

1.     Bright Falcon Field, Jackson County, Texas;
2.     Dudake Field, Brazos County, Texas;
3.     Giddings Field, Burleson County, Texas;
4.     Kirtley Field, Bastrop and Fayette Counties, Texas;
5.     Kinder Field, Brazos County, Texas;
6.     Lela Edwards Field, Burleson County, Texas; and
7.     Riverside Campus Field, Brazos County, Texas.

Part B - Chevron South Coles Levee Property:

All of the right, title and interest of Chevron U.S.A. Inc. in and to (1) that certain Oil and Gas Lease, a memorandum of which was recorded on July 20, 1938, in Book 805, Page 382, of the Official Records of Kern County, California; and
(2) that certain Unit Plan for South Coles Levee Field dated February 1, 1944, by and among The Ohio Oil Company, as Operator, and Standard Oil Company of California, et al., as Non-Operators, as amended.

Part C - Raccoon Bend Property:

All of the right, title and interest of Exxon Corporation in and to, among other properties, the following wells, leases (from the surface down to the stratigraphic equivalent of the base of the Cockfield formation as found at 4,997' MD in the Humble Oil & Refining Company Diemar #Y-12, API #42015 4400), units, fee and other interests and properties, all of which are located in Austin or Waller Counties, Texas:

Austin College (Gutowsky)
Brown, Minnie No. 6 (Gutowsky)
Diemer, Mrs. Alberta (Lwr Cockfield)
Duncan State Land -B- Lwr Cockfield)

Hardy, Rufus -B- (Gutowsky FB E)
McCasland, A.T., A/C 1 (Upr Cockfield)
McCasland, A.T., A/C 2 (Upr Cockfield)
Mueller, A. (Micocene Y)
Paine, Robert G. (Lwr Cockfield)
Raccoon Bend Miocene Unit (Miocene)
Sherrod, Luther R. (Lwr Cockfield)
Thompson, R.W. (Lwr Cockfield)
Waterflood Unit #1 (Jackson)
Waterflood Unit #2 (Jackson)
Wilson, J.W. (Micocene Z)
Raccoon Bend Cockfield Unit (Lwr Cockfield)

McCasland, A.T., A/C #1 (Grawunder)
Hellmuth No. 23 (DY2/DY1/RAGS)
Paine No. 32 (DY-2S, DY-1, RAGS)

JW Wilson No. 13 Offset (DY-4,3,2,1)
Machemehl B2 Offset (DY-2, DY-1)
Thompson Lease (DY-2, DY-1)
JW Wilson No. 16 Twin (DY-1)
S. Hellmuth (DY-2)
Hellmuth No. 23 U (DY3, 2L, 2U, 1/RAGS)




                           AMENDED AND RESTATED
                         SECURED PROMISSORY NOTE


$50,000,000.00                                   December 4, 1998


     FOR VALUE RECEIVED, the undersigned, FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower"), promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender") on December 4, 2003, the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower and the Lender.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

     This Note amends, restates and consolidates in their entirety those Notes previously made and given by the Borrower to the Lender as described in the Credit Agreement.

     This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     Except for notices to the Borrower as required by Section 9.3 of the Credit Agreement, all parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


                                   FUTURE PETROLEUM CORPORATION, a Utah
                                   corporation


                                   By:   /s/ Carl Price
                                   Name:  B. Carl Price
                                   Title:  President

                    LOANS AND PRINCIPAL PAYMENTS

(Please contact the company for a copy.)




                               EXHIBIT B

                       FORM OF SECURITY AGREEMENT


                              EXHIBIT C-1

                               FORM OF
                         BORROWING REQUEST



Bank of America National Trust and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
 [Title]


Re:     FUTURE PETROLEUM CORPORATION


Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.3 of the Amended and Restated Credit Agreement, dated as of December 4, 1998, (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, 19__. The Loan will be used for the following purpose (which is a permitted use under Section 2.7 of the Credit Agreement): _______________________.

The Borrower hereby acknowledges that, pursuant to Section 6.3.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 6.3.1 are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such statements shall be true and correct as of such earlier date).

The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

Please wire transfer the proceeds of the borrowing to the following accounts ______________________________ .

IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its duly Authorized Officer as of __________ __, 19__.

                              FUTURE PETROLEUM CORPORATION, a Utah
                              corporation

                              By:
                              Name:  B. Carl Price
                              Title:  President

                                EXHIBIT C-2

                                 FORM OF
                      CONTINUATION/CONVERSION NOTICE



                                EXHIBIT D


                            FORM OF GUARANTY


                               EXHIBIT E-1


                        FORM OF CALIFORNIA MORTGAGE


                                EXHIBIT E-2


                        FORM OF MULTI-STATE MORTGAGE


                                EXHIBIT F-1


               FORM OF PLEDGE AGREEMENT (PARTNERSHIP INTERESTS)


                                 EXHIBIT F-2


                      FORM OF PLEDGE AGREEMENT (STOCK)


                                   EXHIBIT G


                          LENDER ASSIGNMENT NOTICE


Bank of America National Trust and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697
Telecopy:  ____________

Attention:  [Name]
[Title]



Re:     FUTURE PETROLEUM CORPORATION

Ladies and Gentlemen:

We refer to clause (b) of Section 10.11.1 of the Amended and Restated
Credit Agreement, dated as of December 4, 1998, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

This notice is delivered to you pursuant to clause (b) of Section 10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (a) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% (and the Assignor hereby assigns and delegates to the Assignee __%_) of the Loans and Commitments of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth on Schedule I hereto. The Assignor makes such assignment and delegation without any representations, warranties or recourse whatsoever except that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

[Add paragraph dealing with accrued interest with respect to Loans assigned.]

The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder.

Except as otherwise provided in the Credit Agreement, effective as of the date of delivery hereof

(a)  the Assignee

(i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

(ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Lender the processing fee referred to in Section 10.11.1 of the Credit Agreement upon the delivery hereof.

Administrative information for the Assignee is set forth in Schedule II hereto.

This notice may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[ASSIGNOR]


By:______________________________________
   Title:


[ASSIGNEE]


By:______________________________________
   Title:




                              SCHEDULE I
                              TO LENDER
                          ASSIGNMENT NOTICE


ASSIGNOR'S ADJUSTED PERCENTAGES:

Commitment and Loans:          __%

Letters of Credit:      __%



ASSIGNEE'S PERCENTAGES:

Commitment and Loans:     __%

Letters of Credit:          __%

                                 SCHEDULE II
                                  TO LENDER
                               ASSIGNMENT NOTICE

ADDRESS FOR NOTICES:

Name of Assignee:_________________

                                EXHIBIT H


             FORM OF OPINIONS OF COUNSEL TO THE BORROWER, ET AL.


                               EXHIBIT I-1


               FORM OF PRE-CLOSING TITLE OPINIONS OF SPECIAL
                       TITLE COUNSEL TO THE BORROWER


     Form of Pre-Closing Title Opinion

     [Letterhead of Title Counsel]


     _________________, 1998




Bank of America National Trust and Savings Association
c/o Mayer, Brown & Platt
350 South Grand Avenue
25th Floor
Los Angeles, California  90071

Attention:  Kevin L. Shaw

PRE-CLOSING TITLE OPINION
Interests of [Partnership
Subsidiary], __________ County,
___________

Gentlemen:

  This opinion is given in connection with the Amended and Restated Credit Agreement ("Credit Agreement") dated as of December 4, 1998, between FUTURE PETROLEUM CORPORATION, as the borrower ("Borrower") and Bank of America National Trust and Savings Association, as the lender ("Mortgagee"). Capitalized terms used in this opinion but not expressly defined herein shall have the respective meanings given to them in the Credit Agreement.

Please refer to our [Preliminary Title Opinion] ("Title Opinion") dated __________, 199__, covering lands more particularly described therein (collectively, the "Lands"). In addition to the title materials examined as listed in the Title Opinion, we have examined copies of the following documents:

     [HERE LIST DOCUMENTS EXAMINED]


We are of the opinion that:

A. Fully executed originals of items _____________________ should be filed for record in the office of the [Clerk] of _____________ County of the State of ______________. Upon the accomplishment of such recordation and filings, the Mortgage will constitute, as security for (i) the loans made and to be made pursuant to the Credit Agreement and to be evidenced by the Notes, and
(ii) the obligations of ___________ ("Mortgagor") and its Affiliates to Bank of America National Trust and Savings Association and its Affiliates under Hedging Agreements to which they are or may become parties, a legally valid and enforceable first mortgage lien on the interests of Mortgagor in the Lands and a first perfected security interest in the interest of Mortgagor in all accounts and proceeds resulting from the sale at the wellhead of minerals to be severed from the aforesaid interests of Mortgagor. No other or further filings or recordings will be required to establish, perfect and maintain such lien and security interest, except as expressly set forth herein, subject to our comments and requirements set forth hereinbelow.

B.     Following execution of the documents listed as items ____
_____________________ and recordation of the documents listed as
______________________________________ (in the order listed, and assuming that no intervening adverse instruments are recorded), the interests of Mortgagor and covered by your Mortgage, will be as follows:


1.     [Tract 1:]     Operating     Net Revenue
Interest     Interest

_____________     _________     __________



     [HERE LIST INTERESTS IN EACH TRACT]



C. Under the applicable laws of the State of _____________, including applicable recording, filing and registration laws and regulations, no mortgage, documentary, stamp or similar taxes are payable in connection with the execution, delivery or recording of the Mortgage or the transactions contemplated thereby, insofar as the Mortgage and the transactions relate to property located in or subject to the laws of the State of _______________, other than statutory recording and filing fees to be paid upon the recording and filing of the Mortgage and UCC 1.

D. Under the laws of the State of _______________, the priority of the Mortgage, to the extent the Mortgage secures obligatory future advances and is a conveyance of or creates a lien against a real property interest, is determined by the date on which the Mortgage is recorded.

E. Under the laws of the State of _______________ and local jurisdictions therein, there is no statutory or regulatory lien in favor of any governmental entity for (a) liability under _________ environmental laws or regulations, or (b) damages (including natural resources damages) arising from or costs incurred by such governmental entity in response to the release of a hazardous or toxic waste, substance, pollutant, constituent, or other substance into the environment which, if not of record in the mortgage records in the County where such lands are located, would have priority over the Mortgage [HERE STATE EXCEPTIONS, AS APPLICABLE].

F. Under the laws of the State of _____________ and local jurisdictions therein, there are no statutory and regulatory requirements relating to the transfer of ownership or operation or sale of premises upon which there are hazardous or toxic wastes, or upon which there are certain facilities which indicate a likelihood of such wastes (except for various requirements that regulatory bodies receive notification when an environmental permittee, licensee, or notifier changes) which require (i) notification of the State or of the local jurisdiction of such transfer, or sale, (ii) certification that there has been no discharge of toxic or hazardous waste or other substances, or (iii) in the event of a discharge, the assumption prior to such transfer of ownership, or operation, or sale, of responsibility by the lender for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge.

G. It is necessary that a continuation statement be filed regarding the Financing Statement within six (6) months prior to the end of each five (5) year period.

This finding of title, and mortgaged interests of Mortgagor in your favor, is subject to all unsatisfied (in whole or in part) Requirement of the Title Opinion, as well as all limitations, comments and remarks set forth therein and herein.

After the proper execution and recordation of the documents listed as ______________________________________, as required above, it will be necessary to examine the Public Records of ______________________ County, _______________,
to insure that there have been no adverse alienation, liens or encumbrances recorded or filed, or suffered to be recorded or filed, since the certification dates of the Abstracts examined in connection with the rendition of the Title Opinion. We will furnish you a Post-Closing Title Opinion after execution of the documents listed above as _________________________________________ and recordation of the documents listed above as _________________________________, completion of the records search set forth above, and our examination of the documentation in connection with same, such opinion to be substantially in the form of that attached hereto.


Very truly yours,



__________________________



                               EXHIBIT I-2


     FORM OF POST-CLOSING
     TITLE OPINIONS OF SPECIAL
     TITLE COUNSEL TO THE BORROWER


                  Form of Post-Closing Title Opinion

                   [Letterhead of Title Counsel]


     _______________, 199__


Bank of America National Trust
 and Savings Association
c/o Mayer, Brown & Platt
350 South Grand Avenue
25th Floor
Los Angeles, California  90071

Attention:  Kevin L. Shaw

POST-CLOSING TITLE OPINION
Interests of [Partnership
Subsidiary], __________ County,
___________

Gentlemen:

This opinion is rendered in connection with the closing under that certain Amended and Restated Credit Agreement dated as of December 4, 1998 (the "Credit Agreement"), between Bank of America National Trust and Savings Association, as the lender (the "Lender") and FUTURE PETROLEUM CORPORATION, as the borrower (the "Borrower"). Capitalized terms used in this opinion but not expressly defined herein shall have the respective meanings given to them in the Credit Agreement.

Please refer to our [here list prior Title Opinion] ("Title Opinion") dated __________, 199__, covering lands more particularly described therein (collectively the "Lands"). In addition to the title materials examined as listed in the Title Opinion, we have examined executed originals of the following documents:

     [HERE LIST DOCUMENTS EXAMINED]


We are of the opinion that:

A. The Mortgage constitutes, as security for (i) the loans made and to be made by the Lender pursuant to the Credit Agreement and evidenced by the Notes, and (ii) the obligations of the Borrower and its Affiliates to the Lender or its Affiliates under Hedging Agreements between the Borrower and any such Affiliates of the Lender, a legally valid and enforceable first mortgage lien on the interests of ____________ ("Mortgagor") in the Lands, and a first perfected security interest in the interests of Mortgagor in all accounts and proceeds resulting from the sale at the wellhead of minerals to be severed from the aforesaid interests of Mortgagor. No other or further filings or recordings are required to establish, perfect and maintain such lien and security interest, except as expressly set forth herein, subject to our comments and requirements set forth hereinbelow.

B. It is our opinion that the interests of Mortgagor, and covered by your Mortgage are as follows:

I.     [Tract 1:]     Operating     Net Revenue
Interest     Interest

Borrower     _________     _________


     [HERE LIST INTERESTS IN EACH TRACT]


C. Under the applicable laws of the State of _____________, including applicable recording, filing and registration laws and regulations, no mortgage, documentary, stamp or similar taxes are payable in connection with the execution, delivery or recording of the Mortgage or the transactions contemplated thereby, insofar as the Mortgage and the transactions relate to property located in or subject to the laws of the State of ________________, other than statutory recording and filing fees which were paid upon the recording and filing of the Mortgage and UCC 1.

D. Under the laws of the State of ________________, the priority of the Mortgage, to the extent the Mortgage secures obligatory future advances and is a conveyance of or creates a lien against a real property interest, was established as of ___________, 199__.

E. Under the laws of the State of ________________ and local jurisdictions therein, there is no statutory regulatory lien in favor of any governmental entity for (a) liability under ______ environmental laws or regulations, or (b) damages (including natural resources damages) arising from or costs incurred by such governmental entity in response to the release of a hazardous or toxic waste, substance, pollutant, constituent, or other substance into the environment which, if not of record in the mortgage records in the County where such lands are located, would have priority over the Mortgage [HERE LIST EXCEPTIONS, AS APPLICABLE].

F. Under the laws of the State of ________________ and local jurisdictions therein, there are no statutory and regulatory requirements relating to the transfer of ownership or operation or sale of premises upon which there are hazardous or toxic wastes, or upon which there are certain facilities which indicate a likelihood of such wastes (except for various requirements that regulatory bodies receive notification when an environmental permittee, licensee, or notifier changes) which require (i) notification of the State or of the local jurisdiction of such transfer, or sale, (ii) certification that there has been no discharge of toxic or hazardous waste or other substances, or (iii) in the event of a discharge, the assumption prior to such transfer of ownership, or operation, or sale, of responsibility by the lender for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge.

G. The Mortgage contains the terms and provisions necessary to enable the Lender, following a default under the Mortgage, to exercise remedies which are customarily available to mortgagees under mortgages encumbering real property under the laws of the State of ________________.

H. The form of financing statement described in item ___ of this opinion ("Financing Statement") is sufficient in form to perfect the security interest in Mortgagor's interest in the Mortgaged Property not considered real property or fixtures, to the extent that such Mortgaged Property is deemed to be located in the State of ________________, and a security interest in such Mortgaged Property can be perfected by the filing of a financing statement. To the extent that the Mortgaged Property owned by Mortgagor not considered real property or fixtures is deemed to be located in the State of ________________ and security interests in the various types of such Mortgaged Property described in the Financing Statement can be perfected by filing in the State of ________________ under the provisions of Article 9 of the Uniform Commercial Code, such security interests have been perfected by filing of the Financing Statement in the Office of the ________________ Secretary of State.

I. The Lender is not required, solely as a result of the transactions contemplated by the Loan Documents, to qualify to do business in the State of ________________ in order to exercise its rights under the Mortgage. Solely as a result of the transactions contemplated by the Loan Documents, the Lender will not become subject to any taxes or fees of any kind under the laws of the State of ________________.

J. The payment by the Borrower and receipt by the Lender of the aggregate principal, interest and fees to be paid, and the method of calculation and payment thereof, pursuant to the Loan Documents is not usurious under, or otherwise in violation of, the laws of the State of ________________.

K.     Certain rights, remedies and waivers contained in the Loan
Documents which relate to the Mortgaged Property may be rendered ineffective, or limited by applicable State of ________________ laws or judicial decisions (other than those reflected in the qualifications and assumptions set forth herein) governing such provisions, but in our opinion such laws and judicial decisions do not make the Loan Documents invalid as a whole, and there exist, in the Loan Documents or pursuant to applicable law, legally adequate remedies for a realization of the principal benefits and/or security reasonably intended to be provided by the Loan Documents.

L. It is necessary that a continuation statement be filed regarding the Financing Statement within six (6) months prior to the end of each five (5) year period.

M. This finding of title in the interests of Mortgagor mortgaged in your favor is subject to all unsatisfied (in whole or in part) Requirements of the Title Opinion, as well as all limitations, comments and remarks set forth therein and herein.


Very truly yours,


_______________________________

                               EXHIBIT J


                            FORM OF CONSENT



                               EXHIBIT K



                           ISSUANCE REQUEST



BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
[Address]
[Address]
Telecopy:  ____________

Attention:  [Name]
            [Title]


     FUTURE PETROLEUM CORPORATION


Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 4.1 of the Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and Bank of America National Trust and Savings Association, a national banking association (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on _________, 19__ (the "Date of
Issuance") you /[issue a Letter of Credit on ______________, 19__ in the initial Stated Amount of $_______________ with a Stated Expiry Date (as defined therein) of ______________, 19__] [extend the Stated Expiry Date (as defined under Irrevocable Standby Letter of Credit No.__, issued on
__________________________, 19 __, in the initial Stated Amount of
$______________) to a revised Stated Expiry Date (as defined therein) of _________________, 19__].


The beneficiary of the requested Letter of Credit will be /
_______________________________, and such Letter of Credit will be in support of / ________________________________.

The Borrower hereby acknowledges that, pursuant to Section 6.3.2 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance][extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on such date of [issuance] [extension] all statements set forth in Section 6.3.2 are true and correct in all material respects (unless such statements relate solely to an earlier date, in which case such statements shall be true and correct as of such earlier date).

The Borrower agrees that if, prior to the time of the  /[issuance]
[extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its duly Authorized Officer as of __________ __, 19__.


FUTURE PETROLEUM CORPORATION, a Utah
corporation


By
   Name:
   Title:

                                EXHIBIT L



               FORM OF IRREVOCABLE STANDBY LETTER OF CREDIT



     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
     _____________________
     _____________________

     Irrevocable Standby Letter of Credit No. _______



_________________
_________________
_________________

Attention:  ________________
            ________________

Ladies and Gentlemen:

At the request and on the instructions of our customer, FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Account Party"), we hereby establish in your favor this irrevocable, standby, non-transferable Letter of Credit in the original amount of 1/$________.

SECTION 1. Definitions. The following terms when used in this Letter of Credit shall have the following meanings:

"Account Party" is defined in the first paragraph.

"Authorized Officer" shall mean any of your ____________ whose signatures shall have been satisfactorily certified to us.

"Business Day" shall mean any day on which we are open for the purpose of conducting commercial banking business at our Payment Office.

"Credit Agreement" means the Amended and Restated Credit Agreement, dated as of December 4, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time thereafter), between the Account Party, and Bank of America National Trust and Savings Association (the "Lender").

"Payment Office" is defined in Section 2.

"Stated Amount" means, at any time, the original amount of this Letter of Credit set forth in the first paragraph, as such amount has at such time been reduced in accordance with Section 4.

"Stated Expiry Date" means ________, 19__, or such later date of which we advise you as being the date to which this Letter of Credit has been extended.

SECTION 2. Presentation. Funds under this Letter of Credit will be made available to you, in lawful currency of the United States of America, against receipt by us of your written certificate in the form of Attachment 1 hereto, appropriately completed and signed by an Authorized Officer accompanied by the original of this Letter of Credit. Presentation of each such certificate shall
be made in person at our office located at                        2/
                          , Attention: _____________________ (our "Payment
Office").


SECTION 3.  Payments.  Demands for payment in lawful money of the United
States of America may be made by you under this Letter of Credit before 4:00 p.m. during our business hours at our Payment Office on any Business Day; provided, however, that at no time shall the number of demands exceed [ ]. If demand for payment is made by you hereunder at or prior to 11:00 a.m. ([Chicago] time) on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment will be made to you, or to your designee, of the amount demanded, in same day funds, at our Payment Office not later than 10:00 a.m. ([Chicago] time) on the third succeeding Business Day. If demand for payment is made by you hereunder after 11:00 a.m. ([Chicago] time) on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount demanded, in same day funds, at our Payment Office not later than 10:00 a.m. ([Chicago] time), on the fourth succeeding Business Day. If requested by you, payment under this Letter of Credit will be made by wire transfer of same day funds to the account specified in your demand for payment. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor, and that we will (subject to your further instructions) hold any documents at your risk and disposal which have been delivered to us by you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are then entitled and able to do so.

SECTION 4. Reduction of Stated Amount. Each payment made by us hereunder shall permanently reduce the Stated Amount by the amount of such payment, and no demand for payment hereunder shall exceed the Stated Amount in effect at such time. The Stated Amount of this Letter of Credit shall also be permanently reduced from time to time upon our receipt of your certification in the form of Attachment 2 hereto, appropriately completed and signed by an Authorized Officer.

SECTION 5. Discharge. Only you may make a demand for payment under this Letter of Credit. Upon the payment to you, to your designee, or to your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit to the extent of such demand for payment, and, to the extent of such payment, we shall not thereafter be obligated to make any further payments under this Letter of Credit. By paying to you, to your designee, or to your account any amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

SECTION 6.  Termination.  Upon the earliest of:

(a) the making by us of the final payment available to be made hereunder;

(b)  the close of business at our Payment Office on the Stated
Expiry Date;

(c) the close of business at our Payment Office on the day occurring 30 days after we have given you written notice, at your address specified above, that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing; or


(d) receipt by us of a certificate signed by an Authorized Officer stating that all obligations to which this Letter of Credit relates have been terminated, paid, or otherwise satisfied in full,

this Letter of Credit shall automatically terminate. Upon its termination, you shall promptly deliver the original counterpart of this Letter of Credit to us for cancellation.

SECTION 7. Notices, etc. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at our Payment Office,
Attention: ________________________, specifically referring thereon to this Letter of Credit by number, followed by a copy to the Account Party at the address set forth in Section 2.

SECTION 8. Governing Law. THIS LETTER OF CREDIT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, [AND ALSO SUBJECT TO UCP 1983 REVISION ICC PUBLICATION NO. 400 AS IN EFFECT]; provided, however, that, to the extent of any inconsistency between the terms of this Letter of Credit and the UCP, the terms of this Letter of Credit shall govern.

SECTION 9. Miscellaneous. This Letter of Credit may not be transferred or assigned, either in whole or in part. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement referred to herein.

Very truly yours,


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION


By
   Title:

                              ATTACHMENT 1


                  CERTIFICATE OF DEMAND FOR PAYMENT

      _____________, 19__


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION
[Address]
[Address]
Telecopy:  ____________

Attention:  [Name]
            [Title]


     Re:  Irrevocable Standby Letter of Credit No. -

The undersigned, a duly Authorized Officer of _____________ (the
"Beneficiary"), hereby certifies to Bank of America National Trust and Savings Association (the "Issuer") that:

(a) Unless otherwise defined, all capitalized terms used herein have the meanings assigned thereto in the Irrevocable Standby Letter of Credit No.__ (the "Letter of Credit"), dated ____________, 19__, issued by the Issuer on the application of FUTURE PETROLEUM CORPORATION (the "Account Party").


3/[(b) The Beneficiary is making a demand for payment in lawful money of the United States of America under the Letter of Credit in the amount of $_________, which will be applied to payment of the obligations of the Account Party in connection with _________ under the __________ Agreement (the "Agreement"). The amount being demanded hereunder is now due and owing under the Agreement and payment of the amount being demanded hereunder was demanded of the Account Party on _____________ (which is not less than five Business Days prior to the date hereof), and has not yet been paid. The amount demanded hereby does not on the date hereof, and will not on the date payment hereunder is required to be made after giving effect to all other amounts demanded under the Letter of Credit, exceed the Stated Amount of the Letter of Credit.]

[(b) The Beneficiary is making a demand for payment in lawful money of the United States of America under the Letter of Credit in the amount of $__________, which is the entire Stated Amount of the Letter of Credit as in effect on the date hereof, following its receipt of a written notice from you stating that an Event of Default has occurred and is continuing and, as a result thereof, the Letter of Credit will be terminated.]

(c) Upon its receipt of the amount demanded under the Letter of Credit, the Beneficiary will

(i)  apply such amount directly to the payment of the Account
Party's obligations under the _________ Agreement; and

(ii)  if after the application of proceeds described in clause
(i) such obligations will be paid in full, deliver to you the original copy of the Letter of Credit, all releases as you may reasonably request, and all security, if any, held in respect of such obligations.

(d)  [Insert disbursement instructions.]

IN WITNESS WHEREOF, the Beneficiary has caused its Authorized Officer to execute and deliver this Certificate as of _________ __, 19__.


[Name of Beneficiary]


By
   Title:


                              ATTACHMENT 2


                      CERTIFICATE OF REDUCTION


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION
[Address]
[Address]
Telecopy:  ____________

Attention:  [Name]
            [Title]


     Re:  Irrevocable Standby Letter of Credit No.-


The undersigned, a duly Authorized Officer of                      (the
"Beneficiary"), hereby requests Bank of America National Trust and Savings Association (the "Issuer"), to reduce the Stated Amount of the Irrevocable Standby Letter of Credit No. ___ (the "Letter of Credit"), dated _____________, 19__, issued on the application of FUTURE PETROLEUM CORPORATION4/from _________ to __________.

Unless otherwise defined herein, all capitalized terms used herein and defined in the Letter of Credit shall be used herein as so defined.

IN WITNESS WHEREOF, the Beneficiary has caused its Authorized Officer to execute and deliver this Certificate as of ___________, 19__.

[Name of Beneficiary]


By
   Title:

                             TABLE OF CONTENTS

SECTION                                                            PAGE

ARTICLE IDEFINITIONS AND ACCOUNTING TERMS                         -2-
1.1.       Defined Terms                                          -2-
1.2.       Use of Defined Terms                                   -28-
1.3.       Cross-References                                       -29-
1.4.       Accounting and Financial Determinations                -30-

ARTICLE IICOMMITMENTS, BORROWING PROCEDURES AND NOTES             -30-
2.1.       Commitments                                            -30-
2.1.1.     Tranche A Commitment                                   -31-
2.1.2.     Tranche B Commitment.                                  -31-
2.1.3.     Letters of Credit                                      -31-
2.1.4.     Lender Not Required To Make Loans, etc. Under Certain
           Circumstances                                          -31-
2.2.       Reduction of Commitment Amounts                        -32-
2.2.1.     Optional                                               -32-
2.2.2.     Mandatory                                              -32-
2.3.       Borrowing Procedure                                    -33-
2.4.       Continuation and Conversion Elections                  -33-
2.5.       Loan Accounts and Notes                                -33-
2.6.       Borrowing Base Redetermination and Collateral Value
           Redetermination                                        -34-
2.7.       Purposes                                               -35-

ARTICLE IIIREPAYMENTS, PREPAYMENTS, INTEREST AND FEES             -36-
3.1.       Repayments and Prepayments and Certain Borrowing
           Base Matters                                           -36-
3.1.1.     Repayments and Prepayments                             -37-
3.1.2.     Borrowing Base Deficiencies, Collateral Value Deficiencies
           and Asset Sales                                        -38-
3.2.       Interest Provisions                                    -40-
3.2.1.     Rate.                                                  -40-
3.2.2.     Post-Maturity Rates, etc                               -41-
3.2.3.     Payment Dates                                          -41-
3.2.4.     Maximum Interest                                       -42-
3.3.       Fees                                                   -43-
3.3.1.     Structuring Fee                                        -43-
3.3.2.     Closing Fee                                            -43-
3.3.3.     Engineering and Redetermination Fee                    -43-
3.3.4.     Commitment Fees                                        -43-
3.3.5.     Letter of Credit Stated Amount Fee                     -43-
3.3.6.     Letter of Credit Issuance Fee                          -44-
3.3.7.     Letter of Credit Administrative Fees                   -44-
3.4.       Proceds Account                                        -44-

ARTICLE IVLETTERS OF CREDIT                                       -44-
4.1.       Issuance Requests                                      -44-
4.2.       Issuances and Extensions                               -45-
4.3.       Expenses                                               -47-
4.4.       Disbursements                                          -47-
4.5.       Reimbursement                                          -47-
4.6.       Deemed Disbursements                                   -48-
4.7.       Nature of Reimbursement Obligations                    -49-
4.8.       Increased Costs; Indemnity                             -50-

ARTICLE VCERTAIN INTEREST RATE AND OTHER PROVISIONS               -52-
5.1.       LIBO Rate Lending Unlawful                             -52-
5.2.       Deposits Unavailable                                   -52-
5.3.       Increased Loan Costs, etc.                             -52-
5.4.       Funding Losses                                         -53-
5.5.       Increased Capital Costs                                -54-
5.6.       Taxes                                                  -54-
5.7.       Payments, Computations, etc.                           -55-
5.8.       Setoff                                                 -56-
5.9.       Use of Proceeds                                        -56-

ARTICLE VICONDITIONS PRECEDENT                                    -56-
6.1.       Initial Credit Extension                               -56-
6.1.1.     Resolutions, etc                                       -57-
6.1.2.     Delivery of Notes                                      -57-
6.1.3.     Guaranties                                             -57-
6.1.4.     Pledge Agreements                                      -57-
6.1.5.     Security Agreement                                     -58-
6.1.6.     Consents and Mortgage Consents                         -58-
6.1.7.     Mortgage                                               -58-
6.1.8.     Opinions of Counsel                                    -59-
6.1.9.     UCC-11s                                                -60-
6.1.10.    Evidence of Insurance                                  -60-
6.1.11.    Engineering Reports                                    -60-
6.1.12.    Environmental Report                                   -60-
6.1.13.    Budget                                                 -60-
6.1.14.    Amended and Restated Security Documents                -60-
6.1.15.    Other Documents                                        -61-
6.1.16.    Closing Fees, Expenses, etc                            -61-
6.2.       Inclusion of Hydrocarbon Interests in the
           Borrowing Base                                         -61-
6.2.1.     Environmental Report                                   -61-
6.2.2.     Mortgage                                               -61-
6.2.3.     UCC-11s                                                -62-
6.2.4.     Evidence of Insurance                                  -62-
6.2.5.     Engineering Reports                                    -62-
6.2.6.     Material Contracts and Related Consents;
           Security Agreement                                     -62-
6.2.7.     Guaranties                                             -63-
6.2.8.     Additional Stock or Partnership Pledge                 -63-
6.2.9.     Other Documents.                                       -63-
6.3.       Loan in Connection with the Bargo-Future Transaction   -63-
6.3.1.     Bargo-Future Agreement                                 -63-
6.3.2.     Security Documents                                     -64-
6.3.3.     Consents, Mortgage Consent and Approvals               -64-
6.3.4.     Opinion of Counsel                                     -64-
6.3.5.     Pro Forma Financials                                   -64-
6.3.6.     Other Documents                                        -64-
6.4.       Raccoon Bend Deposit Loan.                             -64-
6.4.1.     Acquisition Agreement.                                 -64-
6.4.2.     Other Documents                                        -65-
6.5.       EnCap Pay-off Loan.                                    -65-
6.5.1.     Documentation                                          -65-
6.5.2.     Completion of Acquisitions                             -65-
6.5.3.     Other Documents                                        -65-
6.6.       All Credit Extensions                                  -65-
6.6.1.     Compliance with Warranties, No Default, etc            -65-
6.6.2.     Credit Request                                         -66-
6.6.3.     Satisfactory Legal Form                                -66-

ARTICLE VIIREPRESENTATIONS AND WARRANTIES                         -66-
7.1.       Organization, etc.                                     -66-
7.2.       Due Authorization, Non-Contravention, etc.             -67-
7.3.       Government Approval, Regulation, etc.                  -67-
7.4.       Investment Company Act                                 -67-
7.5.       Public Utility Holding Company Act                     -68-
7.6.       Validity, etc.                                         -68-
7.7.       Financial Information                                  -68-
7.8.       No Material Adverse Change                             -68-
7.9.       Litigation, Labor Controversies, etc.                  -68-
7.10.      Ownership of Properties                                -69-
7.11.      Taxes                                                  -69-
7.12.      Pension and Welfare Plans                              -69-
7.13.      Compliance with Law                                    -69-
7.14.      Claims and Liabilities                                 -70-
7.15.      No Prohibition on Perfection of Security Documents     -70-
7.16.      Solvency                                               -70-
7.17.      Environmental Warranties                               -70-
7.18.      Regulations G, U and X                                 -72-
7.19.      Year 2000 Compliance                                   -72-
7.20.      Insurance                                              -73-
7.21.      Accuracy of Information                                -73-

ARTICLE VIIICOVENANTS                                             -73-
8.1.       Affirmative Covenants                                  -73-
8.1.1.     Financial Information, Reports, Notices, etc           -73-
8.1.2.     Compliance with Laws, etc                              -77-
8.1.3.     Maintenance and Development of Properties              -77-
8.1.4.     Insurance                                              -78-
8.1.5.     Books and Records                                      -79-
8.1.6.     Environmental Covenant                                 -79-
8.1.7.     Further Assurances                                     -80-
8.1.8.     Additional Equity.                                     -81-
8.1.9.     Elimination of Subordinated Indebtedness.              -82-
8.2.       Negative Covenants                                     -82-
8.2.1.     Business Activities                                    -82-
8.2.2.     Indebtedness                                           -82-
8.2.3.     Liens                                                  -83-
8.2.4.     Financial Condition                                    -87-
8.2.5.     Investments                                            -87-
8.2.6.     Restricted Payments, etc                               -89-
8.2.7.     Rental Obligations                                     -89-
8.2.8.     Consolidation, Merger, etc                             -90-
8.2.9.     Asset Dispositions, etc                                -90-
8.2.10.    Modification of Certain Documents                      -90-
8.2.11.    Transactions with Affiliates                           -91-
8.2.12.    Negative Pledges, Restrictive Agreements, etc          -91-
8.2.13.    Take or Pay Contracts                                  -91-
8.2.14.    Hydrocarbon Hedging                                    -92-

ARTICLE IXEVENTS OF DEFAULT                                       -92-
9.1.       Listing of Events of Default                           -92-
9.1.1.     Non-Payment of Obligations                             -92-
9.1.2.     Breach of Warranty                                     -92-
9.1.3.     Non-Performance of Certain Covenants and Obligations   -93-
9.1.4.     Non-Performance of Other Covenants and Obligations     -93-
9.1.5.     Default on Other Indebtedness                          -93-
9.1.6.     Judgments                                              -93-
9.1.7.     Pension Plans                                          -94-
9.1.8.     Control of the Borrower                                -94-
9.1.9.     Bankruptcy, Insolvency, etc                            -94-
9.1.10.    Impairment of Security, etc                            -95-
9.1.11.    Material Adverse Effect                                -95-
9.2.       Action if Bankruptcy                                   -95-
9.3.       Action if Other Event of Default                       -95-
9.4.       Rights Not Exclusive                                   -96-

ARTICLE XMISCELLANEOUS PROVISIONS                                 -96-
10.1.      Waivers, Amendments, etc.                              -96-
10.2.      Notices                                                -96-
10.3.      Payment of Costs and Expenses                          -97-
10.4.      Indemnification                                        -98-
10.5.      Survival                                               -99-
10.6.      Severability                                           -99-
10.7.      Headings                                               -100-
10.8.      Execution in Counterparts, Effectiveness, etc.         -100-
10.9.      Governing Law; Entire Agreement                        -100-
10.10.     Successors and Assigns                                 -100-
10.11.     Sale and Transfer of Loans and Notes; Participations in
           Loans and Notes                                        -101-
10.11.1.   Assignments                                            -101-
10.11.2.   Participations                                         -102-
10.12.     Forum Selection and Consent to Jurisdiction            -103-
10.13.     Waiver of Jury Trial                                   -104-
10.14.     Notice                                                 -105-






SCHEDULE I          Disclosure Schedule
SCHEDULE II         Subsidiaries
SCHEDULE III        Certain Consents and Mortgage Consents
SCHEDULE IV         Certain Acquired Properties

EXHIBIT A           Form of Secured Promissory Note
EXHIBIT B           Form of Security Agreement
EXHIBIT C-1         Form of Borrowing Request
EXHIBIT C-2         Form of Continuation/Conversion Notice
EXHIBIT D           Form of Guaranty
EXHIBIT E-1         Form of California Mortgage
EXHIBIT E-2         Form of Multi-State Mortgage
EXHIBIT F-1         Form of Pledge Agreement (Partnership Interests)
EXHIBIT F-2         Form of Pledge Agreement (Stock)
EXHIBIT G           Form of Lender Assignment Notice
EXHIBIT H           Form of Opinion of Counsel to the Borrower, et al.
EXHIBIT I-1         Form of Pre-Closing Title Opinion of Special Counsel to the
Borrower
EXHIBIT I-2         Form of Post-Closing Title Opinion of Special Counsel to the
Borrower
EXHIBIT J           Form of Consent
EXHIBIT K           Form of Issuance Request
EXHIBIT L           Form of Letter of Credit


                              EXHIBIT 99.10


                            PLEDGE AGREEMENT
                                (Stock)


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 15, 1998, made by BARGO ENERGY COMPANY, a Texas general partnership, (the "Pledgor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender").

                         W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to, and issue Letters of Credit at the request of, the Borrower; and

     WHEREAS, the Borrower or an Affiliate (as defined in the Credit Agreement) of the Borrower has entered into or may enter into certain Hedging Agreements (as defined in the Credit Agreement) with the Lender or an Affiliate of the Lender, pursuant to the terms of the Credit Agreement;

     WHEREAS, as a condition precedent to the making of certain Loans and the issuance of Letters of Credit under the Credit Agreement, and the Lender's or such Affiliate of the Lender's obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Loans to, and to issue Letters of Credit at the request of, the Borrower pursuant to the Credit Agreement, and to induce the Lender or such Affiliate of the Lender to enter into Hedging Agreements with the Borrower or an affiliate of the Borrower, the Pledgor agrees, for the benefit of the Lender, as follows:



                              ARTICLE I

                             DEFINITIONS

     SECTION I.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Borrower" is defined in the first recital.

     "Collateral" is defined in Section 2.1.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

     "Lender" is defined in the preamble.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due with respect to the Pledged Shares, all other instruments which are now being delivered by the Pledgor to the Lender or may from time to time hereafter be delivered by the Pledgor to the Lender for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

     "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Lender as Pledged Property hereunder.

     "Pledgor" is defined in the preamble.

     "Secured Obligations" is defined in Section 2.2.

     "Securities Act" is defined in Section 6.2.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois.

     SECTION I.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION I.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                              ARTICLE II

                                PLEDGE

     SECTION II.1 Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender a continuing security interest in, all of the following property (the "Collateral"):

          II.1.1 All issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Attachment 1 hereto.

          II.1.2     All other Pledged Shares issued from time to time.

          II.1.3 All other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Pledge Agreement.

          II.1.4 All Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property.

          II.1.5     All proceeds of any of the foregoing.

     SECTION II.2     Security for Obligations.  This Pledge
Agreement secures the prompt payment and performance in full of (a) all Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, including without limitation, Reimbursement Obligations, and (b) all other obligations of the Borrower or the Pledgor to the Lender or any Affiliate of the Lender, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including without limitation all Hedging Obligations (as defined in the Credit Agreement) arising under the Hedging Agreements, between the Borrower or any other Affiliate or now or hereafter existing or due or to become due and (c) all other obligations of the Borrower or any Affiliate of the Borrower and the Lender or any Affiliate of the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and other obligations being the "Secured Obligations").

     SECTION II.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION II.4 Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when no Default has occurred and is continuing, such Dividend may be paid directly to the Pledgor. If any such Default has occurred and is continuing then any such Dividend shall be paid directly to the Lender.

     SECTION II.5 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

          II.5.1 Remain in full force and effect until payment in full of all Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor,

          II.5.2 Be binding upon the Pledgor and its successors, transferees and assigns, and

          II.5.3 Inure to the benefit of the Lender and its successors, transferees, and assigns.


Without limiting the foregoing clause 2.5.3, the Lender may assign or otherwise transfer (in whole or in part) any Note or Loan to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 of the Credit Agreement. Upon the indefeasible payment in full of all principal and interest comprising the Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Lender hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                              ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

     SECTION III.1 Warranties, etc. The Pledgor represents and warrants unto the Lender, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Lender of any Collateral, as set forth in this Article.

          III.1.1 Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender.

          III.1.2 Valid Security Interest. The delivery of such Collateral to the Lender together with stock powers endorsed in blank is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

          III.1.3 As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute the percentage of the issued and outstanding shares of the respective class of the capital stock of each Pledged Share Issuer as set forth on Attachment 1 hereto.

          III.1.4 Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

               (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

               (b) for the exercise by the Lender of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          III.1.5 Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.


                               ARTICLE IV

                               COVENANTS

     SECTION IV.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION IV.2 Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Pledgor will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Lender.


     SECTION IV.3 Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Lender pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

     SECTION IV.4     Voting Rights; Dividends, etc.  The Pledgor agrees:

          IV.4.1 After any Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 6.4; and

          IV.4.2 After any Event of Default shall have occurred and be continuing and the Lender has notified the Pledgor of the Lender's intention to exercise its voting power under this Section 4.4.2

               (a) the Lender may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral, and

               (b) promptly to deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.


All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in Section 4.4.2, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause an Event of Default, impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION IV.5 Additional Undertakings. The Pledgor will not, without the prior written consent of the Lender, (a) sell, assign, transfer, pledge, or encumber in any other manner Pledgor's interest in the Pledged Share Issuer, or
(b) permit any of the assets of the Pledged Share Issuer to be sold, assigned, transferred, pledged, or encumbered in any other manner.


                                ARTICLE V

                               THE LENDER

     SECTION V.1 Lender Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          V.1.1 After the occurrence and continuance of a Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

          V.1.2 To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with Section 5.1.1 above.

          V.1.3 To file any claims or take any action or institute any Proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Lender agrees that it shall first request that the Pledgor perform such action and, if the Pledgor shall not have performed such action within five (5) days following such request, the Lender shall be entitled to take such action pursuant hereto.


     SECTION V.2 Lender May Perform. If the Pledgor fails to perform any agreement contained herein after being requested in writing to so perform, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5.

     SECTION V.3 Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION V.4 Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                ARTICLE VI

                                REMEDIES

     SECTION VI.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

          VI.1.1 The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          VI.1.2     The Lender may

               (a) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

               (b) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

               (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

               (d) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral;

               (e)     take control of any proceeds of the Collateral; and

               (f) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION VI.2 Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

          VI.2.1 Execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver (in each case to the extent required by law), all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under, or otherwise permit the Collateral to be privately sold or transferred in compliance with, the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

          VI.2.2 Use its best efforts to qualify the Collateral under, or to permit the Collateral to be privately sold or transferred in compliance with, the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender.

          VI.2.3 Cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.

          VI.2.4 Do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

     SECTION VI.3 Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION VI.4 Application of Proceeds. All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Sections 10.3 and 10.4 of the Credit Agreement and Section 6.5 hereof) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments and any other commitments by the Lender to the Pledgor, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION VI.5 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Lender's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

               (a) the exercise or enforcement of any of the rights of the Lender hereunder; or

               (b) the failure by the Pledgor to perform or observe any of the provisions hereof.


                              ARTICLE VII

                        MISCELLANEOUS PROVISIONS

     SECTION VII.1 Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION VII.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION VII.3 Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION VII.4 Addresses for Notices. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing and shall be hand delivered or sent by a nationally recognized overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as may be designated by such party in a notice to the other party. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by certified mail, on the fifth business day after delivery to the U.S. Post Office; (c) if sent by overnight courier, on the first business day after delivery to such courier; or (d) if sent by telecopy, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

     SECTION VII.5 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION VII.6 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION VII.7 The Lender as Agent for its Affiliates. As described above, certain Affiliates of the Lender are or may become parties to certain Hedging Agreements with the Pledgor and/or Affiliates of the Pledgor. This Pledge Agreement secures the obligations of the Pledgor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties hereto acknowledge for all purposes that the Lender acts as agent on behalf of such Affiliates of the Lender which are so entitled to share in the rights and benefits accruing to the Lender under this Pledge Agreement.

     SECTION VII.8     Governing Law, Entire Agreement, etc.  THIS
PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

       SECTION 7.9     Non-Recourse Nature of Liability.

             (a) Notwithstanding anything to the contrary contained or implied in this Pledge Agreement, the Pledgor shall not be personally liable under any theory for any amount due under the Credit Agreement, the Notes or such other Loan Documents, and the Lender shall not seek a deficiency or personal judgment against the Pledgor for payment of the Obligations evidenced by the Credit Agreement, the Notes or such other Loan Documents. No property or assets of the Pledgor, other than the Collateral pledged pursuant to this Pledge Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower or its Subsidiaries with respect to this Pledge Agreement, the Credit Agreement, the Notes or such other Loan Documents.

               (b) Notwithstanding the provisions of Section 7.9(a) to the contrary, nothing contained in this Pledge Agreement, the Credit Agreement or any other Loan Document shall be construed to (i) impair or limit the rights of the Lender arising under this Pledge Agreement, or any other Security Document or other documents to which the Pledgor is a party thereto in its individual capacity; (ii) impair or limit any of the Obligations of the Borrower or its Subsidiaries under any Loan Document to which it is a party; (iii) impair or limit the validity of the indebtedness evidenced by this Pledge Agreement, the Credit Agreement, the Notes or the other Loan Documents or prevent the taking of any action permitted by law against the Borrower or its Subsidiaries or the assets of the Borrower or its Subsidiaries or the proceeds of such assets; or
(iv) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Borrower or its Subsidiaries.


     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                              BARGO ENERGY COMPANY,
                              a Texas general partner


                              By:   /s/ Timothy J. Goff
                              Name: Timothy J. Goff
                              Title: Manager

                              Address:    700 Louisiana Street
                                          Suite 3700
                                          Houston, Texas 77002

                              Facsimile No.: (713) 236-9799
                              Attention:     Timothy J. Goff




                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION


                              By:   /s/ Richard A. Bernardy
                              Name: Richard A. Bernardy
                              Title: Vice President

                              Address:    333 Clay Street
                                          Suite 4550
                                          Houston, TX 77002

                              Facsimile No.:     (713) 651-4888
                              Attention:      Richard A. Bernardy



                          ATTACHMENT 1
                              to
                        Pledge Agreement

Pledged Shares
Pledged Share Issuer                     Common Stock
                     ________________________________________________________
                     Authorized    Outstanding    Number of Shares   % of Shares
                     Shares          Shares           Pledged          Pledged

Future Petroleum     30,000,000     22,320066        7,078,333         31.71%
Corporation,
a Utah corporation

                                EXHIBIT 99.11

                             PLEDGE AGREEMENT
                                 (Stock)


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 15, 1998, made by TJG INVESTMENTS, INC., a Texas corporation, (the "Pledgor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender").

                         W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to, and issue Letters of Credit at the request of, the Borrower; and

     WHEREAS, the Borrower or an Affiliate (as defined in the Credit Agreement) of the Borrower has entered into or may enter into certain Hedging Agreements (as defined in the Credit Agreement) with the Lender or an Affiliate of the Lender, pursuant to the terms of the Credit Agreement;

     WHEREAS, as a condition precedent to the making of certain Loans and the issuance of Letters of Credit under the Credit Agreement, and the Lender's or such Affiliate of the Lender's obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Loans to, and to issue Letters of Credit at the request of, the Borrower pursuant to the Credit Agreement, and to induce the Lender or such Affiliate of the Lender to enter into Hedging Agreements with the Borrower or an affiliate of the Borrower, the Pledgor agrees, for the benefit of the Lender, as follows:


                                ARTICLE I

                               DEFINITIONS

     SECTION I.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Borrower" is defined in the first recital.

     "Collateral" is defined in Section 2.1.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

     "Lender" is defined in the preamble.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due with respect to the Pledged Shares, all other instruments which are now being delivered by the Pledgor to the Lender or may from time to time hereafter be delivered by the Pledgor to the Lender for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

     "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Lender as Pledged Property hereunder.

     "Pledgor" is defined in the preamble.

     "Secured Obligations" is defined in Section 2.2.

     "Securities Act" is defined in Section 6.2.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois.

     SECTION I.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION I.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                                ARTICLE II

                                  PLEDGE

     SECTION II.1 Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender a continuing security interest in, all of the following property (the "Collateral"):

          II.1.1 All issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Attachment 1 hereto.

          II.1.2     All other Pledged Shares issued from time to time.

          II.1.3 All other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Pledge Agreement.

          II.1.4 All Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property.

          II.1.5     All proceeds of any of the foregoing.

     SECTION II.2     Security for Obligations.  This Pledge
Agreement secures the prompt payment and performance in full of (a) all Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, including without limitation, Reimbursement Obligations, and (b) all other obligations of the Borrower or the Pledgor to the Lender or any Affiliate of the Lender, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including without limitation all Hedging Obligations (as defined in the Credit Agreement) arising under the Hedging Agreements, between the Borrower or any other Affiliate or now or hereafter existing or due or to become due and (c) all other obligations of the Borrower or any Affiliate of the Borrower and the Lender or any Affiliate of the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and other obligations being the "Secured Obligations").

     SECTION II.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION II.4 Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when no Default has occurred and is continuing, such Dividend may be paid directly to the Pledgor. If any such Default has occurred and is continuing then any such Dividend shall be paid directly to the Lender.

     SECTION II.5 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

          II.5.1 Remain in full force and effect until payment in full of all Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor,

          II.5.2 Be binding upon the Pledgor and its successors, transferees and assigns, and

          II.5.3 Inure to the benefit of the Lender and its successors, transferees, and assigns.


Without limiting the foregoing clause 2.5.3, the Lender may assign or otherwise transfer (in whole or in part) any Note or Loan to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 of the Credit Agreement. Upon the indefeasible payment in full of all principal and interest comprising the Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Lender hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES

SECTION III.1 Warranties, etc. The Pledgor represents and warrants unto the Lender, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Lender of any Collateral, as set forth in this Article.

          III.1.1 Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender.

          III.1.2 Valid Security Interest. The delivery of such Collateral to the Lender together with stock powers endorsed in blank is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

          III.1.3 As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute the percentage of the issued and outstanding shares of the respective class of the capital stock of each Pledged Share Issuer as set forth on Attachment 1 hereto.

          III.1.4 Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

               (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

               (b) for the exercise by the Lender of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          III.1.5 Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.


                               ARTICLE IV

                               COVENANTS

     SECTION IV.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION IV.2 Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Pledgor will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Lender.

     SECTION IV.3 Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Lender pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

     SECTION IV.4     Voting Rights; Dividends, etc.  The Pledgor agrees:

          IV.4.1 After any Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 6.4; and

          IV.4.2 After any Event of Default shall have occurred and be continuing and the Lender has notified the Pledgor of the Lender's intention to exercise its voting power under this Section 4.4.2

               (a) the Lender may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral, and

               (b) promptly to deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.


All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in Section 4.4.2, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause an Event of Default, impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION IV.5 Additional Undertakings. The Pledgor will not, without the prior written consent of the Lender, (a) sell, assign, transfer, pledge, or encumber in any other manner Pledgor's interest in the Pledged Share Issuer, or
(b) permit any of the assets of the Pledged Share Issuer to be sold, assigned, transferred, pledged, or encumbered in any other manner.


                                ARTICLE V

                               THE LENDER

     SECTION V.1 Lender Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          V.1.1 After the occurrence and continuance of a Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

          V.1.2 To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with Section 5.1.1 above.

          V.1.3 To file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Lender agrees that it shall first request that the Pledgor perform such action and, if the Pledgor shall not have performed such action within five (5) days following such request, the Lender shall be entitled to take such action pursuant hereto.

     SECTION V.2 Lender May Perform. If the Pledgor fails to perform any agreement contained herein after being requested in writing to so perform, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5.

     SECTION V.3 Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION V.4 Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                ARTICLE VI

                                 REMEDIES

     SECTION VI.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:


          VI.1.1 The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          VI.1.2     The Lender may

               (a) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

               (b) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

               (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

               (d) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral;

               (e)     take control of any proceeds of the Collateral; and

               (f) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION VI.2 Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

          VI.2.1 Execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver (in each case to the extent required by law), all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under, or otherwise permit the Collateral to be privately sold or transferred in compliance with, the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

          VI.2.2 Use its best efforts to qualify the Collateral under, or to permit the Collateral to be privately sold or transferred in compliance with, the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender.

          VI.2.3 Cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.

          VI.2.4 Do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

     SECTION VI.3 Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION VI.4 Application of Proceeds. All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Sections 10.3 and 10.4 of the Credit Agreement and Section 6.5 hereof) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments and any other commitments by the Lender to the Pledgor, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION VI.5 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Lender's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

               (a) the exercise or enforcement of any of the rights of the Lender hereunder; or

               (b) the failure by the Pledgor to perform or observe any of the provisions hereof.


                              ARTICLE VII

                         MISCELLANEOUS PROVISIONS

     SECTION VII.1 Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION VII.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION VII.3 Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION VII.4 Addresses for Notices. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing and shall be hand delivered or sent by a nationally recognized overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as may be designated by such party in a notice to the other party. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by certified mail, on the fifth business day after delivery to the U.S. Post Office; (c) if sent by overnight courier, on the first business day after delivery to such courier; or (d) if sent by telecopy, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

     SECTION VII.5 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION VII.6 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION VII.7 The Lender as Agent for its Affiliates. As described above, certain Affiliates of the Lender are or may become parties to certain Hedging Agreements with the Pledgor and/or Affiliates of the Pledgor. This Pledge Agreement secures the obligations of the Pledgor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties hereto acknowledge for all purposes that the Lender acts as agent on behalf of such Affiliates of the Lender which are so entitled to share in the rights and benefits accruing to the Lender under this Pledge Agreement.

     SECTION VII.8     Governing Law, Entire Agreement, etc.  THIS
PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.9     Non-Recourse Nature of Liability.

     (a) Notwithstanding anything to the contrary contained or implied in this Pledge Agreement, the Pledgor shall not be personally liable under any theory for any amount due under the Credit Agreement, the Notes or such other Loan Documents, and the Lender shall not seek a deficiency or personal judgment against the Pledgor for payment of the Obligations evidenced by the Credit Agreement, the Notes or such other Loan Documents. No property or assets of the Pledgor, other than the Collateral pledged pursuant to this Pledge Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower or its Subsidiaries with respect to this Pledge Agreement, the Credit Agreement, the Notes or such other Loan Documents.

     (b) Notwithstanding the provisions of Section 7.9(a) to the contrary, nothing contained in this Pledge Agreement, the Credit Agreement or any other Loan Document shall be construed to (i) impair or limit the rights of the Lender arising under this Pledge Agreement, or any other Security Document or other documents to which the Pledgor is a party thereto in its individual capacity;
(ii) impair or limit any of the Obligations of the Borrower or its Subsidiaries under any Loan Document to which it is a party; (iii) impair or limit the validity of the indebtedness evidenced by this Pledge Agreement, the Credit Agreement, the Notes or the other Loan Documents or prevent the taking of any action permitted by law against the Borrower or its Subsidiaries or the assets of the Borrower or its Subsidiaries or the proceeds of such assets; or
(iv) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Borrower or its Subsidiaries.


     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                   TJG INVESTMENTS, INC.,
                                   a Texas corporation


                                   By:   /s/ Timothy J. Goff
                                   Name: Timothy J. Goff
                                   Title: Manager

                                   Address: 700 Louisiana Street
                                            Suite 3700
                                            Houston, Texas 77002

                                   Facsimile No.: (713) 236-9799

                                   Attention:     Timothy J. Goff




                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION


                                   By:   /s/ Richard A. Bernardy
                                   Name: Richard A. Bernardy
                                   Title: Vice President

                                   Address: 333 Clay Street
                                            Suite 4550
                                            Houston, TX 77002

                                   Facsimile No.:     (713) 651-4888

                                   Attention:      Richard A. Bernardy


                          ATTACHMENT 1
                               to
                         Pledge Agreement





Pledged Shares

Pledged Share Issuer                    Common Stock

                 Authorized    Outstanding    Number of Shares   % of Shares
                   Shares          Shares           Pledged         Pledged
                 ______________________________________________________________
Future Petroleum  30,000,000    22,320,066        1,255,000         5.62%
Corporation,
a Utah corporation


                           EXHIBIT 99.12

                            PLEDGE AGREEMENT
                                 (Stock)


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 15, 1998, made by James E. Sowell, an individual, (the "Pledgor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender").

                         W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to, and issue Letters of Credit at the request of, the Borrower; and

     WHEREAS, the Borrower or an Affiliate (as defined in the Credit Agreement) of the Borrower has entered into or may enter into certain Hedging Agreements (as defined in the Credit Agreement) with the Lender or an Affiliate of the Lender, pursuant to the terms of the Credit Agreement;

     WHEREAS, as a condition precedent to the making of certain Loans and the issuance of Letters of Credit under the Credit Agreement, and the Lender's or such Affiliate of the Lender's obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Loans to, and to issue Letters of Credit at the request of, the Borrower pursuant to the Credit Agreement, and to induce the Lender or such Affiliate of the Lender to enter into Hedging Agreements with the Borrower or an affiliate of the Borrower, the Pledgor agrees, for the benefit of the Lender, as follows:


                               ARTICLE I

                              DEFINITIONS

     SECTION I.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Borrower" is defined in the first recital.

     "Collateral" is defined in Section 2.1.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

     "Lender" is defined in the preamble.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due with respect to the Pledged Shares, all other instruments which are now being delivered by the Pledgor to the Lender or may from time to time hereafter be delivered by the Pledgor to the Lender for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

     "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Lender as Pledged Property hereunder.

     "Pledgor" is defined in the preamble.

     "Secured Obligations" is defined in Section 2.2.

     "Securities Act" is defined in Section 6.2.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois.

     SECTION I.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION I.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                               ARTICLE II

                                 PLEDGE

     SECTION II.1 Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender a continuing security interest in, all of the following property (the "Collateral"):

          II.1.1 All issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Attachment 1 hereto.

          II.1.2     All other Pledged Shares issued from time to time.

          II.1.3 All other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Pledge Agreement.

          II.1.4 All Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property.

          II.1.5     All proceeds of any of the foregoing.

     SECTION II.2     Security for Obligations.  This Pledge
Agreement secures the prompt payment and performance in full of (a) all Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, including without limitation, Reimbursement Obligations, and (b) all other obligations of the Borrower or the Pledgor to the Lender or any Affiliate of the Lender, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including without limitation all Hedging Obligations (as defined in the Credit Agreement) arising under the Hedging Agreements, between the Borrower or any other Affiliate or now or hereafter existing or due or to become due and (c) all other obligations of the Borrower or any Affiliate of the Borrower and the Lender or any Affiliate of the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and other obligations being the "Secured Obligations").

     SECTION II.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION II.4 Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when no Default has occurred and is continuing, such Dividend may be paid directly to the Pledgor. If any such Default has occurred and is continuing then any such Dividend shall be paid directly to the Lender.

     SECTION II.5 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

          II.5.1 Remain in full force and effect until payment in full of all Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor,

          II.5.2 Be binding upon the Pledgor and its successors, transferees and assigns, and

          II.5.3 Inure to the benefit of the Lender and its successors, transferees, and assigns.


Without limiting the foregoing clause 2.5.3, the Lender may assign or otherwise transfer (in whole or in part) any Note or Loan to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 of the Credit Agreement. Upon the indefeasible payment in full of all principal and interest comprising the Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Lender hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES

     SECTION III.1 Warranties, etc. The Pledgor represents and warrants unto the Lender, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Lender of any Collateral, as set forth in this Article.

          III.1.1 Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender.

          III.1.2 Valid Security Interest. The delivery of such Collateral to the Lender together with stock powers endorsed in blank is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

          III.1.3 As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute the percentage of the issued and outstanding shares of the respective class of the capital stock of each Pledged Share Issuer as set forth on Attachment 1 hereto.

          III.1.4 Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

               (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

               (b) for the exercise by the Lender of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          III.1.5 Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.


                               ARTICLE IV

                               COVENANTS

     SECTION IV.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION IV.2 Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Pledgor will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Lender.

     SECTION IV.3 Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Lender pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

     SECTION IV.4     Voting Rights; Dividends, etc.  The Pledgor agrees:

          IV.4.1 After any Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 6.4; and

          IV.4.2 After any Event of Default shall have occurred and be continuing and the Lender has notified the Pledgor of the Lender's intention to exercise its voting power under this Section 4.4.2

               (a) the Lender may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral, and

               (b) promptly to deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.


All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in Section 4.4.2, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause an Event of Default, impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION IV.5 Additional Undertakings. The Pledgor will not, without the prior written consent of the Lender, (a) sell, assign, transfer, pledge, or encumber in any other manner Pledgor's interest in the Pledged Share Issuer, or
(b) permit any of the assets of the Pledged Share Issuer to be sold, assigned, transferred, pledged, or encumbered in any other manner.


                               ARTICLE V

                              THE LENDER

     SECTION V.1 Lender Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          V.1.1 After the occurrence and continuance of a Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

          V.1.2 To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with Section 5.1.1 above.

          V.1.3 To file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Lender agrees that it shall first request that the Pledgor perform such action and, if the Pledgor shall not have performed such action within five (5) days following such request, the Lender shall be entitled to take such action pursuant hereto.

     SECTION V.2 Lender May Perform. If the Pledgor fails to perform any agreement contained herein after being requested in writing to so perform, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5.

     SECTION V.3 Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION V.4 Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                              ARTICLE VI

                               REMEDIES

     SECTION VI.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:


          VI.1.1 The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          VI.1.2     The Lender may

               (a) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

               (b) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

               (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

               (d) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral;

               (e)     take control of any proceeds of the Collateral; and

               (f) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION VI.2 Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

          VI.2.1 Execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver (in each case to the extent required by law), all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under, or otherwise permit the Collateral to be privately sold or transferred in compliance with, the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

          VI.2.2 Use its best efforts to qualify the Collateral under, or to permit the Collateral to be privately sold or transferred in compliance with, the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender.

          VI.2.3 Cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.

          VI.2.4 Do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

     SECTION VI.3 Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION VI.4 Application of Proceeds. All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Sections 10.3 and 10.4 of the Credit Agreement and Section 6.5 hereof) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments and any other commitments by the Lender to the Pledgor, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION VI.5 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Lender's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

               (a) the exercise or enforcement of any of the rights of the Lender hereunder; or

               (b) the failure by the Pledgor to perform or observe any of the provisions hereof.


                              ARTICLE VII

                        MISCELLANEOUS PROVISIONS

     SECTION VII.1 Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION VII.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION VII.3 Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION VII.4 Addresses for Notices. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing and shall be hand delivered or sent by a nationally recognized overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as may be designated by such party in a notice to the other party. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by certified mail, on the fifth business day after delivery to the U.S. Post Office; (c) if sent by overnight courier, on the first business day after delivery to such courier; or (d) if sent by telecopy, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

     SECTION VII.5 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION VII.6 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION VII.7 The Lender as Agent for its Affiliates. As described above, certain Affiliates of the Lender are or may become parties to certain Hedging Agreements with the Pledgor and/or Affiliates of the Pledgor. This Pledge Agreement secures the obligations of the Pledgor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties hereto acknowledge for all purposes that the Lender acts as agent on behalf of such Affiliates of the Lender which are so entitled to share in the rights and benefits accruing to the Lender under this Pledge Agreement.

     SECTION VII.8     Governing Law, Entire Agreement, etc.  THIS
PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.9     Non-Recourse Nature of Liability.

     (a) Notwithstanding anything to the contrary contained or implied in this Pledge Agreement, the Pledgor shall not be personally liable under any theory for any amount due under the Credit Agreement, the Notes or such other Loan Documents, and the Lender shall not seek a deficiency or personal judgment against the Pledgor for payment of the Obligations evidenced by the Credit Agreement, the Notes or such other Loan Documents. No property or assets of the Pledgor, other than the Collateral pledged pursuant to this Pledge Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower or its Subsidiaries with respect to this Pledge Agreement, the Credit Agreement, the Notes or such other Loan Documents.

     (b) Notwithstanding the provisions of Section 7.9(a) to the contrary, nothing contained in this Pledge Agreement, the Credit Agreement or any other Loan Document shall be construed to (i) impair or limit the rights of the Lender arising under this Pledge Agreement, or any other Security Document or other documents to which the Pledgor is a party thereto in its individual capacity;
(ii) impair or limit any of the Obligations of the Borrower or its Subsidiaries under any Loan Document to which it is a party; (iii) impair or limit the validity of the indebtedness evidenced by this Pledge Agreement, the Credit Agreement, the Notes or the other Loan Documents or prevent the taking of any action permitted by law against the Borrower or its Subsidiaries or the assets of the Borrower or its Subsidiaries or the proceeds of such assets; or
(iv) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Borrower or its Subsidiaries.


     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.




                                   /s/ James E. Sowell
                                   JAMES E. SOWELL




                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION


                                   By:   /s/ Richard A. Bernardy
                                   Name: Richard A. Bernardy
                                   Title: Vice President

                                   Address:     333 Clay Street
                                                Suite 4550
                                                Houston, TX 77002

                                   Facsimile No.:     (713) 651-4888

                                   Attention:      Richard A. Bernardy

                          ATTACHMENT 1
                               to
                         Pledge Agreement





Pledged Shares

Pledged Share Issuer                Convertible Preferred, Series A

                  Authorized    Outstanding    Number of Shares   % of Shares
                    Shares         Shares          Pledged          Pledged
                  ____________________________________________________________
Future Petroleum    200,000      100,000         33,333.3334       33.3334%
a Utah corporation

                              EXHIBIT 99.13


                            PLEDGE AGREEMENT
                                (Stock)


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 15, 1998, made by Thomas D. Barrow, an individual, (the "Pledgor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender").

                         W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to, and issue Letters of Credit at the request of, the Borrower; and

     WHEREAS, the Borrower or an Affiliate (as defined in the Credit Agreement) of the Borrower has entered into or may enter into certain Hedging Agreements (as defined in the Credit Agreement) with the Lender or an Affiliate of the Lender, pursuant to the terms of the Credit Agreement;

     WHEREAS, as a condition precedent to the making of certain Loans and the issuance of Letters of Credit under the Credit Agreement, and the Lender's or such Affiliate of the Lender's obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Loans to, and to issue Letters of Credit at the request of, the Borrower pursuant to the Credit Agreement, and to induce the Lender or such Affiliate of the Lender to enter into Hedging Agreements with the Borrower or an affiliate of the Borrower, the Pledgor agrees, for the benefit of the Lender, as follows:



                              ARTICLE VIII

                              DEFINITIONS

     SECTION VIII.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Borrower" is defined in the first recital.

     "Collateral" is defined in Section 2.1.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

     "Lender" is defined in the preamble.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due with respect to the Pledged Shares, all other instruments which are now being delivered by the Pledgor to the Lender or may from time to time hereafter be delivered by the Pledgor to the Lender for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

     "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Lender as Pledged Property hereunder.

     "Pledgor" is defined in the preamble.

     "Secured Obligations" is defined in Section 2.2.

     "Securities Act" is defined in Section 6.2.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois.

     SECTION VIII.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION VIII.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                               ARTICLE IX

                                PLEDGE

     SECTION IX.1 Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender a continuing security interest in, all of the following property (the "Collateral"):

          IX.1.1 All issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Attachment 1 hereto.

          IX.1.2     All other Pledged Shares issued from time to time.

          IX.1.3 All other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Pledge Agreement.

          IX.1.4 All Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property.

          IX.1.5     All proceeds of any of the foregoing.

     SECTION IX.2     Security for Obligations.  This Pledge
Agreement secures the prompt payment and performance in full of (a) all Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, including without limitation, Reimbursement Obligations, and (b) all other obligations of the Borrower or the Pledgor to the Lender or any Affiliate of the Lender, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including without limitation all Hedging Obligations (as defined in the Credit Agreement) arising under the Hedging Agreements, between the Borrower or any other Affiliate or now or hereafter existing or due or to become due and (c) all other obligations of the Borrower or any Affiliate of the Borrower and the Lender or any Affiliate of the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and other obligations being the "Secured Obligations").

     SECTION IX.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION IX.4 Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when no Default has occurred and is continuing, such Dividend may be paid directly to the Pledgor. If any such Default has occurred and is continuing then any such Dividend shall be paid directly to the Lender.

     SECTION IX.5 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

          IX.5.1 Remain in full force and effect until payment in full of all Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor,

          IX.5.2 Be binding upon the Pledgor and its successors, transferees and assigns, and

          IX.5.3 Inure to the benefit of the Lender and its successors, transferees, and assigns.


Without limiting the foregoing clause 2.5.3, the Lender may assign or otherwise transfer (in whole or in part) any Note or Loan to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 of the Credit Agreement. Upon the indefeasible payment in full of all principal and interest comprising the Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Lender hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                                ARTICLE X

                      REPRESENTATIONS AND WARRANTIES

     SECTION X.1 Warranties, etc. The Pledgor represents and warrants unto the Lender, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Lender of any Collateral, as set forth in this Article.

          X.1.1 Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender.

          X.1.2 Valid Security Interest. The delivery of such Collateral to the Lender together with stock powers endorsed in blank is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

          X.1.3 As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute the percentage of the issued and outstanding shares of the respective class of the capital stock of each Pledged Share Issuer as set forth on Attachment 1 hereto.

          X.1.4 Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

               (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

               (b) for the exercise by the Lender of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          X.1.5 Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.


                               ARTICLE XI

                               COVENANTS

     SECTION XI.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION XI.2 Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Pledgor will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Lender.

     SECTION XI.3 Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Lender pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

     SECTION XI.4     Voting Rights; Dividends, etc.  The Pledgor agrees:

          XI.4.1 After any Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 6.4; and

          XI.4.2 After any Event of Default shall have occurred and be continuing and the Lender has notified the Pledgor of the Lender's intention to exercise its voting power under this Section 4.4.2

               (a) the Lender may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral, and

               (b) promptly to deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.


All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in Section 4.4.2, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause an Event of Default, impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION XI.5 Additional Undertakings. The Pledgor will not, without the prior written consent of the Lender, (a) sell, assign, transfer, pledge, or encumber in any other manner Pledgor's interest in the Pledged Share Issuer, or
(b) permit any of the assets of the Pledged Share Issuer to be sold, assigned, transferred, pledged, or encumbered in any other manner.


                               ARTICLE XII

                               THE LENDER

     SECTION XII.1 Lender Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          XII.1.1 After the occurrence and continuance of a Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

          XII.1.2 To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with Section 5.1.1 above.

          XII.1.3 To file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Lender agrees that it shall first request that the Pledgor perform such action and, if the Pledgor shall not have performed such action within five (5) days following such request, the Lender shall be entitled to take such action pursuant hereto.

     SECTION XII.2 Lender May Perform. If the Pledgor fails to perform any agreement contained herein after being requested in writing to so perform, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5.

     SECTION XII.3 Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION XII.4 Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                              ARTICLE XIII

                                REMEDIES

     SECTION XIII.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

          XIII.1.1 The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          XIII.1.2     The Lender may

          (a) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

          (b) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

          (c) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

          (d) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral;

          (e)     take control of any proceeds of the Collateral; and

          (f) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION XIII.2 Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

          XIII.2.1 Execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver (in each case to the extent required by law), all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under, or otherwise permit the Collateral to be privately sold or transferred in compliance with, the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

          XIII.2.2 Use its best efforts to qualify the Collateral under, or to permit the Collateral to be privately sold or transferred in compliance with, the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender.

          XIII.2.3 Cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.

          XIII.2.4 Do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

     SECTION XIII.3 Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION XIII.4 Application of Proceeds. All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Sections 10.3 and 10.4 of the Credit Agreement and Section 6.5 hereof) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments and any other commitments by the Lender to the Pledgor, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION XIII.5 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Lender's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

               (a) the exercise or enforcement of any of the rights of the Lender hereunder; or

               (b) the failure by the Pledgor to perform or observe any of the provisions hereof.


                                ARTICLE XIV

                          MISCELLANEOUS PROVISIONS

     SECTION XIV.1 Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION XIV.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION XIV.3 Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION XIV.4 Addresses for Notices. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing and shall be hand delivered or sent by a nationally recognized overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as may be designated by such party in a notice to the other party. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by certified mail, on the fifth business day after delivery to the U.S. Post Office; (c) if sent by overnight courier, on the first business day after delivery to such courier; or (d) if sent by telecopy, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

     SECTION XIV.5 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION XIV.6 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION XIV.7 The Lender as Agent for its Affiliates. As described above, certain Affiliates of the Lender are or may become parties to certain Hedging Agreements with the Pledgor and/or Affiliates of the Pledgor. This Pledge Agreement secures the obligations of the Pledgor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties hereto acknowledge for all purposes that the Lender acts as agent on behalf of such Affiliates of the Lender which are so entitled to share in the rights and benefits accruing to the Lender under this Pledge Agreement.

     SECTION XIV.8     Governing Law, Entire Agreement, etc.  THIS
PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.9     Non-Recourse Nature of Liability.

     (a) Notwithstanding anything to the contrary contained or implied in this Pledge Agreement, the Pledgor shall not be personally liable under any theory for any amount due under the Credit Agreement, the Notes or such other Loan Documents, and the Lender shall not seek a deficiency or personal judgment against the Pledgor for payment of the Obligations evidenced by the Credit Agreement, the Notes or such other Loan Documents. No property or assets of the Pledgor, other than the Collateral pledged pursuant to this Pledge Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower or its Subsidiaries with respect to this Pledge Agreement, the Credit Agreement, the Notes or such other Loan Documents.

     (b) Notwithstanding the provisions of Section 7.9(a) to the contrary, nothing contained in this Pledge Agreement, the Credit Agreement or any other Loan Document shall be construed to (i) impair or limit the rights of the Lender arising under this Pledge Agreement, or any other Security Document or other documents to which the Pledgor is a party thereto in its individual capacity;
(ii) impair or limit any of the Obligations of the Borrower or its Subsidiaries under any Loan Document to which it is a party; (iii) impair or limit the validity of the indebtedness evidenced by this Pledge Agreement, the Credit Agreement, the Notes or the other Loan Documents or prevent the taking of any action permitted by law against the Borrower or its Subsidiaries or the assets of the Borrower or its Subsidiaries or the proceeds of such assets; or
(iv) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Borrower or its Subsidiaries.


     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.




                                   /s/ Thomas D. Barrow
                                   THOMAS D. BARROW




                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION


                                   By:   /s/ Richard A. Bernardy
                                   Name: Richard A. Bernardy
                                   Title: Vice President

                                   Address:     333 Clay Street
                                                Suite 4550
                                                Houston, TX 77002

                                   Facsimile No.:     (713) 651-4888

                                   Attention:      Richard A. Bernardy

                          ATTACHMENT 1
                               to
                         Pledge Agreement





Pledged Shares

Pledged Share Issuer                 Convertible Preferred, Series A

                   Authorized    Outstanding    Number of Shares   % of Shares
                     Shares         Shares          Pledged          Pledged
                   ____________________________________________________________
Future Petroleum    200,000        100,000        33,333.3333        33.3333%
Corporation,
a Utah corporation

                             EXHIBIT 99.14


                             PLEDGE AGREEMENT
                                  (Stock)


     THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 15, 1998, made by Tim J. Goff, an individual, (the "Pledgor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender").

                         W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to, and issue Letters of Credit at the request of, the Borrower; and

     WHEREAS, the Borrower or an Affiliate (as defined in the Credit Agreement) of the Borrower has entered into or may enter into certain Hedging Agreements (as defined in the Credit Agreement) with the Lender or an Affiliate of the Lender, pursuant to the terms of the Credit Agreement;

     WHEREAS, as a condition precedent to the making of certain Loans and the issuance of Letters of Credit under the Credit Agreement, and the Lender's or such Affiliate of the Lender's obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Loans to, and to issue Letters of Credit at the request of, the Borrower pursuant to the Credit Agreement, and to induce the Lender or such Affiliate of the Lender to enter into Hedging Agreements with the Borrower or an affiliate of the Borrower, the Pledgor agrees, for the benefit of the Lender, as follows:



                              ARTICLE XV

                              DEFINITIONS

     SECTION XV.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Borrower" is defined in the first recital.

     "Collateral" is defined in Section 2.1.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

     "Lender" is defined in the preamble.

     "Pledge Agreement" is defined in the preamble.

     "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due with respect to the Pledged Shares, all other instruments which are now being delivered by the Pledgor to the Lender or may from time to time hereafter be delivered by the Pledgor to the Lender for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

     "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

     "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Lender as Pledged Property hereunder.

     "Pledgor" is defined in the preamble.

     "Secured Obligations" is defined in Section 2.2.

     "Securities Act" is defined in Section 6.2.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois.

     SECTION XV.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION XV.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                               ARTICLE XVI

                                PLEDGE

     SECTION XVI.1 Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender a continuing security interest in, all of the following property (the "Collateral"):

          XVI.1.1 All issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Attachment 1 hereto.

          XVI.1.2     All other Pledged Shares issued from time to time.

          XVI.1.3 All other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Pledge Agreement.

          XVI.1.4 All Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property.

          XVI.1.5     All proceeds of any of the foregoing.

     SECTION XVI.2     Security for Obligations.  This Pledge
Agreement secures the prompt payment and performance in full of (a) all Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, including without limitation, Reimbursement Obligations, and (b) all other obligations of the Borrower or the Pledgor to the Lender or any Affiliate of the Lender, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including without limitation all Hedging Obligations (as defined in the Credit Agreement) arising under the Hedging Agreements, between the Borrower or any other Affiliate or now or hereafter existing or due or to become due and (c) all other obligations of the Borrower or any Affiliate of the Borrower and the Lender or any Affiliate of the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and other obligations being the "Secured Obligations").

     SECTION XVI.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION XVI.4 Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when no Default has occurred and is continuing, such Dividend may be paid directly to the Pledgor. If any such Default has occurred and is continuing then any such Dividend shall be paid directly to the Lender.

     SECTION XVI.5 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

          XVI.5.1 Remain in full force and effect until payment in full of all Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor,

          XVI.5.2 Be binding upon the Pledgor and its successors, transferees and assigns, and

          XVI.5.3 Inure to the benefit of the Lender and its successors, transferees, and assigns.


Without limiting the foregoing clause 2.5.3, the Lender may assign or otherwise transfer (in whole or in part) any Note or Loan to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 of the Credit Agreement. Upon the indefeasible payment in full of all principal and interest comprising the Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Lender hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                              ARTICLE XVII

                      REPRESENTATIONS AND WARRANTIES

     SECTION XVII.1 Warranties, etc. The Pledgor represents and warrants unto the Lender, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Lender of any Collateral, as set forth in this Article.

          XVII.1.1 Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender.

          XVII.1.2 Valid Security Interest. The delivery of such Collateral to the Lender together with stock powers endorsed in blank is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

          XVII.1.3 As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute the percentage of the issued and outstanding shares of the respective class of the capital stock of each Pledged Share Issuer as set forth on Attachment 1 hereto.

          XVII.1.4 Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

               (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

               (b) for the exercise by the Lender of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          XVII.1.5 Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.


                              ARTICLE XVIII

                                COVENANTS

     SECTION XVIII.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION XVIII.2     Stock Powers, etc.  The Pledgor agrees that all
Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Pledgor will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Lender.

     SECTION XVIII.3 Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Lender pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

     SECTION XVIII.4     Voting Rights; Dividends, etc.  The Pledgor agrees:

          XVIII.4.1     After any Default shall have occurred and be
     continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 6.4; and

          XVIII.4.2     After any Event of Default shall have occurred and be
     continuing and the Lender has notified the Pledgor of the Lender's intention to exercise its voting power under this Section 4.4.2

               (ai     the Lender may exercise (to the exclusion of the
          Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral, and

               (bi     promptly to deliver to the Lender such additional
          proxies and other documents as may be necessary to allow the Lender to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in Section 4.4.2, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause an Event of Default, impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

     SECTION XVIII.5 Additional Undertakings. The Pledgor will not, without the prior written consent of the Lender, (a) sell, assign, transfer, pledge, or encumber in any other manner Pledgor's interest in the Pledged Share Issuer, or (b) permit any of the assets of the Pledged Share Issuer to be sold, assigned, transferred, pledged, or encumbered in any other manner.


                             ARTICLE XIX

                             THE LENDER

     SECTION XIX.1 Lender Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

          XIX.1.1 After the occurrence and continuance of a Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

          XIX.1.2 To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with Section 5.1.1 above.

          XIX.1.3 To file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Lender agrees that it shall first request that the Pledgor perform such action and, if the Pledgor shall not have performed such action within five (5) days following such request, the Lender shall be entitled to take such action pursuant hereto.

     SECTION XIX.2 Lender May Perform. If the Pledgor fails to perform any agreement contained herein after being requested in writing to so perform, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5.

     SECTION XIX.3 Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION XIX.4 Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                ARTICLE XX

                                REMEDIES

     SECTION XX.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

          XX.1.1 The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          XX.1.2     The Lender may

               (ai     transfer all or any part of the Collateral into the
          name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

               (bi     notify the parties obligated on any of the Collateral
          to make payment to the Lender of any amount due or to become due thereunder;

               (ci     enforce collection of any of the Collateral by suit
          or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

               (di     endorse any checks, drafts, or other writings in the
          Pledgor's name to allow collection of the Collateral;

               (ei     take control of any proceeds of the Collateral; and

               (fi     execute (in the name, place and stead of the Pledgor)
          endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION XX.2 Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

          XX.2.1 Execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver (in each case to the extent required by law), all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under, or otherwise permit the Collateral to be privately sold or transferred in compliance with, the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

          XX.2.2 Use its best efforts to qualify the Collateral under, or to permit the Collateral to be privately sold or transferred in compliance with, the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender.

          XX.2.3 Cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.

          XX.2.4 Do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

     SECTION XX.3 Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION XX.4 Application of Proceeds. All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Sections 10.3 and 10.4 of the Credit Agreement and Section 6.5 hereof) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments and any other commitments by the Lender to the Pledgor, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION XX.5 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Lender's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

               (ai     the exercise or enforcement of any of the rights of
          the Lender hereunder; or

               (bi     the failure by the Pledgor to perform or observe any
          of the provisions hereof.


                               ARTICLE XXI

                        MISCELLANEOUS PROVISIONS

     SECTION XXI.1 Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION XXI.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION XXI.3 Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     SECTION XXI.4 Addresses for Notices. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing and shall be hand delivered or sent by a nationally recognized overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as may be designated by such party in a notice to the other party. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by certified mail, on the fifth business day after delivery to the U.S. Post Office; (c) if sent by overnight courier, on the first business day after delivery to such courier; or (d) if sent by telecopy, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

     SECTION XXI.5 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     SECTION XXI.6 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     SECTION XXI.7 The Lender as Agent for its Affiliates. As described above, certain Affiliates of the Lender are or may become parties to certain Hedging Agreements with the Pledgor and/or Affiliates of the Pledgor. This Pledge Agreement secures the obligations of the Pledgor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties hereto acknowledge for all purposes that the Lender acts as agent on behalf of such Affiliates of the Lender which are so entitled to share in the rights and benefits accruing to the Lender under this Pledge Agreement.

     SECTION XXI.8     Governing Law, Entire Agreement, etc.  THIS
PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.9     Non-Recourse Nature of Liability.

     (a) Notwithstanding anything to the contrary contained or implied in this Pledge Agreement, the Pledgor shall not be personally liable under any theory for any amount due under the Credit Agreement, the Notes or such other Loan Documents, and the Lender shall not seek a deficiency or personal judgment against the Pledgor for payment of the Obligations evidenced by the Credit Agreement, the Notes or such other Loan Documents. No property or assets of the Pledgor, other than the Collateral pledged pursuant to this Pledge Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower or its Subsidiaries with respect to this Pledge Agreement, the Credit Agreement, the Notes or such other Loan Documents.

     (b) Notwithstanding the provisions of Section 7.9(a) to the contrary, nothing contained in this Pledge Agreement, the Credit Agreement or any other Loan Document shall be construed to (i) impair or limit the rights of the Lender arising under this Pledge Agreement, or any other Security Document or other documents to which the Pledgor is a party thereto in its individual capacity;
(ii) impair or limit any of the Obligations of the Borrower or its Subsidiaries under any Loan Document to which it is a party; (iii) impair or limit the validity of the indebtedness evidenced by this Pledge Agreement, the Credit Agreement, the Notes or the other Loan Documents or prevent the taking of any action permitted by law against the Borrower or its Subsidiaries or the assets of the Borrower or its Subsidiaries or the proceeds of such assets; or
(iv) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Borrower or its Subsidiaries.


     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.




                                   /s/ Tim J. Goff
                                   TIM J. GOFF




                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION


                                   By:   /s/ Richard A. Bernardy
                                   Name: Richard A. Bernardy
                                   Title: Vice President

                                   Address:     333 Clay Street
                                                Suite 4550
                                                Houston, TX 77002

                                   Facsimile No.:     (713) 651-4888

                                   Attention:      Richard A. Bernardy

                          ATTACHMENT 1
                               to
                         Pledge Agreement





Pledged Shares

Pledged Share Issuer                 Convertible Preferred, Series A

                 Authorized    Outstanding    Number of Shares   % of Shares
                  Shares         Shares          Pledged           Pledged
                 _____________________________________________________________
Future Petroleum   200,000       100,000         32,333.3333       32.3333%
Corporation,
a Utah corporation

                                EXHIBIT 99.15



                    Amendment to Pledge Agreement


     This AMENDMENT TO PLEDGE AGREEMENT (this "Amendment") dated as of the 15th day of December, 1998, by and between BARGO ENERGY RESOURCES, LTD., a Texas limited partnership (the "Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender"),

                         W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of December 4, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to, and issue Letters of Credit at the request of, the Borrower; and

     WHEREAS, as a condition precedent to the making of Loans under the Prior Agreement, Pledgor executed and delivered a Pledge Agreement dated as of August 14, 1998 (such agreement, as amended or modified from time to time, the "Pledge Agreement") whereunder Pledgor granted to Lender a continuing security interest in the Collateral. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Amendment, including its preamble and recitals, have the respective meanings provided in the Pledge Agreement; and

     WHEREAS, as a condition precedent to the making of Loans and issuance of Letters of Credit under the Credit Agreement, and to a Lender's or an Affiliate of a Lender's obligations under the Hedging Agreements, Pledgor is required to execute and deliver this Amendment; and

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender a continuing security interest in, all issued and outstanding shares of the respective class of the capital stock of each Pledged Share Issuer as set forth in Attachment 1a hereto.

     2. Reference to Credit Agreement. All references in the Pledge Agreement to the "Credit Agreement" shall be deemed to refer to the Amended and Restated Credit Agreement.

     3. Amendment, Pledge Agreement. The terms, conditions and provisions of the Pledge Agreement shall be and remain in full force and effect. The parties hereby ratify and confirm the Pledge Agreement.

     4. Representations and Warranties. Pledgor hereby represents and warrants as follows:

     4.1 Pledgor has full power and authority to execute, deliver and perform its obligations under this Amendment and all other Loan Documents delivered to the Lender in connection herewith, and this Amendment and all such Loan Documents are the legally valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with their respective terms;

     4.2 The representations and warranties made and given by Pledgor in the Pledge Agreement and the other Loan Documents are true and correct as of the date hereof except such representations and warranties which related solely to such earlier date and Pledgor has performed each of the covenants and agreements in the Pledge Agreement and the other Loan Documents required to be performed by Pledgor as of the date hereof; and

     4.3 To Pledgor's best knowledge, there is no Default or Event of Default by Borrower or any other Obligor under the Existing Agreement, the Amended and Restated Credit Agreement or any other Loan Document and no event exists which, with the giving of notice or the passage of time or both, would give rise to a Default or Event of Default by Borrower or any other Obligor under the Existing Agreement, the Amended and Restated Credit Agreement or any other Loan Document.

     5. Counterparts. This Amendment may be executed in any number of counterparts. Each counterpart shall be deemed an original and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

     6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     7. Titles and Headings. The titles and headings of the Sections of this Amendment are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

     8. Lender Consents. Lender hereby acknowledges and consents to the transfer of the shares of the respective class of capital stock of each Pledged Share Issuer set forth in Attachment 1a hereto to the partners of Pledgor, provided, that the transferees of such shares of capital stock pledge, hypothecate, assign, charge, mortgage, deliver, and transfer to Lender, and grant Lender a continuing security interest in, in a manner acceptable to Lender in its sole discretion, all such shares so transferred. Upon such transfer and creation of such security interest, Lender hereby agrees to release its interest in the shares of the respective class of capital stock of each Pledged Share Issuer set forth in Attachment 1a hereto.

     9. Changes and Modifications In Writing. No provision of this Amendment may be changed or modified except by an instrument in writing signed by all of the parties hereto.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.


                         BARGO ENERGY RESOURCES, LTD., a Texas limited partnership

                         By:   Bargo Operating Company, Inc., a Texas
                              corporation, General Partner


                         By:   /s/ Timothy J. Goff
                             Name:          Timothy J. Goff
                         Title:     Manager

                         Address:    700 Louisiana Street
                                     Suite 3700
                                     Houston, Texas 77002

                         Telecopy:     (713) 236-9799



                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION, a national
                         banking association


                         By:   /s/ Richard A. Bernardy
                         Name:      Richard A. Bernardy
                         Title:      Vice President



                         ATTACHMENT 1a

                              to

                    Amendment to Pledge Agreement





Pledged Shares

Pledged Share Issuer                Convertible Preferred, Series A

                  Authorized     Outstanding    Number of Shares   % of Shares
                   Shares            Shares           Pledged        Pledged
                  _____________________________________________________________
Future Petroleum   200,000         100,000          100,000            100%
Corporation,
a Utah corporation